Filed Pursuant to Rule 424(b)(2)

Registration No.: 333-256733

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 3, 2021)

$1,000,000,000

Common Stock

We have entered into separate equity distribution agreements with each of Truist Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC and Regions Securities LLC (each, a “sales agent”), and our investment adviser, Ares Capital Management LLC (“Ares Capital Management”), and our administrator, Ares Operations LLC (“Ares Operations”) (collectively, the “equity distribution agreements”), relating to the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreements, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,000,000,000 from time to time through the sales agents.

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. To a lesser extent, we also make common equity investments.

We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management Corporation, a publicly traded, leading global alternative investment manager. Ares Operations, a subsidiary of Ares Management Corporation, provides certain administrative and other services necessary for us to operate.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “ARCC.” On February 6, 2024, the official close price of our common stock on The Nasdaq Global Select Market was $19.94 per share. The net asset value per share of our common stock at December 31, 2023 (the last date prior to the date of this prospectus supplement on which we determined net asset value) was $19.24.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on or through The Nasdaq Global Select Market, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as we and the sales agents may agree. None of the sales agents are required to sell any specific number or dollar amount of shares of our common stock but will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the sales agents and us.

Each of the sales agents will be entitled to compensation of up to 1.50% of the gross sales price for any shares of common stock sold through it as a sales agent under the equity distribution agreements, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the matters discussed under “Risk Factors” beginning on page 14 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus concisely provide important information about us that you should know before investing in our common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering (such free writing prospectus and this prospectus supplement collectively referred to hereinafter as the “prospectus supplement”). Please read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference, before you invest and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information. The information on the websites referred to herein is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities	Jefferies LLC	Mizuho	RBC Capital Markets	Regions Securities LLC

The date of this prospectus supplement is February 7, 2024.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information to which we have referred you. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement or the accompanying prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Prospectus Supplement

S-i

Prospectus

S-ii

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein, involve a number of risks and uncertainties, including statements concerning:

●	our, or our portfolio companies’, future business, operations, operating results or prospects;
●	the return or impact of current and future investments;
●	the impact of global health crises on our or our portfolio companies’ business and the U.S. and global economy;
●	the impact of a protracted decline in the liquidity of credit markets on our business;
●	changes in the general economy, slowing economy, rising inflation and risk of recession;
●	the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors;
●	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
●	our ability to recover unrealized losses;
●	our ability to successfully invest any capital raised in this offering;
●	market conditions and our ability to access different debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;
●	our contractual arrangements and relationships with third parties;
●	the state of the general economy;
●	the impact of supply chain constraints on our portfolio companies and the global economy;
●	uncertainty surrounding global financial stability;
●	the Israel-Hamas war;
●	the Russia-Ukraine war and the potential for volatility in energy prices and other commodities and their impact on the industries in which we invest;
●	the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;
●	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
●	our ability to raise capital in the private and public debt and equity markets;
●	our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chain and operations;
●	our ability to successfully complete and integrate any acquisitions;

●	the outcome and impact of any litigation or regulatory proceeding;
●	the adequacy of our cash resources and working capital;
●	the timing, form and amount of any dividend distributions;
●	the timing of cash flows, if any, from the operations of our portfolio companies; and
●	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “project,” “estimates,” “will,” “should,” “could,” “would,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in the accompanying prospectus and the other information included in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein.

We have based the forward-looking statements on information available to us as of the filing date of this prospectus supplement or the accompanying prospectus, as applicable, including any documents incorporated by reference, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

THE COMPANY

This summary highlights some of the information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” in the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the Company” and “Ares Capital” refer to Ares Capital Corporation and its consolidated subsidiaries; “Ares Capital Management” and “our investment adviser” refer to Ares Capital Management LLC; “Ares Operations” and “our administrator” refer to Ares Operations LLC; and “Ares” and “Ares Management” refer to Ares Management Corporation and its affiliated companies (other than portfolio companies of its affiliated funds).

Overview

Ares Capital, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company, or a “BDC,” under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, the “Investment Company Act.” We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering on October 8, 2004. As of December 31, 2023, we were the largest publicly traded BDC by market capitalization and had approximately $23.8 billion of total assets.

We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management (NYSE:ARES), a publicly traded, leading global alternative investment manager, pursuant to our investment advisory and management agreement. Our administrator, Ares Operations, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.

Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger or smaller companies. We generally use the term “middle-market” to refer to companies with annual EBITDA between $10 million and $250 million. As used herein, EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.

We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. First and second lien senior secured loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. Subordinated debt and preferred equity are subordinated to senior loans and are generally unsecured. Our investments in corporate borrowers generally range between $30 million and $500 million each. However, the investment sizes may be more or less than these ranges and may vary based on, among other things, our capital availability, the composition of our portfolio and general micro- and macro-economic factors.

To a lesser extent, we also make common equity investments, which have generally been non-control equity investments of less than $20 million (usually in conjunction with a concurrent debt investment). However, we may increase the size or change the nature of these investments.

The proportion of these types of investments will change over time given our views on, among other things, the economic and credit environment in which we are operating. In pursuit of our investment objective, we generally seek to self- originate investments and lead the investment process.

The instruments in which we invest typically are not rated by any rating agency, but we believe that if such instruments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB-” by Fitch Ratings or lower than “BBB-” by Standard & Poor’s Ratings Services), which under the guidelines established by these entities is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by any nationally recognized statistical rating organization.

We believe that our investment adviser, Ares Capital Management, is able to leverage the current investment platform, resources and existing relationships of Ares Management with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investment opportunities. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for over 25 years and its partners have an average of approximately 25 years of investment experience in managing, advising, underwriting and restructuring companies. We have access to Ares’ investment professionals and administrative professionals, who provide assistance in accounting, finance, legal, compliance, operations, information technology, human resources and investor relations. As of December 31, 2023, Ares had over 950 investment professionals and over 1,850 administrative professionals.

While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans, subordinated debt and preferred equity and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See “Regulation” in the accompanying prospectus. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

Ivy Hill Asset Management, L.P.

As of December 31, 2023, our portfolio company, Ivy Hill Asset Management, L.P. (“IHAM”), an asset manager and an SEC-registered investment adviser, managed 20 vehicles (such vehicles are collectively referred to as, the “IHAM Vehicles”). As of December 31, 2023, IHAM had assets under management of approximately $13.5 billion. As of December 31, 2023, the amortized cost and fair value of our investment in IHAM was $1.8 billion and $2.0 billion, respectively. In connection with IHAM’s registration as a registered investment adviser, on March 30, 2012, we received exemptive relief from the SEC allowing us to, subject to certain conditions, own directly or indirectly up to 100% of IHAM’s outstanding equity interests and make additional investments in IHAM. From time to time, IHAM or certain IHAM Vehicles may purchase investments from us or sell investments to us, in each case for a price equal to the fair market value of such investments determined at the time of such transactions.

For more information on IHAM, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Ivy Hill Asset Management, L.P.” and Note 4 to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 7, 2024 and incorporated by reference herein (the “2023 Annual Report”).

Senior Direct Lending Program

We have established a joint venture with Varagon Capital Partners (“Varagon”) to make certain first lien senior secured loans, including certain stretch senior and unitranche loans, primarily to U.S. middle-market companies. The joint venture is called the Senior Direct Lending Program, LLC (d/b/a the “Senior Direct Lending Program” or the “SDLP”). In July 2016, we and Varagon and its clients completed the initial funding of the SDLP. The SDLP may generally commit and hold individual loans of up to $450 million. We may directly co-invest with the SDLP to accommodate larger transactions. The SDLP is capitalized as transactions are completed and all portfolio decisions and generally all other decisions in respect of the SDLP must be approved by an investment committee of the SDLP consisting of representatives of ours and Varagon (with approval from a representative of each required).

We provide capital to the SDLP in the form of subordinated certificates (the “SDLP Certificates”), and Varagon and its clients provide capital to the SDLP in the form of senior notes, intermediate funding notes and the SDLP Certificates. As of December 31, 2023, we and a client of Varagon owned 87.5% and 12.5%, respectively, of the outstanding SDLP Certificates.

As of December 31, 2023, we and Varagon and its clients had agreed to make capital available to the SDLP of $6.2 billion in the aggregate, of which approximately $5.4 billion has been funded. As of December 31, 2023, we agreed to make available to the SDLP (subject to the approval of the SDLP as described above) $1.4 billion, of which $1.3 billion was funded. As of December 31, 2023, the SDLP had commitments to fund delayed draw loans to certain of its portfolio companies of $260 million, which had been approved by the investment committee of the SDLP as described above, of which $60 million was committed by us. For more information on the SDLP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Portfolio and Investment Activity — Senior Direct Lending Program” and Note 4 to our consolidated financial statements included in our 2023 Annual Report.

Ares Capital Management LLC

Ares Capital Management, our investment adviser, is served by origination, investment and portfolio management and valuation teams of approximately 185 U.S.-based investment professionals as of December 31, 2023 and led by certain partners of the Ares Credit Group: Kipp deVeer, Mitchell Goldstein and Michael Smith. Ares Capital Management leverages off of Ares’ investment platform and benefits from the significant capital markets, trading and research expertise of Ares’ investment professionals. Ares Capital Management’s investment committee has eight members primarily comprised of certain of the U.S.-based partners of the Ares Credit Group.

Our Corporate Information

Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, telephone number (310) 201-4200, and our principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167, telephone number (212) 750-7300.

THE OFFERING

Issuer	Ares Capital Corporation

Common stock offered by us	Common stock having an aggregate maximum offering price of up to $1,000,000,000.

Shares of common stock outstanding prior to this offering	582,311,109 shares outstanding as of February 6, 2024.

Manner of offering

“At the market” offering that may be made from time to time through Truist Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC and Regions Securities LLC, as sales agents, using commercially reasonable efforts. See “Plan of Distribution” in this prospectus supplement.

Use of proceeds

We expect to use the net proceeds of this offering to repay certain outstanding indebtedness, if any, under our debt facilities and/or for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves risks. See “Risk Factors” in our 2023 Annual Report, incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Select Market symbol for our common stock	Our common stock is listed on The Nasdaq Global Select Market under the symbol “ARCC.”

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement or the accompanying prospectus contains a reference to our fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, stockholders will indirectly bear such fees or expenses as investors in Ares Capital.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	1.50	%(1)
Offering expenses	0.09	%(2)
Dividend reinvestment plan expenses	Up to $15 Transaction Fee	(3)
Total stockholder transaction expenses paid	1.59%
Annual expenses (as a percentage of consolidated net assets attributable to common stock)(4):
Base management fees	3.18	%(5)
Income based fees and capital gains incentive fees	3.66	%(6)
Interest payments on borrowed funds	5.60	%(7)
Other expenses	0.60	%(8)
Acquired fund fees and expenses	2.98	%(9)
Total annual expenses	16.02	%(10)
(1)	Represents the maximum agent commission with respect to the shares of our common stock sold by us in this offering.
(2)

The percentage reflects estimated offering expenses of approximately $0.9 million for the estimated duration of this offering and assumes we sell all $1.0 billion of common stock available under the equity distribution agreements pursuant to this prospectus supplement and the accompanying prospectus. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

(3)

The expenses of the dividend reinvestment plan are included in “Other expenses.” The plan administrator’s fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds. See “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Issuer Purchases of Equity Securities—Dividend Reinvestment Plan” in our 2023 Annual Report and “Dividend Reinvestment Plan” in the accompanying prospectus for more information.

(4)	The “consolidated net assets attributable to common stock” used to calculate the percentages in this table is our average net assets of $10.4 billion for the year ended December 31, 2023.
(5)

Our base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters; provided, however, the base management fee is calculated at an annual rate of 1.0% on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) that exceeds the product of (A) 200% and (B) our net asset value at the end of the most recently completed calendar quarter. The 3.18% reflected on the table is higher than 1.5% because it is calculated on our average net assets (rather than our average total assets) for the year ended December 31, 2023. See “Item 1. Business — Investment Advisory and Management Agreement” in our 2023 Annual Report.

(6)

This item represents our investment adviser’s income based fees and capital gains incentive fees based on actual income based fees for the year ended December 31, 2023, and adding the capital gains incentive fee expense accrued in accordance with U.S. generally accepted accounting principles (“GAAP”) for the year ended December 31, 2023, even though there was no capital gains incentive fee actually payable under the investment advisory and management agreement as of December 31, 2023. GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Company Act or the investment advisory and management agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee actually payable under the investment advisory and management agreement plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires us to record a capital gains incentive fee equal to 20% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or that the amount accrued for will ultimately be paid.

For purposes of this table, we have assumed that these fees will be payable (in the case of the capital gains incentive fee) and that they will remain constant, although they are based on our performance and will not be paid unless we achieve certain goals. We expect to invest or otherwise utilize all of the net proceeds from this offering within three months of the date of completion of this offering and may have capital gains and interest income that could result in the payment of these fees to our investment adviser in the first year after completion of this offering. Since our initial public offering through December 31, 2023, the average quarterly fees accrued related to income based fees and capital gains incentive fees (including capital gains incentive fees accrued under GAAP even though they may not be payable) have been approximately 0.66% of our weighted average net assets for such period (2.65% on an annualized basis). For more detailed information on the calculation of our income based fees and capital gains incentive fees, please see below. For more detailed information about income based fees and capital gains incentive fees previously incurred by us, please see Note 3 to our consolidated financial statements in our 2023 Annual Report.

Income based fees are payable quarterly in arrears in an amount equal to 20% of our pre-incentive fee net investment income (including interest that is accrued but not yet received in cash), subject to a 1.75% quarterly (7.0% annualized) hurdle rate and a “catch-up” provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no income based fees until our net investment income equals the hurdle rate of 1.75% but then receives, as a “catch-up,” 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.1875% in any calendar quarter, our investment adviser will receive 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply.

Capital gains incentive fees are payable annually in arrears in an amount equal to 20% of our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of capital gains incentive fees paid in all prior years.

We will defer cash payment of any income based fees and capital gains incentive fees otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period) is less than 7.0% of our net assets (defined as total assets less indebtedness) at the beginning of such period. Any deferred income based fees and capital gains incentive fees are carried over for payment in subsequent calculation periods to the extent such payment is payable under the investment advisory and management agreement.

These calculations will be adjusted for any share issuances or repurchases.

See “Item 1. Business — Investment Advisory and Management Agreement” in our 2023 Annual Report.

(7)

“Interest payments on borrowed funds” represents our interest expenses estimated based on our actual interest and credit facility expenses incurred for the year ended December 31, 2023, which includes the impact of interest rate swaps. During the year ended December 31, 2023, our average outstanding borrowings were approximately $11.5 billion and cash paid for interest expense was $524 million. We had outstanding borrowings of approximately $11.9 billion (with a carrying value of approximately $11.9 billion) as of December 31, 2023. This item is based on the assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. The amount of leverage that we may employ at any particular time will depend on, among other things, our investment adviser’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. See “Risk Factors — Risks Relating to Our Business — We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us” in our 2023 Annual Report. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our 2023 Annual Report.

(8)

Includes our overhead expenses, including payments under our administration agreement based on our allocable portion of overhead and other expenses incurred by Ares Operations in performing its obligations under the administration agreement, and income taxes. Such expenses are estimated based on actual “Other expenses” for the year ended December 31, 2023. The holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) indirectly bear the cost associated with our annual expenses. See “Item 1. Business — Administration Agreement” in our 2023 Annual Report.

(9)

Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under section 3(a) of the Investment Company Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the Investment Company Act (“Acquired Funds”) in which we invest. Such underlying funds or other investment vehicles are referred to in this prospectus supplement and the accompanying prospectus as “Acquired Funds.” This amount is estimated based on the estimated annual fees and operating expenses of Acquired Funds in which we invested as of December 31, 2023. Certain of these Acquired Funds are subject to management fees, which generally range from 1% to 2.5% of total net assets, or incentive fees, which generally range between 15% and 25% of net profits. When applicable, fees and operating expenses estimates are based on historic fees and operating expenses for the Acquired Funds. For those Acquired Funds with little or no operating history, fees and operating expenses are estimates based on expected fees and operating expenses stated in the Acquired Funds’ offering memorandum, private placement memorandum or other similar communication without giving effect to any performance. Future fees and operating expenses for these Acquired Funds may be substantially higher or lower because certain fees and operating expenses are based on the performance of the Acquired Funds, which may fluctuate over time. Also included with the amount is an estimate of the annual fees and operating expenses of the SDLP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Portfolio and Investment Activity — Senior Direct Lending Program” and Note 4 to our consolidated financial statements in our 2023 Annual Report, for more information on the SDLP. The annual fees and operating expenses of the SDLP were estimated based on the funded portfolio of the SDLP as of December 31, 2023 and include interest payments on the senior notes and intermediate funding notes provided by Varagon and its clients, which represent 92% of such expenses.

(10)

Total annual expenses as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period), rather than the total assets, including assets that have been funded with borrowed monies.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that we would have no additional leverage, that none of our assets are cash or cash equivalents and that our annual operating expenses would remain at the levels set forth in the table above and that an investor would pay the transaction expenses set forth above, including a sales load of 1.50% (agents’ discounts and commissions with respect to the shares sold in this offering). Income based fees and the capital gains incentive fees under the investment advisory and management agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown below, are not included in the example, except as specifically set forth below.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the capital gains incentive fee)(1)	$(127)	$(352)	$(543)	$(908)
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the capital gains incentive fee)(2)	$(137)	$(378)	$(582)	$(964)
(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)

Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the investment advisory and management agreement and therefore subject to the capital gains incentive fee.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we were to achieve sufficient returns on our investments, including through the realization of capital gains, to trigger income based fees or capital gains incentive fees of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Issuer Purchases of Equity Securities—Dividend Reinvestment Plan” in our 2023 Annual Report and “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

This example and the expenses in the table above should not be considered a representation of our future expenses as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.

USE OF PROCEEDS

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on or through The Nasdaq Global Select Market, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as we and the sales agents may agree. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of our common stock and the net asset value per share of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompany prospectus, less the sales agents’ commission, discount or other compensation for such sales payable under the equity distribution agreements, will not be less than the net asset value per share of our common stock at the time of such sale, unless we have received requisite approval from our stockholders and the board of directors or a committee thereof. Assuming the sale of shares of common stock having an aggregate offering price of $1,000,000,000, pursuant to this prospectus supplement and the accompanying prospectus, we estimate that the net proceeds would be approximately $984.1 million after deducting the sales agents’ estimated commissions of approximately $15 million payable by us and estimated offering expenses of approximately $0.9 million payable by us.

We expect to use the net proceeds of this offering to repay outstanding indebtedness, if any, under our $4.758 billion revolving credit facility (the “Revolving Credit Facility”) ($1.1 billion aggregate principal amount outstanding as of February 1, 2024), the $1.775 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC (the “Revolving Funding Facility”) ($463 million aggregate principal amount outstanding as of February 1, 2024), the $800 million revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC (the “SMBC Funding Facility”) ($301 million principal amount outstanding as of February 1, 2024) and/or the $865 million revolving credit facility of our consolidated subsidiary, ARCC FB Funding LLC (the “BNP Funding Facility”) ($575 million principal amount outstanding as of February 1, 2024).

The interest charged on the indebtedness incurred under the Revolving Credit Facility is based on SOFR plus a credit spread adjustment of 0.10% (one-, three- or six-month) (or an alternate rate of interest for certain loans, commitments and/or other extensions of credit denominated in Sterling, Canadian Dollars, Euros and certain other foreign currencies plus a spread adjustment, if applicable) and an applicable spread of either 1.75% or 1.875% or an “alternate base rate” (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of either 0.75% or 0.875%, in each case, determined monthly based on the total amount of the borrowing base relative to the sum of (i) the greater of (a) the aggregate amount of revolving exposure and term loans outstanding under the Revolving Credit Facility and (b) 85% of the total commitments of the Revolving Credit Facility (or, if higher, the total revolving exposure) plus (ii) other debt, if any, secured by the same collateral as the Revolving Credit Facility. As of February 1, 2024, the one-, three- and six-month SOFR was 5.32%, 5.27% and 5.08%, respectively. The stated maturity date for $2.9 billion of revolving commitments and $908 million of term loan commitments under the Revolving Credit Facility is April 19, 2028, the stated maturity date for $494 million of revolving commitments and $116 million of term loan commitments under the Revolving Credit Facility is March 31, 2027, the stated maturity date for $107 million of revolving commitments and $28 million of term loan commitments under the Revolving Credit Facility is March 31, 2026 and the stated maturity date for $150 million of revolving commitments and $50 million of term loan commitments under the Revolving Credit Facility is March 30, 2025. The interest rate charged on the indebtedness incurred under the Revolving Funding Facility is based on SOFR plus a credit spread adjustment of 0.10% or a “base rate” (as defined in the agreements governing the Revolving Funding Facility) plus an applicable spread of 1.90% per annum. The stated maturity date of the Revolving Funding Facility is December 29, 2026 (subject to extension exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the SMBC Funding Facility is based on an applicable spread of either (i) 1.75% or 2.00% over one month SOFR plus a credit spread adjustment of 0.10%, or (ii) 0.75% or 1.00% over a “base rate” (as defined in the agreements governing the SMBC Funding Facility), in each case, determined monthly based on the amount of the average borrowings outstanding under the SMBC Funding Facility. The stated maturity date of the SMBC Funding Facility is May 28, 2026 (subject to two one-year extension options exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the BNP Funding Facility was based on an applicable SOFR or a “base rate” (as defined in the agreements governing the BNP Funding Facility) plus a margin of (i) 2.65% during the reinvestment period and (ii) 3.15% following the reinvestment period. The stated maturity date of the BNP Funding Facility is April 20, 2028 (subject to a one-year extension option exercisable upon mutual consent).

Affiliates of the sales agents are lenders under the Revolving Credit Facility and/or the SMBC Funding Facility. Accordingly, affiliates of certain of the sales agents may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility and/or the SMBC Funding Facility. We intend to use any net proceeds from this offering that are not applied as described above for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective.

Investing in portfolio companies could include investments in our investment backlog and pipeline that, as of February 1, 2024, were approximately $770 million and $340 million, respectively. Please note that the consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, we may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. We cannot assure you that we will make any of these investments or that we will sell all or any portion of these investments.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

The information required by this item is contained in our 2023 Annual Report and incorporated by reference herein.

CAPITALIZATION

The following table sets forth our actual capitalization at December 31, 2023. You should read this table together with “Use of Proceeds” described in this prospectus supplement and our most recent balance sheet included in our 2023 Annual Report and incorporated by reference herein.

As of December 31, 2023
(dollar amounts in millions
except share amounts)
Cash and cash equivalents (including restricted cash)	$564
Debt(1)(2)
Revolving Credit Facility	$1,413
Revolving Funding Facility	863
SMBC Funding Facility	401
BNP Funding Facility	575
2024 Convertible Notes	403
2024 Notes	900
March 2025 Notes	600
July 2025 Notes	1,250
January 2026 Notes	1,150
July 2026 Notes	1,000
January 2027 Notes	900
June 2027 Notes	500
2028 Notes	1,250
2031 Notes	700
Total Debt	11,905
Stockholders’ Equity
Common stock, par value $0.001 per share, 1,000,000,000 common shares authorized, and 582,311,109 common shares issued and outstanding	1
Capital in excess of par value	10,738
Accumulated overdistributed earnings	462
Total stockholders’ equity	11,201
Total capitalization	$23,106
(1)

The above table reflects the principal amount of indebtedness outstanding as of December 31, 2023. As of February 1, 2024, indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and the BNP Funding Facility were $1.1 billion, $463 million, $301 million and $575 million, respectively. The net proceeds from this offering are expected to be used to pay down outstanding indebtedness, if any, under the Revolving Credit Facility, the Revolving Funding Facility, SMBC Funding Facility, BNP Funding Facility and/or for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See “Use of Proceeds.”

(2)

In January 2024, we issued $1.0 billion in aggregate principal amount of unsecured notes that mature on March 1, 2029 and bear interest at a rate of 5.875% per annum. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments” in our 2023 Annual Report.

PLAN OF DISTRIBUTION

We have entered into separate equity distribution agreements with each of Truist Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC and Regions Securities LLC, under which each will act as our sales agent (each, a “sales agent” and, collectively, the “sales agents”) in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Upon written instructions from us, a sales agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell, as our sales agent, shares of our common stock under the terms and subject to the conditions set forth in the respective equity distribution agreement. We will instruct each sales agent as to the amount of our common stock to be sold by it. We may instruct a sales agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the sales agent’s commission, discount or other compensation for such sales payable under the equity distribution agreements, will not be less than the net asset value per share of our common stock at the time of such sale, unless we have received requisite approval from our board of directors or a committee thereof, in accordance with the equity distribution agreements. We or the sales agent may suspend the offering of shares of our common stock upon proper notice and subject to other conditions. We cannot predict the number of such shares that we may sell hereby or if any such shares will be sold.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The Nasdaq Global Select Market or a similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.

The sales agent will provide written confirmation of a sale to us following the close of trading on The Nasdaq Global Select Market each trading day on which shares of our common stock are sold under the applicable equity distribution agreement. Each confirmation will include the number of shares of our common stock sold, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.

Under the terms of the equity distribution agreements, each of the sales agents will be entitled to compensation equal to up to 1.5% of the gross sales price of the shares of our common stock sold through it as sales agents. We have agreed to pay or reimburse certain of the expenses of the sales agents. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of each equity distribution agreement, will be approximately $0.9 million.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreements, we also may sell shares of our common stock to the sales agents as principal for their own accounts at a price agreed upon at the time of sale. The sales agents may offer the common stock sold to them as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the applicable sales agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement to the extent required by law.

We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly, the number of shares of our common stock sold through the sales agents under the equity distribution agreements and the net proceeds to us.

In connection with the sale of shares of our common stock on our behalf, the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents with respect to certain civil liabilities, including liabilities under the Securities Act.

If we have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange we will promptly notify the sales agents and sales of shares of our common stock pursuant to the equity distribution agreements will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of shares of our common stock pursuant to the equity distribution agreements will terminate upon the earlier of (i) the sale of all of the shares of our common stock subject to the equity distribution agreements or (ii) the termination of the equity distribution agreements as permitted therein.

Conflicts of Interest

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agents and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to Ares and its affiliates and managed funds and Ares Capital or our portfolio companies for which they have received or will be entitled to receive separate fees. In particular, the sales agents or their affiliates may execute transactions with Ares Capital or on behalf of Ares Capital, Ares or any of our or their portfolio companies, affiliates and/or managed funds. In addition, the sales agents or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to Ares, Ares Capital or Ares Capital Management and their affiliates and managed funds.

Affiliates of certain of the sales agents may be limited partners of private investment funds affiliated with our investment adviser, Ares Capital Management.

The sales agents or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to Ares, Ares Capital, Ares Capital Management or any of our portfolio companies.

We may purchase securities of third parties from the sales agents or their affiliates. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if — among other things — we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

After the date of this prospectus supplement, the sales agents and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the sales agents and their affiliates in the ordinary course of their business and not in connection with this offering. In addition, the sales agents or their affiliates may develop analyses or opinions related to Ares, Ares Capital or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding Ares Capital to our stockholders or any other persons.

In the ordinary course of their business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of the sales agents serve as agents and/or lenders under our credit facilities or other debt instruments (including the Revolving Credit Facility) and may also be lenders to private investment funds managed by IHAM. Truist Bank, an affiliate of Truist Securities, Inc., is a syndication agent with respect to our Revolving Credit Facility. Truist Securities, Inc. is a joint bookrunner and joint lead arranger for our Revolving Credit Facility. Mizuho Bank, Ltd., an affiliate of Mizuho Securities USA LLC, is a lender with respect to our Revolving Credit Facility. RBC Capital Markets, LLC and certain of its affiliates are lenders with respect to our Revolving Credit Facility. Certain of the sales agents and their affiliates were underwriters in connection with certain of our common stock offerings, debt offerings and convertible notes offerings, for which they received customary fees.

Proceeds of the sale of shares of our common stock pursuant to this offering may be used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and/or the BNP Funding Facility. Affiliates of the sales agents are lenders under the Revolving Credit Facility and/or the SMBC Funding Facility. Accordingly, affiliates of certain of the sales agents may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility and/or the SMBC Funding Facility.

The principal business address of Truist Securities, Inc. is 3333 Peachtree Road NE, Atlanta, Georgia 30326. The principal business address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022. The principal business address of Mizuho Securities USA LLC is 1271 Avenue of the Americas, New York, New York 10020. The principal business address of RBC Capital Markets, LLC is 200 Vesey Street, 8th Floor, New York, New York 10281. The principal business address of Regions Securities LLC is 615 S. College Street, Suite 600, Charlotte, North Carolina 28202.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, we and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares to investors resident or located in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of the shares must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the shares will be deemed to have represented to us, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

The prospectus does not address the Canadian tax considerations applicable to the acquisition, holding or disposition of the shares. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California and New York, New York, Eversheds Sutherland (US) LLP, Washington, D.C. and Venable LLP, Baltimore, Maryland. Kirkland & Ellis LLP has from time to time represented certain sales agents, Ares and Ares Capital Management on unrelated matters. Certain legal matters in connection with the offering will be passed upon for the sales agents by Freshfields Bruckhaus Deringer US LLP, New York, New York.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference herein.

We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our 2023 Annual Report;
●	those portions of our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on March 17, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;
●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 23, 2024, February 6, 2024 and February 7, 2024.

See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Subscription Rights

Warrants

Units

Ares Capital Corporation is a specialty finance company that is a closed end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. To a lesser extent, we also make common equity investments. We are externally managed by our investment adviser, Ares Capital Management LLC, a subsidiary of Ares Management Corporation, a publicly traded, leading global alternative investment manager. Ares Operations LLC, a subsidiary of Ares Management Corporation, provides certain administrative and other services necessary for us to operate.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “ARCC.” On May 28, 2021 the last reported sales price of our common stock on The NASDAQ Global Select Market was $19.47, per share. The net asset value per share of our common stock at March 31, 2021 (the last date prior to the date of this prospectus on which we determined net asset value) was $17.45.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of this prospectus, including the risk of leverage.

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the “securities.” The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock less any underwriting commissions or discounts will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such circumstances as the U.S. Securities and Exchange Commission (the “SEC”) may permit. This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information. The information on the websites referred to herein is not incorporated by reference into this prospectus or the accompanying prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 3, 2021.

You should rely only on the information contained in this prospectus, the accompanying prospectus supplement, any related free writing prospectus, the documents incorporated by reference in this prospectus and the applicable prospectus supplement, or any other information to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus, the accompanying prospectus supplement or any such free writing prospectus is, or will be, accurate only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since any such date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we have filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as the “prospectus supplement”) may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering. Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described under the headings “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before you make an investment decision.

ii

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the Company” and “Ares Capital” refer to Ares Capital Corporation and its consolidated subsidiaries; “Ares Capital Management” and “our investment adviser” refer to Ares Capital Management LLC; “Ares Operations” and “our administrator” refer to Ares Operations LLC; and “Ares” and “Ares Management” refer to Ares Management Corporation (NYSE: ARES) and its affiliated companies (other than portfolio companies of its affiliated funds).

THE COMPANY

Overview

Ares Capital, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company, or a “BDC,” under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or the “Investment Company Act.” We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering (“IPO”) on October 8, 2004. As of March 31, 2021, we were the largest BDC in the United States with approximately $16.0 billion of total assets.

We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management, a publicly traded, leading global alternative investment manager, pursuant to our investment advisory and management agreement. Our administrator, Ares Operations, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.

Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger or smaller companies. We generally use the term “middle-market” to refer to companies with annual EBITDA between $10 million and $250 million. As used herein, EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.

We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. First and second lien senior secured loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. Subordinated debt and preferred equity are subordinated to senior loans and are generally unsecured. Our investments in corporate borrowers generally range between $30 million and $500 million each and investments in project finance/power generation projects generally range between $10 million and $200 million. However, the investment sizes may be more or less than these ranges and may vary based on, among other things, our capital availability, the composition of our portfolio and general micro- and macro-economic factors.

To a lesser extent, we also make common equity investments, which have generally been non-control equity investments of less than $20 million (usually in conjunction with a concurrent debt investment). However, we may increase the size or change the nature of these investments.

The proportion of these types of investments will change over time given our views on, among other things, the economic and credit environment in which we are operating. In pursuit of our investment objective we generally seek to self-originate investments and lead the investment process, which may result in us making commitments with respect to indebtedness or securities of a potential portfolio company in excess of our final investment. In such situations, while we may initially agree to fund up to a certain dollar amount of an investment, we may subsequently syndicate or sell a portion of such amount (including, without limitation, to vehicles managed by our portfolio company, Ivy Hill Asset Management, L.P. (“IHAM”)), such that we are left with a smaller investment than what was reflected in our original commitment. In addition to originating investments, we may also acquire investments in the secondary market (including purchases of a portfolio of investments). The first and second lien senior secured loans in which we invest generally have stated terms of three to 10 years and the mezzanine debt investments in which we invest generally have stated terms of up to 10 years, but the expected average life of such first and second lien loans and mezzanine debt is generally between three and seven years. However, we may invest in loans and securities with any maturity or duration. The instruments in which we invest typically are not rated by any rating agency, but we believe that if such instruments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB−” by Fitch Ratings or lower than “BBB−” by Standard & Poor’s Ratings Services), which, under the guidelines established by these entities, is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by any nationally recognized statistical rating organization.

We believe that our investment adviser, Ares Capital Management, is able to leverage the current investment platform, resources and existing relationships of Ares Management with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investment opportunities. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for over 20 years and its partners have experience in leveraged finance, private equity, distressed debt, commercial real estate finance, investment banking and capital markets. We have access to Ares’ investment professionals and administrative professionals, who provide assistance in accounting, finance, legal, compliance, operations, information technology and investor relations.

While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See “Regulation” below. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

See “Business” in our most recent Annual Report on Form 10-K for additional information about us.

Risk Factors

Investing in Ares Capital involves risks. The following is a summary of the principal risks that you should carefully consider before investing in our securities. In addition, see “Risk Factors” beginning on page 14 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein for a more detailed discussion of the principal risks as well as certain other risks you should carefully consider before deciding to invest in our securities.

●	The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.
●	The novel coronavirus (“COVID-19”) pandemic has caused severe disruptions in the global economy, which has had, and may continue to have, a negative impact on our portfolio companies and our business and operations.
●	Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.
●	A failure on our part to maintain our status as a BDC may significantly reduce our operating flexibility and a failure to maintain our status as a regulated investment company (“RIC”) may subject us to additional corporate-level income taxes and reduce earnings available from which to pay dividends.
●	We are dependent upon certain key personnel of Ares for our future success and upon their access to other Ares investment professionals.
●	We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us.
●	We operate in a highly competitive market for investment opportunities.
●	There are significant potential conflicts of interest that could impact our investment returns.

●	We are exposed to risks associated with changes in interest rates.
●	Most of our portfolio investments are not publicly traded and, as a result, the fair value of these investments may not be readily determinable. Additionally, to the extent that we need liquidity and need to sell assets, the lack of liquidity in our investments may adversely affect our business.
●	Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.
●	Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our net asset value.
●	Economic recessions or downturns, including as a result of the COVID-19 pandemic, could impair our portfolio companies and harm our operating results.
●	Our investments, which are primarily in middle-market companies, may be risky and we could lose all or part of our investment.
●	Our portfolio companies may be highly leveraged.
●	Our shares of common stock may trade at a price above or below net asset value. If our common stock trades at a discount to net asset value, our ability to raise capital may be limited.
●	Our ability to grow depends on our ability to raise capital.
●	Our asset coverage requirement is 150%, which may increase the risk of investing with us.

Our Corporate Information

Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, telephone number (310) 201-4200, and our principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167, telephone number (212) 750-7300.

OFFERINGS

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes” in our most recent Annual Report on Form 10-K as well as “Risk Factors” included in this prospectus.

We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” below. We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities. Set forth below is additional information regarding offerings of our securities:

Use of proceeds

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include, among other things, (a) investing in portfolio companies in accordance with our investment objective and (b) repaying indebtedness. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds” below.

Distributions

We currently intend to pay dividends or make other distributions to our stockholders on a quarterly basis out of assets legally available for distribution. We may also pay additional dividends or make additional distributions to our stockholders from time to time. Our quarterly and additional dividends or distributions, if any, will be determined by our board of directors. For more information, see “Price Range of Common Stock and Distributions” below.

Taxation

We have elected to be treated as a RIC for U.S. federal income tax purposes. As a RIC, we generally will not pay U.S. federal corporate-level income taxes on any income and gain that we distribute to our stockholders as dividends on a timely basis. Among other things, in order to maintain our RIC status, we must meet specified source of income and asset diversification requirements and distribute annually generally an amount equal to at least 90% of our investment company taxable income, out of assets legally available for distribution. See “Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC” and “We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income” in our most recent Annual Report on Form 10-K and “Price Range of Common Stock and Distributions” below.

Dividend reinvestment plan

We have a dividend reinvestment plan for our stockholders. This is an “opt out” dividend reinvestment plan. As a result, if we declare a cash dividend, then stockholders’ dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash. Stockholders whose cash dividends are reinvested in additional shares of our common stock will be subject to the same

U.S. federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See “Dividend Reinvestment Plan” below.
The NASDAQ Global Select Market symbol	“ARCC”
Anti-takeover provisions

Our board of directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures adopted by us. See “Description of Our Capital Stock” below.

Leverage

We borrow funds to make additional investments. We use this practice, which is known as “leverage,” to attempt to increase returns to our stockholders, but it involves significant risks. See “Risk Factors,” “Senior Securities” and “Regulation—Indebtedness and Senior Securities” below. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q. The amount of leverage that we employ at any particular time will depend on our investment adviser’s and our board of directors’ assessments of market and other factors at the time of any proposed borrowing.

Management arrangements

Ares Capital Management serves as our investment adviser. Ares Operations serves as our administrator. For a description of Ares Capital Management, Ares Operations, Ares and our contractual arrangements with these companies, see “Business” in our most recent Annual Report on Form 10-K under the captions “Investment Advisory and Management Agreement,” and “Administration Agreement.”

Available information

We are required to file periodic reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this prospectus. Such information is also available from the EDGAR database on the SEC’s website at www.sec.gov.

Incorporation of certain information by reference

This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this table contains a reference to our fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, stockholders will indirectly bear such fees or expenses as investors in Ares Capital.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	(1)
Offering expenses	—	(2)
Dividend reinvestment plan expenses	Up to $15
	Transaction Fee	(3)
Total stockholder transaction expenses paid	—	(4)
Annual expenses (as a percentage of consolidated net assets attributable to common stock)(5):
Base management fees	3.18	%(6)
Income based fees and capital gains incentive fees	3.11	%(7)
Interest payments on borrowed funds	4.74	%(8)
Other expenses	0.81	%(9)
Acquired fund fees and expenses	1.45	%(10)
Total annual expenses	13.29	%(11)
(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission). Purchases of shares of our common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.

(2)	The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)	The expenses of the dividend reinvestment plan are included in “Other expenses.” The plan administrator’s fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds. See “Dividend Reinvestment Plan” below for more information.
(4)	The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)	The “consolidated net assets attributable to common stock” used to calculate the percentages in this table is our average net assets of $7.4 billion for the three months ended March 31, 2021.
(6)	Our base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters; provided, however, the base management fee is calculated at an annual rate of 1.0% on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) that exceeds the product of (A) 200% and (B) our net asset value at the end of the most recently completed calendar quarter. See “Business” in our most recent Annual Report on Form 10-K under the caption “Investment Advisory and Management Agreement.”
(7)	This item represents our investment adviser’s income based fees and capital gains incentive fees estimated by annualizing income based fees for the three months ended March 31, 2021, and adding the capital gains incentive fee expense accrued in accordance with U.S. generally accepted accounting principles (“GAAP”) for the three months ended March 31, 2021, even though no capital gains incentive fee was actually payable under the investment advisory and management agreement as of March 31, 2021.

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Company Act or the investment advisory and management agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee actually payable under the investment advisory and management agreement plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires us to record a capital gains incentive fee equal to 20% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or that the amount accrued for will ultimately be paid.

For purposes of this table, we have assumed that these fees will be payable (in the case of the capital gains incentive fee) and that they will remain constant, although they are based on our performance and will not be paid unless we achieve certain goals. We expect to invest or otherwise utilize all of the net proceeds from securities registered under the registration statement of which this prospectus is a part pursuant to a particular prospectus supplement within three months of the date of the offering pursuant to such prospectus supplement and may have capital gains and interest income that could result in the payment of these fees to our investment adviser in the first year after completion of offerings pursuant to this prospectus. Since our IPO through March 31, 2021, the average quarterly fees accrued related to income based fees and capital gains incentive fees (including capital gains incentive fees accrued under GAAP even though they may not be payable) have been approximately 0.63% of our weighted average net assets for such period (2.51% on an annualized basis). For more detailed information on the calculation of our income based fees and capital gains incentive fees, please see below. For more detailed information about income based fees and capital gains incentive fees previously incurred by us, please see Note 3 to our consolidated financial statements for the year ended December 31, 2020 and the three months ended March 31, 2021.

Income based fees are payable quarterly in arrears in an amount equal to 20% of our pre-incentive fee net investment income (including interest that is accrued but not yet received in cash), subject to a 1.75% quarterly (7.0% annualized) hurdle rate and a “catch-up” provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no income based fees until our net investment income equals the hurdle rate of 1.75% but then receives, as a “catch-up,” 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.1875% in any calendar quarter, our investment adviser will receive 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply.

Capital gains incentive fees are payable annually in arrears in an amount equal to 20% of our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of capital gains incentive fees paid in all prior years.

We will defer cash payment of any income based fees and capital gains incentive fees otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period) is less than 7.0% of our net assets (defined as total assets less indebtedness) at the beginning of such period. Any deferred income based fees and capital gains incentive fees are carried over for payment in subsequent calculation periods to the extent such payment is payable under the investment advisory and management agreement.

These calculations will be adjusted for any share issuances or repurchases.

See “Business” in our most recent Annual Report on Form 10-K under the caption “Investment Advisory and Management Agreement.”

(8)	“Interest payments on borrowed funds” represents our interest expenses estimated by annualizing our actual interest and credit facility expenses incurred for the three months ended March 31, 2021. During the three months ended March 31, 2021, our average outstanding borrowings were approximately $8.3 billion and cash paid for interest expense was $107 million. We had outstanding borrowings of approximately $8.1 billion (with a carrying value of approximately $8.0 billion) as of March 31, 2021. This item is based on the assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. The amount of leverage that we may employ at any particular time will depend on, among other things, our investment adviser’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. See “Risk Factors—Risks Relating to Our Business—We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us” in our most recent Annual Report on Form 10-K. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q.
(9)	Includes our overhead expenses, including payments under our administration agreement based on our allocable portion of overhead and other expenses incurred by Ares Operations in performing its obligations under the administration agreement, and income taxes. Such expenses are estimated by annualizing actual “Other expenses” for the three months ended March 31, 2021. The holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) indirectly bear the cost associated with our annual expenses. See “Business” in our most recent Annual Report on Form 10-K under the caption “Administration Agreement.”
(10)	Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under section 3(a) of the Investment Company Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the Investment Company Act (“Acquired Funds”) in which we invest. Such underlying funds or other investment vehicles are referred to in this prospectus as “Acquired Funds.” This amount is estimated based on the estimated annual fees and operating expenses of Acquired Funds in which the Company is invested as of March 31, 2021. Certain of these Acquired Funds are subject to management fees, which generally range from 1% to 2.5% of total net assets, or incentive fees, which generally range between 15% and 25% of net profits. When applicable, fees and operating expenses estimates are based on historic fees and operating expenses for the Acquired Funds. For those Acquired Funds with little or no operating history, fees and operating expenses are estimates based on expected fees and operating expenses stated in the Acquired Funds’ offering memorandum, private placement memorandum or other similar communication without giving effect to any performance. Future fees and operating expenses for these Acquired Funds may be substantially higher or lower because certain fees and operating expenses are based on the performance of the Acquired Funds, which may fluctuate over time. Also included with the amount is an estimate of the annual fees and operating expenses of the SDLP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program” and Note 4 to our consolidated financial statements in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program” in our most recent Quarterly Report on Form 10-Q for more information on the SDLP. The annual fees and operating expenses of the SDLP were estimated based on the funded portfolio of the SDLP as of March 31, 2021 and include interest payments on the senior notes and intermediate funding notes provided by Varagon and its clients, which represent 84% of such expenses.
(11)	“Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period), rather than the total assets, including assets that have been funded with borrowed monies.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that we would have no additional leverage, that none of our assets are cash or cash equivalents and that our annual operating expenses would remain at the levels set forth in the table above. Income based fees and the capital gains incentive fees under the investment advisory and management agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown below, are not included in the example, except as specifically set forth below. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the capital gains incentive fee)(1)	$(104)	$(296)	$(468)	$(822)
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the capital gains incentive fee)(2)	$(114)	$(323)	$(509)	$(884)
(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)	Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the investment advisory and management agreement and therefore subject to the capital gains incentive fee.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we were to achieve sufficient returns on our investments, including through the realization of capital gains, to trigger income based fees or capital gains incentive fees of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” below for additional information regarding our dividend reinvestment plan.

This example and the expenses in the table above should not be considered a representation of our future expenses as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.

FINANCIAL HIGHLIGHTS

The financial data set forth in the following table as of and for the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial data set forth in the following table as of and for the three months ended March 31, 2021 is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim period. Interim results as of and for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.

	As of and
	for the three
	months ended	As of and for the year ended
	March 31,	December 31,	December 31,	December 31,	December 31,
Per Share Data:	2021	2020	2019	2018	2017
Net asset value, beginning of period(1)	$16.97	$17.32	$17.12	$16.65	$16.45
Issuances of common stock	0.02	—	0.02	—	(0.01)
Issuances of convertible notes	—	—	—	—	0.04
Repurchases of common stock	—	0.09	—	—	—
Net investment income for period(2)	0.33	0.94	1.90	1.63	1.20
Gain on the Allied Acquisition(3)	—	—	—	—	—
Deemed contribution from Ares Capital Management(4)	—	—	—	—	0.13
Net realized and unrealized gains (losses) for period(2)	0.53	(1.72)	(0.04)	0.38	0.36
Net increase (decrease) in stockholders’ equity	0.88	(0.69)	1.88	2.01	1.72
Distributions from net investment income	(0.40)	(0.80)	(1.68)	(1.54)	(1.45)
Distributions from net realized gains	—	—	—	—	(0.07)
Total distributions to stockholders(5)	(0.40)	(0.80)	(1.68)	(1.54)	(1.52)
Net asset value at end of period(1)	$17.45	$15.83	$17.32	$17.12	$16.65
Per share market value at end of period	$18.71	$14.45	$18.65	$15.58	$15.72
Total return based on market value(6)	13.14%	(18.23)%	30.49%	8.91%	4.55%
Total return based on net asset value(7)	7.03%	(5.82)%	12.14%	12.10%	10.53%
Shares outstanding at end of period (millions)	437	423	431	426	426
Ratio/Supplemental Data:
Net assets at end of period (millions)	$7,632	$6,691	$7,467	$7,300	$7,098
Ratio of operating expenses to average net assets(8)(9)	13.24%	14.47%	9.92%	8.63%	9.45%
Ratio of net investment income to average net assets(8)(10)	7.82%	18.50%	11.01%	9.60%	7.65%
Portfolio turnover rate(8)	41%	38%	38%	54%	51%

	As of and for the year ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
Per Share Data:	2016	2015	2014	2013	2012	2011
Net asset value, beginning of period(1)	$16.46	$16.82	$16.46	$16.04	$15.34	$14.92
Issuances of common stock	—	0.01	—	0.16	0.05	—
Issuances of convertible notes	—	—	—	—	0.04	0.27
Repurchases of common stock	—	(0.01)	—	—	—	—
Net investment income for period(2)	1.57	1.62	1.43	1.61	1.52	1.38
Gain on the Allied Acquisition(3)	—	—	—	—	—	—
Deemed contribution from Ares Capital Management(4)	—	—	—	—	—	—
Net realized and unrealized gains (losses) for period(2)	(0.06)	(0.41)	0.50	0.22	0.69
Net increase in stockholders’ equity	1.51	1.21	1.93	1.99	2.30	1.83
Distributions from net investment income	(1.26)	(1.56)	(1.57)	(1.57)	(1.56)	(1.16)
Distributions from net realized gains	(0.26)	—	—	—	(0.04)	(0.25)
Total distributions to stockholders(5)	(1.52)	(1.57)	(1.57)	(1.57)	(1.60)	(1.41)
Net asset value at end of period(1)	$16.45	$16.82	$16.82	$16.46	$16.04	$15.34
Per share market value at end of period	$16.49	$15.61	$15.61	$17.77	$17.50	$15.45
Total return based on market value(6)	26.39%	(3.32)%	(3.32)%	10.51%	23.62%	2.31
Total return based on net asset value(7)	9.15%	11.79%	11.79%	11.41%	14.34%	10.45
Shares outstanding at end of period (millions)	314	314	314	298	249	205
Ratio/Supplemental Data:
Net assets at end of period (millions)	$5,165	$5,284	$5,284	$4,904	$3,988	$3,147
Ratio of operating expenses to average net assets(8)(9)	9.59%	10.46%	10.46%	10.03%	10.70%	10.94
Ratio of net investment income to average net assets(8)(10)	9.58%	8.71%	8.71%	9.86%	9.62%	8.97
Portfolio turnover rate(8)	39%	39%	39%	27%	45%	53%
(1)	The net assets used equals the total stockholders’ equity on the consolidated balance sheet.
(2)	Weighted average basic per share data.
(3)	This amount reflects the gain on the Company’s acquisition of Allied Capital Corporation.
(4)	See Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 12, 2020, for additional information.
(5)	Includes additional dividends of (a) $0.08 per share for the year ended December 31, 2019, (b) $0.05 per share for the year ended December 31, 2015, (c) $0.05 per share for the year ended December 31, 2014, (d) $0.05 per share for the year ended December 31, 2013 and (e) $0.10 per share for the year ended December 31, 2012.
(6)	For the three months ended March 31, 2021, the total return based on market value equaled the increase of the ending market value at March 31, 2021 of $18.71 per share from the ending market value at December 31, 2020 of $16.89 per share plus the declared and payable dividends of $0.40 per share for the three months ended March 31, 2021, divided by the market value at December 31, 2020. For the year ended December 31, 2020, the total return based on market value equaled the decrease of the ending market value at December 31, 2020 of $16.89 per share from the ending market value at December 31, 2019 of $18.65 per share plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2020, divided by the market value at December 31, 2019. For the year ended December 31, 2019, the total return based on market value equaled the increase of the ending market value at December 31, 2019 of $18.65 per share from the ending market value at December 31, 2018 of $15.58 per share plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the market value at December 31, 2018. For the year ended December 31, 2018, the total return based on market value equaled the decrease of the ending market value at December 31, 2018 of $15.58 per share from the ending market value at December 31, 2017 of $15.72 per share plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the market value at December 31, 2017. For the year ended December 31, 2017, the total return based on market value equaled the decrease of the ending market value at December 31, 2017 of $15.72 per share from the ending market value at December 31, 2016 of $16.49 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the market value at December 31, 2016. For the year ended December 31, 2016, the total return based on market value equaled the increase of the ending market value at December 31, 2016 of $16.49 per share from the ending market value at December 31, 2015 of $14.25 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the market value at December 31, 2015. For the year ended December 31, 2015, the total return based on market value equaled the decrease of the ending market value at December 31, 2015 of $14.25 per share from the ending market value at December 31, 2014 of $15.61 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the market value at December 31, 2014. For the year ended December 31, 2014, the total return based on market value equaled the decrease of the ending market value at December 31, 2014 of $15.61 per share from the ending market value at December 31, 2013 of $17.77 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2014, divided by the market value at December 31, 2013. For the year ended December 31, 2013, the total return based on market value equaled the increase of the ending market value at December 31, 2013 of $17.77 per share from the ending market value at December 31, 2012 of $17.50 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2013, divided by the market value at December 31, 2012. For the year ended December 31, 2012, the total return based on market value equaled the increase of the ending market value at December 31, 2012 of $17.50 per share from the ending market value at December 31, 2011 of $15.45 per share plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2012, divided by the market value at December 31, 2011. For the year ended December 31, 2011, the total return based on market value for the year ended December 31, 2011 equaled the decrease of the ending market value at December 30, 2011 of $15.45 per share from the ending market value at December 31, 2010 of $16.48 per share plus the declared and payable dividends of $1.41 per share for the year ended December 31, 2011, divided by the market value at December 31, 2010. Total return based on market value is not annualized with respect to the financial highlights as of and for the fiscal years ended December 31, 2013, 2012 and 2011. The Company’s shares fluctuate in value. The Company’s performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.
(7)	For the three months ended March 31, 2021, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $0.40 per share for the three months ended March 31, 2021, divided by the beginning net asset value for the period. For the year ended December 31, 2020, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2020, divided by the beginning net asset value for the period. For the year ended December 31, 2019, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the beginning net asset value for the period. For the year ended December 31, 2018, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the beginning net asset value for the period. For the year ended December 31, 2017, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the beginning net asset value for the period. For the year ended December 31, 2016, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the beginning net asset value for the period. For the year ended December 31, 2015, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the beginning net asset value for the period. For the year ended December 31, 2014, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2014, divided by the beginning net asset value for the period. For the year ended December 31, 2013, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2013, divided by the beginning net asset value for the period. For the year ended December 31, 2012, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2012 divided by the beginning net asset value for the period. For the year ended December 31, 2011, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.41 per share for the year ended December 31, 2011 divided by the beginning net asset value for the period. These calculations are adjusted for shares issued in connection with the dividend reinvestment plan, the issuance of common stock in connection with any equity offerings and the equity components of any convertible notes issued during the period, as applicable. Total return based on net asset value is not annualized with respect to the financial highlights as of and for the fiscal years ended December 31, 2013, 2012 and 2011. The Company’s performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(8)	The ratios reflect an annualized amount.
(9)	For the three months ended March 31, 2021 and the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011, the ratio of noted operating expenses to average net assets consisted of the following:

	As of and for
	the three
	months ended	As of and For the Years Ended December 31,
	March 31, 2021	2020	2019	2018	2017	2016
Base management fees	3.16%	3.10%	2.78%	2.49%	2.57%	2.64%
Income based fees and capital gains incentive fees, net of the Fee Waiver	4.84%	1.80%	2.23%	2.24%	2.18%	2.29%
Income based fees and capital gains incentive fees excluding the Fee Waiver	4.84%	1.80%	2.64%	2.79%	2.32%	2.29%
Cost of borrowing	4.72%	4.54%	3.94%	3.33%	3.37%	3.58%
Other operating expenses	0.52%	0.83%	0.97%	0.57%	1.33%	1.08%

	As of and For the Years Ended December 31,
	2015	2014	2013	2012	2011
Base management fees	2.55%	2.51%	2.40%	2.38%	2.27%
Income based fees and capital gains incentive fees, net of the Fee Waiver	2.31%	2.90%	2.80%	3.50%	3.57%
Income based fees and capital gains incentive fees excluding the Fee Waiver	2.31%	2.90%	2.80%	3.50%	3.57%
Cost of borrowing	4.32%	4.24%	3.94%	3.94%	3.89%
Other operating expenses	0.33%	0.81%	0.89%	0.88%	1.21%
(10)	The ratio of net investment income to average net assets excludes income taxes related to realized gains and losses.

RISK FACTORS

You should carefully consider the risk factors described below, and in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and the risks discussed in the section titled “Item 1A. Risk Factors” in our Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors,” which are incorporated by reference herein, in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with all of the other information included in this prospectus, the accompanying prospectus supplement and any documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below and described in such documents are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the net asset value of our common stock and the trading price, if any, of our securities could decline, and you may lose all or part of your investment.

Investors in offerings of our common stock will likely incur immediate dilution upon the closing of such offering.

We generally expect the public offering price of any offering of shares of our common stock to be higher than the book value per share of our outstanding common stock (unless we offer shares pursuant to a rights offering or after obtaining prior approval for such issuance from our stockholders and our independent directors). Accordingly, investors purchasing shares of our common stock in offerings pursuant to this prospectus may pay a price per share that exceeds the tangible book value per share after such offering.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—The net asset value per share of our common stock may be diluted if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock” in our most recent Annual Report on Form 10-K and “Sales of Common Stock Below Net Asset Value” below.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on first and second lien senior secured loans and mezzanine debt.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

Our stockholders may receive shares of our common stock as dividends, which could result in adverse cash flow consequences to them.

In order to satisfy the Annual Distribution Requirement applicable to RICs, we have the ability to declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the fair market value of the shares received as part of the dividend on the date a stockholder received it in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. In December 2017, the U.S. House of Representatives and U.S. Senate passed tax reform legislation the Tax Cuts and Jobs Act, which the President signed into law. Such legislation has made many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement, constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus and the accompanying prospectus supplement, including the documents we incorporate by reference herein and therein, involve a number of risks and uncertainties, including statements concerning:

●	our, or our portfolio companies’, future business, operations, operating results or prospects;
●	the return or impact of current and future investments;
●	the impact of global health crises, such as the COVID-19 pandemic, on our or our portfolio companies’ business and the U.S. and global economy;
●	the impact of a protracted decline in the liquidity of credit markets on our business;
●	the impact of the elimination of the London Interbank Offered Rate (“LIBOR”) on our operating results;
●	the impact of fluctuations in interest rates on our business;
●	the impact of changes in laws or regulations (including the interpretation thereof), including the Tax Cuts and Jobs Act, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the stimulus package passed by Congress and signed into law in December 2020 and the American Rescue Plan Act of 2021 signed into law in March 2021, governing our operations or the operations of our portfolio companies or the operations of our competitors;
●	the expiration of the SEC’s temporary, conditional relief and subsequent no action position, in each case with respect to allowing co-investments with certain other funds managed by the investment adviser or its affiliates;
●	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
●	our ability to recover unrealized losses;
●	our ability to successfully invest any capital raised in this offering;
●	market conditions and our ability to access alternative debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;
●	our contractual arrangements and relationships with third parties;
●	the general economy and its impact on the industries in which we invest;
●	uncertainty surrounding global financial stability;
●	the social, geopolitical, financial, trade and legal implications of Brexit;
●	Middle East turmoil and the potential for volatility in energy prices and its impact on the industries in which we invest;
●	the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;
●	our ability to raise capital in the private and public debt markets;
●	our ability to successfully complete and integrate any acquisitions;
●	the outcome and impact of any litigation;

●	the adequacy of our cash resources and working capital;
●	the timing, form and amount of any dividend distributions;
●	the timing of cash flows, if any, from the operations of our portfolio companies; and
●	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and the other information included in this prospectus and the accompanying prospectus supplement, including the documents we incorporate by reference herein and therein.

You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the date of this prospectus or the prospectus supplement, as applicable, including any documents incorporated by reference. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. We also expect to use the net proceeds of an offering to repay or repurchase outstanding indebtedness, if any, which may include indebtedness ($8.8 billion aggregate principal amount outstanding as of May 14, 2021) under (a) our $3.963 billion revolving credit facility (the “Revolving Credit Facility”) ($1.0 billion outstanding as of May 14, 2021), (b) the $1.525 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC (the “Revolving Funding Facility”) ($907 million outstanding as of May 14, 2021), (c) the $800 million revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC (the “SMBC Funding Facility”) ($363 million outstanding as of May 14, 2021), (d) the $300 million revolving credit facility of our wholly owned subsidiary, ARCC FB Funding LLC (the “BNP Funding Facility”) (no amounts outstanding as of May 14, 2021) (e) our $388 million in aggregate principal amount of unsecured convertible notes that mature on February 1, 2022 (the “2022 Convertible Notes”) ($388 million aggregate principal amount outstanding as of May 14, 2021), (f) our $403 million in aggregate amount of unsecured convertible notes that mature on March 1, 2024 (the “2024 Convertible Notes” and together with the 2022 Convertible Notes, the “Convertible Unsecured Notes”)) ($403 million aggregate principal amount outstanding as of May 14, 2021), (g) our $600 million in aggregate principal amount of unsecured notes that mature on January 19, 2022 (the “2022 Notes”) ($600 million aggregate principal amount outstanding as of May 14, 2021), (h) our $750 million in aggregate principal amount of unsecured notes that mature on February 10, 2023 (the “2023 Notes”) ($750 million aggregate principal amount outstanding as of March 31, 2021), (i) our $900 million aggregate principal amount of unsecured notes that mature on June 10, 2024 (the “2024 Notes”) ($900 million aggregate principal amount outstanding as of May 14, 2021), (j) our $600 million aggregate principal amount of unsecured notes that mature on March 1, 2025 (the “March 2025 Notes”) ($600 million aggregate principal amount outstanding as of May 14, 2021), (k) our $1.250 billion aggregate principal amount of unsecured notes that mature on July 15, 2025 (the “July 2025 Notes”) ($750 million aggregate principal amount outstanding as of May 14, 2021) (l) our $1.15 billion aggregate principal amount of unsecured notes that mature on January 15, 2026 (the “January 2026 Notes”) ($1.15 billion aggregate principal amount outstanding as of May 14, 2021) and (m) our $1 billion aggregate principal amount of unsecured notes that mature on July 15, 2026 (the “July 2026 Notes” and together with the 2022 Notes, the 2023 Notes, the 2024 Notes, the March 2025 Notes, July 2025 Notes and January 2026 Notes, the “Unsecured Notes”) ($1 billion aggregate principal amount outstanding as of May 14, 2021). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

The interest charged on the indebtedness incurred under the Revolving Credit Facility is based on LIBOR (one-, two-, three- or six-month) plus an applicable spread of either 1.75% or 1.875% or an “alternate base rate” (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of either 0.75% or 0.875%, in each case, determined monthly based on the total amount of the borrowing base relative to the total commitments of the Revolving Credit Facility and other debt, if any, secured by the same collateral as the Revolving Credit Facility. As of May 14, 2021, the one-, two-, three- and six-month LIBOR was 0.10%, 0.12%, 0.16% and 0.19%, respectively. The stated maturity date for $3.763 billion of commitments under the Revolving Credit Facility is March 31, 2026 and the stated maturity date for $200 million of commitments under the Revolving Credit Facility is March 31, 2025. The interest rate charged on the indebtedness incurred under the Revolving Funding Facility is based on LIBOR plus 2.00% per annum or a “base rate” (as defined in the agreements governing the Revolving Funding Facility) plus 1.00% per annum. The stated maturity date of the Revolving Funding Facility is January 31, 2025 (subject to extension exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the SMBC Funding Facility is based on an applicable spread of either 1.75% or 2.00% over LIBOR or 0.75% or 1.00% over a “base rate” (as defined in the agreements governing the SMBC Funding Facility), in each case, determined monthly based on the amount of the average borrowings outstanding under the SMBC Funding Facility. The stated maturity date of the SMBC Funding Facility is May 28, 2026 (subject to two one-year extension options exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the BNP Funding Facility is based on an applicable spread generally between 2.65% to 3.15% over LIBOR or a “base rate” (as defined in the agreements governing the BNP Funding Facility), with a weighted average margin floor for all classes of advances of 2.75% during the reinvestment period and 3.25% following the reinvestment period. The stated maturity date of the BNP Funding Facility is June 11, 2025 (subject to a one-year extension option exercisable upon mutual consent).

The interest charged on the Convertible Unsecured Notes and the Unsecured Notes is as follows: (a) 3.75% in the case of the 2022 Convertible Notes, (b) 4.625% in the case of the 2024 Convertible Notes, (c) 3.625% in the case of the 2022 Notes, (d) 3.500% in the case of the 2023 Notes, (e) 4.200% in the case of the 2024 Notes, (f) 4.250% in the case of the March 2025 Notes, (g) 3.250% in the case of the July 2025 Notes, (h) 3.875% in the case of the January 2026 Notes and (i) 2.150% in the case of the July 2026 Notes. The 2022 Convertible Notes and the 2024 Convertible Notes mature on February 1, 2022 and March 1, 2024, respectively. The 2022 Notes, the 2023 Notes, the 2024 Notes, the March 2025 Notes, the July 2025 Notes, the January 2026 Notes and the July 2026 Notes mature on January 19, 2022, February 10, 2023, June 10, 2024, March 1, 2025, July 15, 2025, January 15, 2026 and July 15,

2026, respectively. The supplement to this prospectus relating to an offering may more fully identify the use of the proceeds from such offering.

We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and its related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.

While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See “Regulation” below. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act. Pending such investments, we will invest a portion of the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our common stock and debt securities may decline. See “Regulation—Temporary Investments” below for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on The NASDAQ Global Select Market under the symbol “ARCC.” Our common stock has historically traded at prices both above and below our net asset value per share. It is not possible to predict whether our common stock will trade at, above or below net asset value. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—Our shares of common stock have traded at a discount from net asset value and may do so again in the future, which could limit our ability to raise additional equity capital” in our most recent Annual Report on Form 10-K.

The following table sets forth, for the first quarter of the year ending December 31, 2021 and each fiscal quarter for the fiscal years ended December 31, 2020 and 2019, the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock, the closing sales price as a premium (discount) to net asset value and the dividends or distributions declared by us. On May 28, 2021, the last reported closing sales price of our common stock on The NASDAQ Global Select Market was $19.47 per share, which represented a premium of approximately 11.58% to the net asset value per share reported by us as of March 31, 2021.

				High	Low
				Sales Price	Sales Price
				Premium	Premium	Cash
	Net			(Discount)	(Discount)	Dividend
	Asset	Price Range		to Net Asset	to Net Asset	Per
	Value(1)	High	Low	Value(2)	Value(2)	Share(3)
Year ended December 31, 2019
First Quarter	$17.21	$17.48	$15.28	1.57%	(11.21)%	$0.48	(4)
Second Quarter	$17.27	$18.12	$17.22	4.92%	(0.29)%	$0.40
Third Quarter	$17.26	$19.19	$17.99	11.18%	4.23%	$0.40
Fourth Quarter	$17.32	$19.02	$18.10	9.82%	4.50%	$0.40
Year ended December 31, 2020
First Quarter	$15.58	$19.23	$8.08	23.43%	(48.14)%	$0.40
Second Quarter	$15.83	$16.20	$9.13	2.34%	(42.32)%	$0.40
Third Quarter	$16.48	$15.02	$13.27	(8.86)%	(19.48)%	$0.40
Fourth Quarter	$16.97	$17.28	$13.82	1.83%	(18.56)%	$0.40
Year ended December 31, 2021
First Quarter	$17.45	$19.23	$16.51	10.20%	(5.39)%	$0.40
Second Quarter (through May 28, 2021)	*	$19.67	$18.29	*	*	*
(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.
(2)	Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).
(3)	Represents the dividend or distribution declared in the relevant quarter.
(4)	Consists of a quarterly dividend of $0.40 per share and additional dividends of $0.02 per share, all of which were declared in the first quarter of 2019, paid on March 29, 2019, June 28, 2019, September 30, 2019 and December 27, 2019 to stockholders of record as of March 15, 2019, June 14, 2019, September 16, 2019 and December 16, 2019, respectively, subject to the satisfaction of certain Maryland Law requirements.
*

Net asset value has not yet been calculated for this period. Net asset value for the second quarter of 2021 will be available with the filing of the Company’s Quarterly Report on Form 10-Q for such quarter, which will be filed on or before August 9, 2021.

We currently intend to distribute dividends or make distributions to our stockholders on a quarterly basis out of assets legally available for distribution. We may also distribute additional dividends or make additional distributions to our stockholders from time to time. Our quarterly and additional dividends or distributions, if any, will be determined by our board of directors.

The following table summarizes our dividends or distributions declared and payable for the fiscal years ended December 31, 2019 and 2020 and the first quarter of the year ending December 31, 2021:

Date Declared	Record Date	Payment Date	Amount
February 12, 2019	March 15, 2019	March 29, 2019	$0.40
February 12, 2019	March 15, 2019	March 29, 2019	$0.02	(1)
February 12, 2019	June 14, 2019	June 28, 2019	$0.02	(1)
February 12, 2019	September 16, 2019	September 30, 2019	$0.02	(1)
February 12, 2019	December 16, 2019	December 27, 2019	$0.02	(1)
April 30, 2019	June 14, 2019	June 28, 2019	$0.40
July 30, 2019	September 16, 2019	September 30, 2019	$0.40
October 30, 2019	December 16, 2019	December 30, 2019	$0.40
Total dividends declared and payable for 2019			$1.68
February 12, 2020	March 16, 2020	March 31, 2020	$0.40
May 5, 2020	June 15, 2020	June 30, 2020	$0.40
August 4, 2020	September 15, 2020	September 30, 2020	$0.40
October 27, 2020	December 15, 2020	December 30, 2020	$0.40
Total dividends declared and payable for 2020			$1.60
February 10, 2021	March 15, 2021	March 31, 2021	$0.40
April 28, 2021	June 15, 2021	June 30, 2021	$0.40
Total dividends declared and payable for 2021			$0.80
(1)	Represents an additional dividend.

Of the $1.60 per share in dividends declared and payable for the year ended December 31, 2020, $1.60 per share was comprised of ordinary income and no amounts were comprised of long term capital gains. Of the $1.68 per share in dividends declared and payable for the year ended December 31, 2019, $1.68 per share was comprised of ordinary income and no amounts were comprised of long-term capital gains.

To maintain our RIC status under the Code, we must timely distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short term capital gains) to our stockholders. In addition, we generally will be required to pay an excise tax equal to 4% on certain undistributed taxable income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during a calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31st in that calendar year, and (iii) any income recognized, but not distributed, in preceding years (to the extent that income tax was not imposed on such amounts). The taxable income on which we pay excise tax is generally distributed to our stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, we may choose to carry forward such taxable income for distribution in the following year, and pay any applicable excise tax. For the three months ended March 31, 2021, we recorded a net excise tax expense of $4 million. For the years ended December 31, 2020 and 2019, we recorded a net excise tax expense of $17 million and $15 million, respectively. We cannot assure you that we will achieve results that will permit the payment of any cash distributions. We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends. See “Dividend Reinvestment Plan” below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

SENIOR SECURITIES

Information about our senior securities (including preferred stock, debt securities and other indebtedness) as of the end of the last ten fiscal years is located in “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein. The report of our independent registered public accounting firm on the senior securities table as of December 31, 2020 is included in our most recent Annual report on Form 10-K and is incorporated by reference herein.

BUSINESS

The information contained under the caption “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table describes each of the businesses included in our portfolio and reflects data as of March 31, 2021. Percentages shown for class of investment securities held by us represent percentage of the class owned and do not necessarily represent voting ownership. Percentages shown for equity securities, other than warrants or options, represent the actual percentage of the class of security held before dilution. Percentages shown for warrants and options held represent the percentage of class of security we may own assuming we exercise our warrants or options before dilution.

We have indicated by footnote portfolio companies (a) where we directly or indirectly own more than 25% of the outstanding voting securities of such portfolio company and, therefore, are presumed to be “controlled” by us under the Investment Company Act and (b) where we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company or where we hold one or more seats on the portfolio company’s board of directors and, therefore, are deemed to be an “affiliated person” under the Investment Company Act. We directly or indirectly own less than 5% of the outstanding voting securities of all other portfolio companies (or have no other affiliations with such portfolio companies) listed on the table. We offer to make significant managerial assistance to certain of our portfolio companies. Where we do not hold a seat on the portfolio company’s board of directors, we may receive rights to observe such board meetings.

Where we have indicated by footnote the amount of undrawn commitments to portfolio companies to fund various revolving and delayed draw senior secured and subordinated loans, such undrawn commitments are presented net of (i) standby letters of credit treated as drawn commitments because they are issued and outstanding, (ii) commitments substantially at our discretion and (iii) commitments that are unavailable due to borrowing base or other covenant restrictions.

PORTFOLIO COMPANIES

As of March 31, 2021

(dollar amounts in millions)

(Unaudited)

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
A.U.L. Corp. 1250 Main Street Suite 300 Napa, CA 94559	Provider of vehicle service contracts and limited warranties for passenger vehicles	First lien senior secured revolving loan		6/5/2023		—	[6]
Absolute Dental Group LLC and Absolute Dental Equity, LLC [4] 526 South Tonopah Drive Suite 200 Las Vegas, NV 89106	Dental services provider	First lien senior secured loan		9/30/2022		—	[7]
		First lien senior secured loan	11.00% PIK (Libor + 10.00%/Q)	9/30/2022		9.5
		First lien senior secured loan	11.00% PIK (Libor + 10.00%/Q)	9/30/2022		16.9
		Class A preferred units			100.00%	6.7
		Common units			72.00%	—
ACAS Equity Holdings Corporation [4] 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	Investment company	Common stock			100.00%	0.4	[5]
Accommodations Plus Technologies LLC and Accommodations Plus Technologies Holdings LLC 265 Broadhollow Road Melville, NY 11747	Provider of outsourced crew accommodations and logistics management solutions to the airline industry	First lien senior secured revolving loan	10.25% (Libor + 9.25%/Q)	5/11/2023		3.9	[8]
		Class A common units			0.10%	4.3
ADCS Billings Intermediate Holdings, LLC 151 South Lane Suite 300 Maitland, FL 32751	Dermatology practice	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	5/18/2022		4.8	[9]
ADF Capital, Inc., ADF Restaurant Group, LLC, and ARG Restaurant Holdings, Inc. [4] 165 Passaic Avenue Fairfield, NJ 07004	Restaurant owner and operator	First lien senior secured loan		12/18/2022		—
		First lien senior secured loan		12/18/2019		—
		Promissory note		12/1/2023	1.86%	—
		Warrant to purchase up to 0.95 units of Series D common stock			95.00%	—	[2]
ADG, LLC and RC IV GEDC Investor LLC 29777 Telegraph Road Suite 3000 Southfeild, MI 48304	Dental services provider	First lien senior secured revolving loan	7.50% (Base Rate + 1.50% Cash, 2.75% PIK/M)	9/28/2022		6.2	[10]
		Second lien senior secured loan		3/28/2024		86.0
		Membership units			0.92%	—
AEP Holdings, Inc. and Arrowhead Holdco Company 3787 95th Avenue Blaine, MN 55104	Distributor of non-discretionary, mission-critical aftermarket replacement parts	First lien senior secured loan	6.75% (Euribor + 5.75%/Q)	11/17/2025		16.3
		First lien senior secured loan	6.75% (Euribor + 5.75%/Q)	11/17/2025		16.6
		Common stock			1.17%	4.0
Aero Operating LLC 30 Sagamore Hill Drive Port Washington, NY 11050	Provider of snow removal and melting service for airports and marine terminals	First lien senior secured loan	8.00% (Libor + 6.50%/M)	2/9/2026		35.7
AffiniPay Midco, LLC and AffiniPay Intermediate Holdings, LLC 6200 Bridge Point Parkway Austin, TX 78730	Payment processing solution provider	First lien senior secured revolving loan		3/2/2026		—	[11]
		First lien senior secured loan	6.25% (Libor + 5.00%/Q)	3/2/2026		64.5
		First lien senior secured loan	6.25% (Libor + 5.00%/Q)	3/2/2026		6.5
		Senior subordinated loan	12.75% PIK	2/28/2028		24.9
Aimbridge Acquisition Co., Inc. 5851 Legacy Circle Suite 400 Plano, TX 75024	Hotel operator	Second lien senior secured loan	7.62% (Libor + 7.50%/M)	2/1/2027		20.0

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Alcami Corporation and ACM Holdings I, LLC 2320 Scientific Park Drive Wilmington, NC 28405	Outsourced drug development services provider	First lien senior secured revolving loan		7/12/2023		—	[12]
		First lien senior secured loan	4.36% (Libor + 4.25%/M)	7/14/2025		28.3
		Second lien senior secured loan	8.11% (Libor + 8.00%/M)	7/13/2026		70.5
		Common units			9.20%	13.9
Alera Group Intermediate Holdings, Inc. 3 Parkway North Deerfield, IL 60015	Insurance service provider	Second lien senior secured loan	8.61% (Libor + 8.50%/M)	3/5/2026		26.2
		Second lien senior secured loan	8.61% (Libor + 8.50%/M)	3/5/2026		24.4
Alteon Health, LLC 350 Motor Parkway Suite 309 Hauppauge, NY 11788	Provider of physician management services	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	9/1/2023		2.4
AMCP Clean Intermediate, LLC 150 East 42nd Street New York, NY 10017	Provider of janitorial and facilities management services	First lien senior secured revolving loan		10/1/2024		—	[13]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	10/1/2024		1.4
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	10/1/2024		0.7
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	10/1/2024		8.7
American Residential Services L.L.C. and Aragorn Parent Holdings LP 965 Ridge Lake Boulevard Suite 201 Memphis, TN 38120	Heating, ventilation and air conditioning services provider	First lien senior secured revolving loan	3.61% (Libor + 3.50%/Q)	10/15/2025		0.6	[14]
		Second lien senior secured loan	9.50% (Libor + 8.50%/M)	10/16/2028		55.8
		Series A preferred units	10.00% PIK		0.82%	2.6
American Seafoods Group LLC and American Seafoods Partners LLC 2025 First Avenue Suite 900 Seattle, WA 98121	Harvester and processor of seafood	Class A units			0.24%	0.1
		Warrant to purchase up to 7,422,078 Class A units			3.36%	12.8	[2]
Amynta Agency Borrower Inc. and Amynta Warranty Borrower Inc. 60 Broad Street New York, NY 10004	Insurance service provider	First lien senior secured loan	4.61% (Libor + 4.50%/M)	2/28/2025		13.1
Anaqua Parent Holdings, Inc. & Astorg VII Co-Invest Anaqua 2 31 St. James Ave Suite 1100 Boston, MA 02116	Provider of intellectual property management lifecycle software	First lien senior secured revolving loan		10/8/2025		—	[15]
		First lien senior secured loan	5.50% (Euribor + 5.50%/Q)	4/10/2026		4.9
		Limited partnership units			0.75%	8.7	[5]
APG Intermediate Holdings Corporation and APG Holdings, LLC [3] 4348 Woodland Blvd Suite 135, 200 and 230 Castle Rock, CO 80104	Aircraft performance software provider	First lien senior secured revolving loan		1/3/2025		—	[16]
	First lien senior secured loan			1/3/2025		—	[17]
	First lien senior secured loan		6.75% (Libor + 5.25%/Q)	1/3/2025		12.8
	First lien senior secured loan		6.75% (Libor + 5.25%/Q)	1/3/2025		0.8
	Class A membership units				8.31%	13.5
Apptio, Inc. 11100 NE 8th Street Suite 600 Bellevue, WA 98004	Provider of cloud-based technology business management solutions	First lien senior secured revolving loan	8.25% (Libor + 7.25%/Q)	1/10/2025		1.7	[18]
		First lien senior secured loan	8.25% (Libor + 7.25%/Q)	1/10/2025		62.2
AQ Sunshine, Inc. 1277 Treat Boulevard Suite 400 Walnut Creek, CA 94597	Specialized insurance broker	First lien senior secured revolving loan		4/15/2024		—	[19]
		First lien senior secured loan		4/15/2025		—	[20]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/15/2025		8.6
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	4/15/2025		9.4
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/15/2025		4.2
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/15/2025		2.5

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Ardonagh Midco 2 plc and Ardonagh Midco 3 plc 44 Esplanade St Helier, Jersey JE4 9WU Jersey	Insurance broker and underwriting servicer	First lien senior secured loan		7/14/2026		—	[21]
		First lien senior secured loan	8.46% (GBP Libor + 5.50% Cash, 2.21% PIK/S)	7/14/2026		70.0	[5]
		First lien senior secured loan	8.46% (GBP Libor + 7.71%/Q)	7/14/2026		9.8	[5]
		First lien senior secured loan	8.71% (Euribor + 5.50% Cash, 2.21% PIK/S)	7/14/2026		7.6	[5]
		Senior subordinated loan	11.50% PIK	1/15/2027		1.2	[5]
Ares IIIR/IVR CLO Ltd.P.O. Box 1093 South Church Street GT Queensgate House George Town, Grand Cayman Cayman Islands	Investment vehicle	Subordinated notes		4/16/2021		—	[5]
Athenahealth, Inc., VVC Holding Corp., Virence Intermediate Holding Corp., and Virence Holdings LLC 311 Arsenal Street Watertown, MA 02472	Revenue cycle management provider to the physician practices and acute care hospitals	First lien senior secured revolving loan		2/12/2024		—	[22]
		Class A interests		0.00%		17.0
ATI Restoration, LLC 210 Baywood Avenue Orange, CA 92865	Provider of disaster recovery services	First lien senior secured revolving loan		7/31/2026		—	[23]
		First lien senior secured loan		7/31/2026		—	[24]
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	7/31/2026		3.2
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	7/31/2026		33.6
Atlas Intermediate III, L.L.C. 4 Tri Harbor Ct Port Washington, NY 11050	Specialty chemicals distributor	First lien senior secured revolving loan		4/29/2025		—	[25]
		First lien senior secured loan		4/29/2025		—	[26]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	4/29/2025		3.4
Automotive Keys Group, LLC and Automotive Keys Investor, LLC 1566 Barclay Blvd Buffalo Grove, IL 60089	Provider of replacement wireless keys for automotive market	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	11/6/2025		11.9
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	11/6/2025		5.2
		Preferred units	9.00% PIK		3.15%	4.2
		Class A common units			3.15%	0.3
Avetta, LLC 17671 Cowan Suite 150 Irvine, CA 92614	Supply chain risk management SaaS platform for global enterprise clients	First lien senior secured revolving loan		4/10/2024		—	[27]
Badger Sportswear Acquisition, Inc. 111 Badger Lane Statesville, NC 28625	Provider of team uniforms and athletic wear	Second lien senior secured loan	11.00% (Libor + 9.75%/Q)	3/11/2024		52.8
Banyan Software Holdings, LLC 303 Perimeter Center North Suite 450 Atlanta, GA 30346	Vertical software businesses holding company	First lien senior secured revolving loan		10/30/2025		—	[28]
		First lien senior secured loan		10/30/2026		—	[29]
		First lien senior secured loan	8.50% (Libor + 7.50%/Q)	10/30/2026		18.3
Beacon RNG LLC 7913 Westpark Drive Suite 101 Mclean, VA 22102	Owner of natural gas facilities	Class B units			57.57%	40.2
Bearcat Buyer, Inc. and Bearcat Parent, Inc. 6940 Columbia Gateway Drive Suite 110 Columbia, MD 21046	Provider of central institutional review boards over clinical trials	First lien senior secured revolving loan		7/9/2024		—	[30]
		Second lien senior secured loan		7/9/2027		—	[31]
		Second lien senior secured loan		7/9/2027		—	[32]
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	7/9/2027		64.2
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	7/9/2027		5.3
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	7/9/2027		12.7
		Class B common units			0.56%	9.2
Belfor Holdings, Inc. 185 Oakland Avenue Suite 150 Birmingham, MI 48009	Disaster recovery services provider	First lien senior secured revolving loan		4/4/2024		—	[33]

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Benecon Midco II LLC and Locutus Holdco LLC 201 East Oregon Road Suite 100 Lititz, PA 17543	Employee benefits provider for small and mid-size employers	First lien senior secured revolving loan		12/4/2026		—	[34]
		Common units			5.19%	11.0
Birch Permian, LLC 909 Fannin St Suite 1350 Houston, TX 77010	Operator of private exploration oil and production company	Second lien senior secured loan	9.50% (Libor + 8.00%/Q)	4/12/2023		84.8
Blue Angel Buyer 1, LLC and Blue Angel Holdco, LLC [3] One City Palace St. Louis, MO 63141	Distributor of OEM appliance aftermarket parts	First lien senior secured revolving loan		1/2/2025		—	[35]
		Class A preferred units	8.00% PIK		5.45%	24.7
Blue Campaigns Intermediate Holding Corp. and Elevate Parent, Inc. (dba EveryAction) 1445 New York Avenue. NW Suite 200 Washington DC, DC 20005	Provider of fundraising and organizing efforts and digital services to non-profits and political campaigns	First lien senior secured revolving loan		8/18/2023		—	[36]
		First lien senior secured loan	8.50% (Libor + 6.75%/Q)	8/18/2023		46.9
		Series A preferred stock			1.60%	2.4
Blue Wolf Capital Fund II, L.P. [3] 48 Wall Street 31st Floor New York, NY 10005	Investment partnership	Limited partnership interest			8.50%	0.2	[5]
Bowhunter Holdings, LLC 110 Beasley Road Cartersville, GA 30120	Provider of branded archery and bowhunting accessories	Common units			3.20%	—
Bragg Live Food Products, LLC and SPC Investment Co., L.P. [3] 111 W Micheltorena St Santa Barbara, CA 93101	Health food company	First lien senior secured revolving loan	7.25% (Libor + 6.25%/Q)	12/29/2025		2.0	[37]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	12/29/2025		39.7
		Common units			8.80%	17.1
Cadence Aerospace, LLC 2600 94th Street SW Suite 150 Everett, WA 98204	Aerospace precision components manufacturer	First lien senior secured revolving loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2022		8.0	[37]
		First lien senior secured revolving loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2023		0.5	[39]
		First lien senior secured loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2023		28.5
		First lien senior secured loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2023		8.9
		First lien senior secured loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2023		10.8
		First lien senior secured loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2023		7.1
		First lien senior secured loan	9.50% (Libor + 3.25% Cash, 5.25% PIK/Q)	11/14/2023		2.2
CallMiner, Inc. 200 West Street Waltham, MA 02452	Provider of cloud-based conversational analytics solutions	Warrant to purchase up to 2,350,636 shares of Series 1 preferred stock			1.83%	—	[2]
Capstone Acquisition Holdings, Inc. and Capstone Parent Holdings, LP 6525 The Corners Parkway Suite 520 Peachtree Corners, GA 30092	Outsourced supply chain solutions provider to operators of distribution centers	First lien senior secured revolving loan		11/12/2025		—	[40]
		Second lien senior secured loan		11/13/2028		—	[41]
		Second lien senior secured loan	9.75% (Libor + 8.75%/M)	11/13/2028		68.3
		Class A units			1.76%	13.4
Cardinal Parent, Inc. and Packers Software Intermediate Holdings, Inc. 10700 W Research Drive Suite 400 Milwaukee, WI 53226	Provider of software and technology-enabled content and analytical solutions to insurance brokers	First lien senior secured revolving loan		11/12/2025		—	[42]
		Second lien senior secured loan	8.50% (Libor + 7.75%/Q)	11/13/2028		47.2
		Series A preferred shares	11.21% PIK (Libor + 11.00%/Q)		19.15%	25.8
		Series A-2 preferred shares	11.25% PIK (Libor + 11.00%/Q)		19.92%	9.3
CCS-CMGC Holdings, Inc. 1283 Murfreesboro Rd Suite 500 Nashville, TN 37217	Correctional facility healthcare operator	First lien senior secured revolving loan		10/1/2023		—	[43]
		First lien senior secured loan	5.61% (Libor + 5.50%/M)	10/1/2025		33.5

					% of
	Business			Maturity	Class Held	Fair
Issuer	Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Center for Autism and Related Disorders, LLC 21600 Oxnard Street Suite 1800 Woodland Hills, CA 91367	Autism treatment and services provider specializing in applied behavior analysis therapy	First lien senior secured revolving loan	4.68% (Libor + 4.50%/Q)	11/21/2023		7.1	[44]
Centric Brands LLC and Centric Brands L.P. 350 5th Avenue 6th Floor New York, NY 10118	Designer, marketer and distributor of licensed and owned apparel	First lien senior secured revolving loan	7.75% (Base Rate + 4.50%/Q)	10/9/2024		1.4	[45]
		First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	10/9/2024		2.4
		First lien senior secured loan	11.00% PIK (Libor + 10.00%/Q)	10/9/2025		56.2
		Membership interests			2.74%	3.3
ChargePoint, Inc. 1692 Dell Avenue Campbell, CA 95008	Developer and operator of electric vehicle charging stations	Warrant to purchase up to 809,126 shares of Series E preferred stock			3.70%	12.8	[2]
Chariot Acquisition, LLC 3510 Port Jacksonville Pkwy Jacksonville, FL 32226	Manufacturer of aftermarket golf cart parts and accessories	First lien senior secured loan	7.25% (Libor + 6.25%/M)	9/30/2021		26.1
Cheyenne Petroleum Company Limited Partnership, CPC 2001 LLC and Mill Shoals LLC 14000 Quail Springs Pkwy Suite 2200 Oklahoma City, OK 73134	Private oil exploration and production company	Second lien senior secured loan	10.50% (Libor + 8.50%/Q)	1/10/2024		59.4
CHG PPC Parent LLC 2201 Broadway San Antonio, TX 78215	Diversified food products manufacturer	Second lien senior secured loan	7.61% (Libor + 7.50%/M)	3/30/2026		60.5
		Second lien senior secured loan	7.86% (Libor + 7.75%/M)	3/30/2026		34.1
Cipriani USA, Inc. and Cipriani Group Holding S.A.R.L. 2201 Broadway San Antonio, TX 78215	Manager and operator of banquet facilities, restaurants, hotels and other leisure properties	First lien senior secured loan		5/30/2023		—	[46]
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		60.0
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		10.7
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		13.2
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		17.6
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		2.7
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		2.7
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		4.3
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		15.1
		Warrant to purchase up to 718.66 shares			5.99%	2.1	[2][5]
Clearwater Analytics, LLC 950 W Bannock Street Suite 1050 Boise, ID 83702	Provider of integrated cloud-based investment portfolio management, accounting, reporting and analytics software	First lien senior secured revolving loan		10/31/2025		—	[47]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	10/31/2025		45.8
CMW Parent LLC (fka Black Arrow, Inc.) 65 North San Pedro San Jose, CA 95110	Multiplatform media firm	Series A units			0.00%	—
CoLTs 2005-1 Ltd. [4]	Investment vehicle	Preferred shares				—	[5]
P.O. Box 908 Mary Street
GT Walker House
George Town, Grand Cayman
Cayman Islands
CoLTs 2005-2 Ltd. [4] P.O. Box 908 Mary Street GT Walker House George Town, Grand Cayman Cayman Islands	Investment vehicle	Preferred shares				—	[5]
Commercial Credit Group, Inc. 227 Waste trade Street Suite 1450 Charlotte, NC 28202	Commercial equipment finance and leasing company	Senior subordinated loan	11.00% (Libor + 9.75%/M)	8/31/2022		8.5

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Commercial Trailer Leasing, Inc. 103 Eisenhower Pkwy Roseland, NJ 07068	Trailer leasing company	First lien senior secured revolving loan		1/19/2026		—	[48]
		First lien senior secured loan		1/19/2026		—	[49]
		First lien senior secured loan	8.50% (Base Rate + 5.25%/Q)	1/19/2026		0.1
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	1/19/2026		110.8
		Second lien senior secured loan	13.00%	1/19/2027		19.7
Comprehensive EyeCare Partners, LLC 50 South Stephanie st Suite 101 Henderson, NV 89012	Vision care practice management company	First lien senior secured revolving loan	7.00% (Libor + 5.75%/Q)	2/14/2024		1.3	[50]
		First lien senior secured loan		2/14/2024		—	[51]
		First lien senior secured loan	7.00% (Libor + 5.75%/Q)	2/14/2024		5.3
		First lien senior secured loan	8.00% (Base Rate + 4.75%/Q)	2/14/2024		1.0
		First lien senior secured loan	7.00% (Libor + 5.75%/Q)	2/14/2024		2.7
Concert Golf Partners Holdco LLC 345 1 Coastal Oak Newport Beach, CA 92657	Golf club owner and operator	First lien senior secured revolving loan		8/20/2025		—	[52]
Continental Acquisition Holdings, Inc. 4919 Woodall St Dallas, TX 75247	Distributor of aftermarket batteries to the electric utility vehicle, automotive, commercial, marine and industrial markets	First lien senior secured revolving loan		1/20/2026		—	[53]
		First lien senior secured loan		1/20/2027		—	[54]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	1/20/2027		26.6
Convey Health Solutions, Inc. 100 SE 3rd Ave 26th Floor Fort Lauderdale, FL 33394	Healthcare workforce management software provider	First lien senior secured loan	7.00% (Libor + 6.00%/Q)	9/4/2026		3.1
		First lien senior secured loan	10.00% (Libor + 9.00%/B)	9/4/2026		2.3
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	9/4/2026		11.8
Cority Software Inc., IQS, Inc. and Project Falcon Parent, Inc. 250 Bloor St E 9th Floor Toronto, ON M4W 1E6 Canada	Provider of environmental, health and safety software to track compliance data	First lien senior secured revolving loan		7/2/2025		—	[55]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/2/2026		6.4	[5]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/2/2026		4.4	[5]
		First lien senior secured loan	8.25% (Libor + 7.25%/Q)	7/2/2026		1.1	[5]
		Preferred equity	9.00% PIK		0.06%	0.2	[5]
		Common equity			0.06%	0.2	[5]
Cozzini Bros., Inc. and BH-Sharp Holdings LP 350 Howard Avenue Des Plaines, IL 60018	Provider of commercial knife sharpening and cutlery services in the restaurant industry	First lien senior secured revolving loan		3/10/2023		—	[56]
		First lien senior secured loan	8.50% (Libor + 3.00% Cash, 4.50% PIK/Q)	3/10/2023		10.4
		Common units			3.24%	0.2
Creation Holdings Inc. 8999 Fraserton Court Burnaby, BC V5J 5H8 Canada	Manufacturer of electrical systems	First lien senior secured revolving loan	6.75% (Libor + 5.75%/M)	8/15/2024		11.0	[57][5]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	8/15/2025		17.6	[5]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	8/15/2025		6.7	[5]
CREST Exeter Street Solar 2004-1 P.O. Box 908 Mary Street GT Walker House George Town, Grand Cayman Cayman Islands	Investment vehicle	Preferred shares				—	[5]
CST Buyer Company (d/b/a Intoxalock) 11035 Aurora Ave Des Moines, IA 50325	Provider of ignition interlock devices	First lien senior secured revolving loan		10/3/2025		—	[58]
CVP Holdco, Inc. and OMERS Wildcats Investment Holdings LLC 1801 Market Street Suite 1300 Philadelphia, PA 19103	Veterinary hospital operator	First lien senior secured revolving loan		10/31/2024		—	[59]
		First lien senior secured loan	10/31/2025			—	[60]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/31/2025		53.1
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/31/2025		31.3
		Common stock			2.58%	13.1

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
D4C Dental Brands HoldCo, Inc. and Bambino Group Holdings, LLC 1350 Spring Street NW Suite 600 Atlanta, GA 30353	Dental services provider	Class A preferred units			0.64%	0.4
Datix Bidco Limited 11 Worple Road Wimbledon, London SW19 4JS United Kingdom	Global healthcare software company that provides software solutions for patient safety and risk management	First lien senior secured loan	4.74% (Libor + 4.50%/Q)	4/28/2025		0.1	[5]
DecoPac, Inc. 3500 Thurston Avenue Anoka, MN 55303	Supplier of cake decorating solutions and products to in-store bakeries	First lien senior secured revolving loan		9/29/2023		—	[61]
DFC Global Facility Borrower III LLC 74 E Swedesford Road Suite 150 Malvern, PA 19355	Non-bank provider of alternative financial services	First lien senior secured revolving loan	11.75% (Libor + 10.75%/M)	9/27/2024		114.4	[62][5]
DFS Holding Company, Inc. 607 W Dempster Street Mount Prospect, IL 60056	Distributor of maintenance, repair, and operations parts, supplies, and equipment to the foodservice industry	First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	8/17/2023		158.0
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	8/17/2023		4.1
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	8/17/2023		0.6
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	2/17/2022		0.6
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	8/17/2023		2.2
DGH Borrower LLC 358 North Shore Drive Suite 201 Pittsburgh, PA 15212	Developer, owner and operator of quick start, small-scale natural gas-fired power generation projects	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	6/8/2023		30.3
Diligent Corporation and Diligent Preferred Issuer, Inc. 1385 Broadway 19th Floor New York, NY 10018	Provider of secure SaaS solutions for board and leadership team documents	First lien senior secured revolving loan		8/4/2025		—	[63]
		First lien senior secured loan		8/4/2025		—	[64]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	8/4/2025		33.3
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	8/4/2025		9.0
Display Holding Company, Inc., Saldon Holdings, Inc. and Fastsigns Holdings Inc. 2542 Highlander Way Carrollton, TX 75006	Provider of visual communications solutions	First lien senior secured revolving loan		3/13/2024		—	[65]
		First lien senior secured loan	6.65% (Libor + 5.65%/M)	3/13/2025		16.1
		First lien senior secured loan	6.65% (Libor + 5.65%/M)	3/13/2025		2.6
		Common units			60.00%	0.7
Divisions Holding Corporation and RC V Tecmo Investor LLC 1 Riverfront Place Suite 500 Newport, KY 41071	Technology based aggregator for facility maintenance services	First lien senior secured revolving loan	7.50% (Libor + 6.50%/Q)	8/14/2026		5.1	[66]
		First lien senior secured loan		8/14/2026		—	[67]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	8/14/2026		43.4
		Common member units			1.81%	14.0
Dorner Holding Corp. 975 Cottonwood Avenue Hartland, WI 53029	Manufacturer of precision unit conveyors	First lien senior secured revolving loan		3/15/2022		—	[68]
DRB Holdings, LLC 3245 Pickle Road Akron, OH 44312	Provider of integrated technology solutions to car wash operators	First lien senior secured revolving loan		10/6/2023		—	[69]
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	10/6/2023		23.2
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	10/6/2023		7.5
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	10/6/2023		11.4
Drilling Info Holdings, Inc. and Titan DI Preferred Holdings, Inc. 2901 Via Fortuna Suite 500 Austin, TX 78746	SaaS based business analytics company focused on oil and gas industry	Second lien senior secured loan	8.36% (Libor + 8.25%/Q)	7/30/2026		25.0
		Preferred stock	13.50% PIK		7.38%	34.4

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
DRS Holdings III, Inc. and DRS Holdings I, Inc. 255 State Street 7th Floor Boston, MA 02109	Footwear and orthopedic foot-care brand	First lien senior secured revolving loan		11/1/2025		—	[70]

		First lien senior secured loan	6.75% (Libor + 5.75%/M)	11/1/2025		30.0
		Common stock			2.64%	5.8
DS Admiral Bidco, LLC 235 East Palmer Street Franklin, NC 28734	Tax return software provider for government institutions	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	3/16/2026		0.7	[71]

		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	3/16/2028		25.6
DTI Holdco, Inc. and OPE DTI Holdings, Inc. 2 Ravinia Drive Suite 850 Atlanta, GA 30346	Provider of legal process outsourcing and managed services	First lien senior secured revolving loan	6.75% (Base Rate + 3.50%/Q)	9/30/2022		0.8	[72]

		First lien senior secured revolving loan	4.70% (Libor + 4.50%/Q)	9/30/2022		4.1	[72]
		Class A common stock			0.86%	3.5
		Class B common stock			0.86%	—
Dynamic NC Aerospace Holdings, LLC and Dynamic NC Investment Holdings, LP 16531 SW 190th Road Rose Hill, KS 67133	Provider of aerospace technology and equipment	First lien senior secured revolving loan	7.50% (Libor + 6.50%/Q)	12/30/2025		0.9	[73]

		First lien senior secured loan	8.75% (Base Rate + 5.50%/Q)	12/30/2026		25.8
		Common units			20.39%	9.7
eCapital Finance Corp. 2150 Islington Ave Suite 218 Toronto, ON M9P3V4 Canada	Consolidator of commercial finance businesses	Senior subordinated loan	10.00% (Libor + 8.50%/M)	1/31/2025		36.5

		Senior subordinated loan	10.00% (Libor + 8.50%/M)	1/31/2025		43.0
		Senior subordinated loan	10.00% (Libor + 8.50%/M)	1/31/2025		7.7
Eckler Industries, Inc. and Eckler Purchaser LLC [4] 5200 S. Washington Ave Titusville, FL 32780	Restoration parts and accessories provider for classic automobiles	First lien senior secured revolving loan	12.00% PIK	5/25/2022		3.3	[74]

		First lien senior secured loan	12.00% PIK	5/25/2022		24.0
		Class A common units			67.97%	1.3
Elemica Parent, Inc. & EZ Elemica Holdings, Inc. 550 E Swedesford Road Suite 310 Wayne, PA 19087	SaaS based supply chain management software provider focused on chemical markets	First lien senior secured revolving loan		12/31/2021		—	[75]

		First lien senior secured revolving loan	7.00% (Libor + 6.00%/Q)	9/18/2025		3.0	[76]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	9/18/2025		14.9
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	9/18/2025		50.9
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	9/18/2025		11.5
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	9/18/2025		5.7
		Preferred equity			1.83%	5.9
Elevation Services Parent Holdings, LLC 106 Isabella St Suite 102 Pittsburgh, PA 15212	Elevator service platform	First lien senior secured revolving loan		12/18/2026		—	[77]
		First lien senior secured loan		12/18/2026		—	[78]
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	12/18/2026		8.7
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	12/18/2026		11.0
Emergency Communications Network, LLC 780 W Granada Blvd Ormond Beach, FL 32174	Provider of mission critical emergency mass notification solutions	First lien senior secured revolving loan		6/1/2022		—	[79]

		First lien senior secured loan	8.75% (Libor + 2.625% Cash, 5.125% PIK/Q)	6/1/2023	39.9
EP Purchaser, LLC., Entertainment Partners Canada ULC and TPG VIII EP Co-Invest II, L.P. 2950 N Hollywood Way Burbank, CA 91505	Provider of entertainment workforce and production management solutions	First lien senior secured revolving loan		5/12/2025		—	[80]

		First lien senior secured loan	6.45% (Libor + 6.25%/Q)	5/11/2026		27.4
		First lien senior secured loan	6.50% (Libor + 6.25%/Q)	5/11/2026		19.3
		First lien senior secured loan	6.45% (Libor + 6.25%/Q)	5/11/2026		10.0	[5]
		First lien senior secured loan	6.45% (Libor + 6.25%/Q)	5/11/2026		3.8	[5]
		Partnership units			0.48%	5.8

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
EP Wealth Advisors, LLC 21515 Hawthorne Blvd #1200 Torrance, CA 90503	Wealth management and financial planning firm	First lien senior secured revolving loan		9/4/2026		—	[81]
		First lien senior secured loan		9/4/2026		—	[82]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	9/4/2026		0.1
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	9/4/2026		—
Episerver Inc. and Goldcup 17308 AB 542A Amherst Street Route 101A Nashua, NH 03063	Provider of web content management and digital commerce solutions	First lien senior secured revolving loan		10/9/2024		—	[83]
		First lien senior secured loan	6.00% (Euribor + 6.00%/Q)	10/9/2024		6.3	[5]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/9/2024		27.1	[5]
eResearch Technology, Inc. and Astorg VII Co-Invest ERT 1818 Market Street Philadelphia, PA 19103	Provider of mission-critical, software-enabled clinical research solutions	Second lien senior secured loan		2/4/2028		—	[84]
		Second lien senior secured loan	8.50% (Libor + 8.00%/M)	2/4/2028		19.9
		Limited partnership interest			0.16%	3.9	[5]
ESCP PPG Holdings, LLC [3] 8330 State Road Philadelphia, PA 19136	Distributor of new equipment and aftermarket parts to the heavy-duty truck industry	Class A units			7.91%	2.7
Essential Services Holding Corporation and OMERS Mahomes Investment Holdings LLC 1101 Electron Dr Louisville, KY 40299	Provider of plumbing and HVAC services	First lien senior secured revolving loan		11/17/2025		—	[85]
		First lien senior secured loan		11/16/2026		—	[86]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	11/16/2026		114.3
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	11/16/2026		43.3
		Class A units			2.81%	22.4
European Capital UK SME Debt LP [3] 25 Bedford Street London, WC2E 9ES United Kingdom	Investment partnership	Limited partnership interest			45.00%	24.6	[5]
Everspin Technologies, Inc. 1347 N Alma School Road Suite 220 Chandler, AZ 85224	Designer and manufacturer of computer memory solutions	Warrant to purchase up to 18,461 shares of common stock			3.98%	—	[2]
Excelligence Holdings Corp. 2 Lower Ragsdale Drive #215 Monterey, CA 93940	Developer, manufacturer and retailer of educational products	First lien senior secured loan	8.00% (Libor + 2.50% Cash, 4.50% PIK/Q)	4/18/2023		7.7
Faraday&Future Inc., FF Inc. and Faraday SPE, LLC 18455 S Figueroa St Los Angeles, CA 90248	Electric vehicle manufacturer	Senior subordinated loan	14.00% PIK	3/1/2022		49.9
Ferraro Fine Foods Corp. and Italian Fine Foods Holdings L.P. 287 South Randolphville Road Piscataway, NJ 08854	Specialty Italian food distributor	First lien senior secured revolving loan	4.49% (Libor + 4.25%/Q)	5/9/2023		2.4	[87]
		Class A common units			1.12%	5.2
Ferrellgas, L.P. 7500 College Blvd Suite 1000 Overland Park, KS 66210	Distributor of propane and related accessories	Senior preferred units	8.96%		7.96%	54.0
First Insight, Inc. 1606 Carmody Court Suite 106 Sewickley, PA 15143	Software company providing merchandising and pricing solutions to companies worldwide	Warrant to purchase up to 122,827 units of Series C preferred stock			0.88%	—	[2]
FL Hawk Intermediate Holdings, Inc. 3145 Medlock Bridge Road Norcross, GA 30071	Provider of variable data labeling for the apparel industry	First lien senior secured revolving loan		2/22/2027		—	[88]
		First lien senior secured loan		2/22/2028		—	[89]
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	2/22/2028		4.0
Flinn Scientific, Inc. and WCI-Quantum Holdings, Inc. 770 N. Raddant Rd Batavia, IL 60510	Distributor of instructional products, services and resources	First lien senior secured revolving loan	5.50% (Libor + 4.75%/Q)	8/31/2023		2.5	[90]
		First lien senior secured loan	5.50% (Libor + 4.75%/Q)	8/31/2023		26.3
		First lien senior secured loan	5.50% (Libor + 4.75%/Q)	8/31/2023		1.0
		Series A preferred stock			1.27%	0.8

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Flow Control Solutions, Inc. 7869 Route 98 Arcade, NY 14009	Distributor and manufacturer of flow control systems components	First lien senior secured revolving loan		11/21/2024		—	[91]
		First lien senior secured loan		11/21/2024		—	[92]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q )	11/21/2024		10.8
		First lien senior secured loan	6.75% (Libor + 5.75%/Q )	11/21/2024		9.5
FM: Systems Group LLC 2301 Sugar Bush Road Suite 500 Raleigh, NC 27612	Provider of facilities and space management software solutions	First lien senior secured revolving loan		12/2/2024		—	[93]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	12/2/2024		3.2
Forescout Technologies, Inc. 190 West Tasman Drive San Jose, CA 95134	Network access control solutions provider	First lien senior secured revolving loan		8/18/2025		—	[94]
		First lien senior secured loan	10.50% PIK (Libor + 9.50%/Q)	8/17/2026		17.4
Foundation Consumer Brands, LLC 1190 Omega Drive Pittsburgh, PA 15205	Pharmaceutical holding company of over the counter brands	First lien senior secured revolving loan		10/1/2026		—	[95]
		First lien senior secured loan	7.38% (Libor + 6.38%/Q)	10/1/2026		27.4
Foundation Risk Partners, Corp. 1540 Cornerstone Blvd Suite 2300 Daytona Beach, FL 32117	Full service independent insurance agency	First lien senior secured revolving loan	5.75% (Libor + 4.75%/M)	11/10/2023		7.9	[96]
		First lien senior secured loan		11/10/2023		—	[97]
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	11/10/2023		25.7
		Second lien senior secured loan		11/11/2024		—	[98]
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		19.1
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		21.7
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		27.4
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		14.8
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		27.5
Frontline Technologies Group Holding LLC, Frontline Technologies Blocker Buyer, Inc., Frontline Technologies Holdings, LLC and Frontline Technologies Parent, LLC 1400 Atwater Drive Malvern, PA 19355	Provider of human capital management and SaaS-based software solutions to employees and administrators of K-12 school organizations	First lien senior secured loan	6.75% (Libor + 5.75%/Q)	9/18/2023		17.3
		Class A preferred units	9.00% PIK		0.62%	6.3
		Class B common units			0.62%	4.0
FS Squared Holding Corp. and FS Squared, LLC 6005 Century Oaks Dr #100 Chattanooga, TN 37416	Provider of on-site vending and micro market solutions	First lien senior secured revolving loan		3/28/2024		—	[99]
		First lien senior secured loan		3/28/2025		—	[100]
		First lien senior secured loan	5.36% (Libor + 5.25%/M)	3/28/2025		1.4
		Class A units			3.62%	12.9
FWR Holding Corporation 8027 Cooper Creed Boulevard #103 University Park, FL 34201	Restaurant owner, operator, and franchisor	First lien senior secured revolving loan		8/21/2023		—	[101]
		First lien senior secured loan		8/21/2023		—	[102]
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		3.7
			1.50% PIK/Q)
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		0.5
			1.50% PIK/Q)
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		0.5
			1.50% PIK/Q)
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		0.8
			1.50% PIK/Q)
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		0.5
			1.50% PIK/Q)
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		0.6
			1.50% PIK/Q)
		First lien senior secured loan	8.00% (Libor + 5.50% Cash,	8/21/2023		1.7
			1.50% PIK/Q)

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Garden Fresh Restaurant Corp.	Restaurant owner and operator	First lien senior secured revolving loan		2/1/2022		—	[103]
and GFRC Holdings LLC
15822 Bernardo Center Drive Suite A		First lien senior secured loan		2/1/2022		—
San Diego, CA 92127
GB Auto Service, Inc. and GB	Automotive parts and repair	First lien senior secured revolving loan	7.00% (Libor + 6.00%/Q)	10/19/2024		6.1	[104]
Auto Service Holdings, LLC	services retailer
2910 North Swan Road		First lien senior secured loan		10/19/2024		—	[105]
Suite 110 Tucson, AZ 85712		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/19/2024		4.9
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/19/2024		21.9
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/19/2024		30.0
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/19/2024		42.3
		Common units			7.00%	11.6
Gehl Foods, LLC and GF	Producer of low-acid, aseptic food	Class A preferred units			2.58%	—
Parent LLC	and beverage products	Class A common units			2.58%	—
N116W15970 Main St		Class B common units			2.58%	—
Germantown, WI 53022
Genesis Acquisition Co. and	Child care management software	First lien senior secured revolving loan	4.20% (Libor + 4.00%/Q)	7/31/2024		1.4	[106]
Genesis Holding Co.	and services provider	First lien senior secured loan	4.20% (Libor + 4.00%/Q)	7/31/2024		0.2
1 West Main Street		Second lien senior secured loan	7.74% (Libor + 7.50%/Q)	7/31/2025		24.0
Ste 201		Second lien senior secured loan	7.74% (Libor + 7.50%/Q)	7/31/2025		6.1
Medford, OR 97501		Class A common stock			0.22%	0.6
Genomatica, Inc.	Developer of a biotechnology platform for the production of chemical products	Warrant to purchase 322,422 shares of			0.70%	—	[2]
100 Acorn Park Drive		Series D preferred stock
Cambridge Discovery Park 5th
Floor Cambridge, MA 02140
GHX Ultimate Parent Corporation, Commerce Parent, Inc. and Commerce	On-demand supply chain automation solutions provider to the healthcare industry	Second lien senior secured loan	9.00% (Libor + 8.00%/M)	6/30/2025		34.8
Topco, LLC		Second lien senior secured loan	9.00% (Libor + 8.00%/M)	6/30/2025		55.3
1315 W Century Drive Suite 100 Louisville, CO 80027		Series A preferred stock	11.75% PIK (Libor + 10.75%/Q)		64.15%	171.8
		Class A units			1.34%	16.9
Global Medical Response, Inc.	Emergency air medical services provider	Senior subordinated loan	8.88% (Libor + 7.88%/Q)	3/13/2026		145.1
0 Highway 121 Bypass		Warrant to purchase up to 115,733 units of common stock			0.08%	2.1	[2]
Suite 21
Lewisville, TX 75067
GPM Investments, LLC and	Convenience store operator	First lien senior secured loan	5.50% (Libor + 4.50%/Q)	3/1/2027		17.4
ARKO Corp.		First lien senior secured loan	5.50% (Libor + 4.50%/Q)	3/1/2027		15.0
8565 Magellan Parkway		Common stock			2.54%	20.5
Suite 400		Warrant to purchase up to 1,088,780 common stock			1.32%	2.0	[2]
Richmond, VA 23227
GraphPAD Software, LLC	Provider of data analysis, statistics,	First lien senior secured revolving loan		12/21/2023		—	[107]
7825 Fay Avenue	and visualization software solutions	First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/21/2023		0.5
#230	for scientific research applications
La Jolla, CA 92037
Green Energy Partners,	Gas turbine power generation	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	11/13/2021		36.0
Stonewall LLC and Panda	facilities operator
Stonewall Intermediate
Holdings II LLC		Senior subordinated loan		12/31/2021		92.2
12 Paoli Pike
Suite 5
Paoli, PA 19301
Green Street Parent, LLC and Green Street Intermediate Holdings, LLC 660 Newport Center Drive Suite 800 Newport Beach, CA 92660	Provider of REIT research data and analytics	First lien senior secured revolving loan	5.45% (Libor + 5.25%/Q)	8/27/2025		0.1	[108]

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
GSM Acquisition Corp. PO Box 535189 0 Grand Prairie, TX 75053-5189	Manufacturer of outdoor products	First lien senior secured revolving loan		11/16/2026		—	[109]
		First lien senior secured loan		11/16/2026		—	[110]
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	11/16/2026		25.7
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	11/16/2026		2.2
GTCR-Ultra Holdings III, LLC and GTCR-Ultra Holdings LLC 12120 Sunset Hills Road 500 Reston, VA 20190	Provider of payment processing and merchant acquiring solutions	First lien senior secured revolving loan		7/24/2025		—	[111]
		Class B units			0.82%	—
H-Food Holdings, LLC and Matterhorn Parent, LLC 3500 Lacey Road Suite 300 Downers Grove, IL 60515	Food contract manufacturer	Second lien senior secured loan	7.11% (Libor + 7.00%/M)	3/2/2026		73.0
		Common units			0.43%	5.2
HAI Acquisition Corporation and Aloha Topco, LLC 6600 Kalanianaole Hwy Suite 200 Honolulu, HI 96825	Professional employer organization offering human resources, compliance and risk management services	First lien senior secured revolving loan		11/1/2023		—	[112]
		First lien senior secured loan	6.50% (Libor + 5.50%/M)	11/1/2024		61.5
		Class A units			0.82%	2.7
Halex Holdings, Inc. [4] 4200 Santa Ana Street Ontario, CA 91761	Manufacturer of flooring installation products	Common stock			100.00%	—
Harvey Tool Company, LLC 428 Newburyport Turnpike Rowley, MA 01969	Manufacturer of cutting tools used in the metalworking industry	First lien senior secured revolving loan		10/12/2023		—	[113]
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	10/14/2024		20.0
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	10/12/2025		43.7
HCI Equity, LLC [4] 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	Investment company	Member interest			100.00%	0.1	[5]
HealthEdge Software, Inc. 3 Van de Graaff Drive Burlington, MA 1803	Provider of financial, administrative and clinical software platforms to the healthcare industry	First lien senior secured revolving loan	7.25% (Libor + 6.25%/Q)	4/9/2026		1.3	[114]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/9/2026		3.7
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/9/2026		10.7
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/9/2026		47.5
Heelstone Renewable Energy, LLC [4] 301 W Barbee Chapel raod Suite 100 Chapel Hill, NC 27517	Provider of cloud based IT solutions, infrastructure and services	First lien senior secured loan		8/4/2023		—	[115]
		First lien senior secured loan	12.00%	8/4/2023		1.1
		Preferred equity			90.00%	35.6
Help/Systems Holdings, Inc. 6455 City West ParkWay Eden Prairie, MN 55344	Provider of IT operations management and cybersecurity software	First lien senior secured revolving loan		11/19/2024		—	[116]
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	11/19/2026		25.9
Highline Aftermarket Acquisition, LLC, Highline Aftermarket SC Acquisition, Inc. and Highline PPC Blocker LLC 4500 Malone Road Memphis, TN 38118	Manufacturer and distributor of automotive fluids	First lien senior secured revolving loan	4.00% (Libor + 3.75%/M)	11/10/2025		1.2	[117]
		Second lien senior secured loan	8.75% (Libor + 8.00%/Q)	11/9/2028		40.8
		Second lien senior secured loan	8.75% (Libor + 8.00%/Q)	11/9/2028		28.9
		Co-invest units			1.05%	5.9
Hometown Food Company 500 W Madison street Chicago, IL 60661	Food distributor	First lien senior secured revolving loan		8/31/2023		—	[118]
Hummel Station LLC 5001 Spring Valley Road Suite 1150 Dallas, TX 75244	Gas turbine power generation facilities operator	First lien senior secured loan	7.00% (Libor + 6.00%/M)	10/27/2022		0.9
Huskies Parent, Inc. 170 Huyshope Avenue Hartford, CT 06106	Insurance software provider	First lien senior secured revolving loan	4.11% (Libor + 4.00%/M)	7/31/2024		0.6	[122]

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
IfByPhone Inc. 300 W. Adams Street Suite 900 Chicago, IL 60606	Voice-based marketing automation software provider	Warrant to purchase up to 124,300 shares of Series C preferred stock			5.00%	—	[2]
Imaging Business Machines, L.L.C. and Scanner Holdings Corporation [4] 2750 Crestwood Blvd Birmingham, AL 35210	Provider of high-speed intelligent document scanning hardware and software	Senior subordinated loan	14.00%	6/15/2022		8.3
		Senior subordinated loan	14.00%	6/15/2022		8.3
		Series A preferred stock			95.35%	25.7
		Class A common stock			86.86%	0.1
		Class B common stock			100.00%	0.8
IMIA Holdings, Inc. 7884 Spanish Fort Blvd Spanish Fort, AL 36527	Marine preservation maintenance company	First lien senior secured revolving loan		10/27/2025		—	[119]
		First lien senior secured loan	7.00% (Libor + 6.00%/M)	10/27/2025		28.3
Implus Footcare, LLC 2001 T.W. Alexander Drive Box 13925 Durham, NC 27709-3925	Provider of footwear and other accessories	First lien senior secured loan	8.75% (Libor + 2.50% Cash, 5.25% PIK/Q)	4/30/2024		91.6
		First lien senior secured loan	8.75% (Libor + 2.50% Cash, 5.25% PIK/Q)	4/30/2024		12.5
		First lien senior secured loan	8.75% (Libor + 2.50% Cash, 5.25% PIK/Q)	4/30/2024		1.1
		First lien senior secured loan	8.75% (Libor + 2.50% Cash, 5.25% PIK/Q)	4/30/2024		4.5
Infilaw Holding, LLC 1100 5th Avenue South Suite 301 Naples, FL 34102	Operator of for-profit law schools	First lien senior secured revolving loan		9/30/2022		—	[120]
Infogix, Inc. and Infogix Parent Corporation 1240 E. Diehl Rd Suite 400 Naperville, IL 60563	Enterprise data analytics and integrity software solutions provider	First lien senior secured revolving loan	7.00% (Libor + 6.00%/Q)	4/30/2024		5.3	[121]
		Series A preferred stock			1.47%	3.8
		Common stock			1.47%	—
Inmar, Inc. 2601 Pilgrim CourtWinston Salem, NC 27106	Technology-driven solutions provider for retailers, wholesalers and manufacturers	First lien senior secured loan	5.00% (Libor + 4.00%/Q)	5/1/2024		15.3
	Second lien senior secured loan		9.00% (Libor + 8.00%/Q)	5/1/2025		28.3
Instituto de Banca y Comercio, Inc. & Leeds IV Advisors, Inc. 1660 Calle Santa Ana Santurce, PR 00909 Puerto Rico	Private school operator	First lien senior secured loan	10.50% (Libor + 9.00%/Q)	10/31/2022		15.0
		Series B preferred stock			0.00%	—
		Series C preferred stock			0.00%	—
		Series B preferred stock			5.00%	—
		Series C preferred stock			3.98%	—
		Senior preferred series A-1 shares			85.40%	17.5
		Common stock			4.02%	—
		Common stock			0.00%	—
IntraPac International LLC and IntraPac Canada Corporation 136 Fairview Road Suite 320 Mooresville, NC 28117	Manufacturer of diversified packaging solutions and plastic injection molded products	First lien senior secured revolving loan	5.75% (Libor + 5.50%/Q)	1/11/2025		7.7	[123]
		First lien senior secured loan	5.70% (Libor + 5.50%/Q)	1/11/2026		7.0
		First lien senior secured loan	5.70% (Libor + 5.50%/Q)	1/11/2026		21.3	[5]
Invoice Cloud, Inc. 35 Braintree Hill Office Park Braintree, MA 02184	Provider of electronic payment processing solutions	First lien senior secured revolving loan		2/11/2024		—	[124]
		First lien senior secured loan	7.50% (Libor + 3.25% Cash, 3.25% PIK/Q)	2/11/2024		34.6
		First lien senior secured loan	7.50% (Libor + 3.25% Cash, 3.25% PIK/Q)	2/11/2024		14.0

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
IRI Holdings, Inc., IRI Group Holdings, Inc. and IRI Parent, L.P. 150 North Clinton Street Chicago, IL 60661	Market research company focused on the consumer packaged goods industry	First lien senior secured loan	4.36% (Libor + 4.25%/M)	12/1/2025		42.6
		First lien senior secured loan	5.11% (Libor + 5.00%/M)	12/1/2025		7.9
		Second lien senior secured loan	8.11% (Libor + 8.00%/M)	11/30/2026		86.8
		Series A-1 preferred shares	11.50% PIK (Libor + 10.50%/S)		23.45%	62.3
		Class A-1 common units			1.26%	16.5
IV Rollover Holdings, LLC 2270 Martin Aevnue Santa Clara, CA 95050	Solar power generation facility developer and operator	Class X units			100.00%	2.2
		Class B units			1.70%	—
Ivy Hill Asset Management, L.P. [4] 245 Park Avenue 44th Floor New York, NY 10167	Asset management services	Senior subordinated loan	7.25% (Libor + 6.50%/Q)	5/18/2023		72.0	[5]
		Member interest			100.00%	576.8	[5]
Javlin Three LLC, Javlin Four LLC, and Javlin Five LLC 1414 Harney Street Suite 440 Omaha, NE 68102	Asset-backed financial services company	First lien senior secured loan		6/24/2017		0.7	[5]
JDC Healthcare Management, LLC 3030 Lyndon B Johnson Fwy #1400 Dallas, TX 75231	Dental services provider	First lien senior secured revolving loan		4/11/2022		2.5	[125]
		First lien senior secured loan		4/10/2023		23.5
		First lien senior secured loan		4/10/2023		3.3
Jenny C Acquisition, Inc. 5770 Fleet Street Carlsbad, CA 92008	Health club franchisor	Senior subordinated loan	8.00% PIK	4/3/2025		1.3
Jim N Nicks Management, LLC 3755 Corporate Woods Drive Birmingham, AL 35242	Restaurant owner and operator	First lien senior secured revolving loan	6.25% (Libor + 5.25%/Q)	7/10/2023		3.1	[126]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/10/2023		12.6
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/10/2023		1.1
Joyce Lane Capital LLC and Joyce Lane Financing SPV LLC (fka Ciena Capital LLC) [4] 1633 Broadway 39th Floor New York, NY 10019	Specialty finance company	First lien senior secured loan		12/27/2022		—	[127]
		First lien senior secured loan	4.20% (Libor + 4.00%/Q)	12/27/2022		0.6	[5]
		Equity interests			100.00%	—	[5]
JWC/KI Holdings, LLC 1701 Crossroads Drive Odenton, MD 21113	Foodservice sales and marketing agency	Membership units			5.13%	4.6
K2 Insurance Services, LLC and K2 Holdco LP 11452 El Camino Real San Diego, CA 92130	Specialty insurance and managing general agency	First lien senior secured revolving loan		7/1/2024		—	[128]
		First lien senior secured loan		7/1/2024		—	[129]
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	7/1/2024		51.3
		First lien senior secured loan	6.00% (Libor + 5.00%/M)	7/1/2024		10.4
		Common units			0.00%	1.3
KBHS Acquisition, LLC (d/b/a Alita Care, LLC) 160 Chubb Avenue Suite 206 Lyndhurst, NJ 07071	Provider of behavioral health services	First lien senior secured revolving loan	6.00% (Libor + 4.00% Cash, 1.00% PIK/Q)	3/17/2022		0.2	[130]
KC Culinarte Intermediate, LLC 330 Lynnway Lynn, MA 01901	Manufacturer of fresh refrigerated and frozen food products	First lien senior secured loan	4.75% (Libor + 3.75%/M)	8/25/2025		22.1
		Second lien senior secured loan	8.75% (Libor + 7.75%/M)	8/24/2026		29.6
Kellermeyer Bergensons Services, LLC 3605 Ocean Ranch Blvd Suite 200 Oceanside, CA 90256	Provider of janitorial and facilities management services	First lien senior secured loan		11/7/2026		—	[131]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/7/2026		1.7
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/7/2026		29.9
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/7/2026		6.6

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Kene Acquisition, Inc. and Kene Holdings, L.P. 28100 Torch Parkway Suite 400 Warrenville, IL 60555	National utility services firm providing engineering and consulting services to natural gas, electric power and other energy and industrial end markets	First lien senior secured revolving loan		8/8/2024		—	[132]
		First lien senior secured loan	5.25% (Libor + 4.25%/M)	8/10/2026		41.4
		Class A units			1.21%	4.5
KeyStone Sub-debt HoldCo, LLC 2010 State Rd First Floor Camp Hill, PA 17011	Planet Fitness franchisee	Senior subordinated loan	10.00% PIK	1/20/2027		46.6
		Warrant to purchase up to 24.7581 Class C interests			2.35%	3.3	[2]
KPS Global LLC and Cool Group LLC 4201 N Beach Street Fort Worth, TX 76137	Manufacturer of walk-in cooler and freezer systems	First lien senior secured loan	6.50% (Libor + 5.50%/M)	4/5/2024		15.2
		First lien senior secured loan	6.50% (Libor + 5.50%/M)	4/5/2024		4.1
		Class A units			1.60%	2.2
Laboratories Bidco LLC 65 Marcus Drive Melville, NY 11747	Lab testing services for nicotine containing products	First lien senior secured revolving loan		6/25/2024		—	[134]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	6/25/2024		29.4
		First lien senior secured loan	7.00% (CDOR + 6.00%/Q)	6/25/2024		25.7
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	6/25/2024		20.7
Lakers Buyer, Inc. and Lakers Parent LLC 3760 Kilroy Airport Way Suite 600 Long Beach, CA 90806	Provider of fire safety and life safety services	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	3/22/2027		4.8	[135]
		First lien senior secured loan		3/22/2027		—	[136]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	3/22/2027		65.7
		Second lien senior secured loan	11.75% PIK (Libor + 10.75%/Q)	9/22/2027		36.3
		Common units			2.72%	4.7
Lew’s Intermediate Holdings, LLC 3031 N Martin St Springfield, MO 65803	Outdoor brand holding company	First lien senior secured revolving loan	4.71% (Libor + 4.50%/Q)	2/11/2026		2.9	[137]
		First lien senior secured loan	5.75% (Libor + 5.00%/Q)	2/11/2028		9.9
LivaNova USA Inc. 100 Cyberonics Blvd Houston, TX 77058	Medical device company focused on treating cardiovascular and neurological diseases	First lien senior secured revolving loan		6/28/2024		—	[138]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	6/30/2025		42.5
LS DE LLC and LM LSQ Investors LLC 2600 Lucien Way Suite 100 Maitland, FL 32751	Asset based lender	Senior subordinated loan	10.50%	3/13/2024		37.0	[5]
		Senior subordinated loan	10.50%	6/25/2021		3.0	[5]
		Membership units			2.12%	3.7	[5]
LTG Acquisition, Inc. 900 Klein Road Plano, TX 75074	Designer and manufacturer of display, lighting and passenger communication systems for mass transportation markets	Class A membership units			5.08%	—
Mac Lean-Fogg Company and MacLean-Fogg Holdings, L.L.C. 1000 Allanson Road Mundelein, IL 60060	Manufacturer and supplier for the power utility and automotive markets worldwide	First lien senior secured revolving loan		12/21/2023		—	[139]
		First lien senior secured loan	5.63% (Libor + 5.00%/M)	12/22/2025		149.5
		First lien senior secured loan	5.63% (Libor + 5.00%/M)	12/22/2025		18.9
		Preferred units	4.50% Cash, 9.25% PIK		79.27%	72.9
Majesco and Magic Topco, L.P. 412 Mt Kemble Ave #110c Morristown, NJ 7960	Insurance software provider	First lien senior secured revolving loan		9/21/2026		—	[140]
		First lien senior secured loan	8.75% (Libor + 7.75%/Q)	9/21/2027		43.9
		Class A units	9.00% PIK		0.49%	2.3
		Class B units			0.49%	0.4
Manna Pro Products, LLC 707 Spirit 40 Park Drive Suite 150 Chesterfield, MO 63005	Manufacturer and supplier of specialty nutrition and care products for animals	First lien senior secured revolving loan		12/10/2026		—	[141]

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Marmic Purchaser, LLC and Marmic Topco, L.P. 1014 S Wall Ave Joplin, MO 64801	Provider of recurring fire protection services	First lien senior secured revolving loan		3/5/2027		—	[142]
		First lien senior secured loan		3/5/2027		—	[143]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	3/5/2027		21.6
		Limited partnership units	8.00% PIK		1.25%	1.7
Masergy Holdings, Inc. 2740 North Dallas Parkway Plano, TX 75093	Provider of software-defined solutions for enterprise global networks, cyber security, and cloud communications	First lien senior secured revolving loan		12/15/2022		—	[144]
Mavis Tire Express Services Corp. and Mavis Tire Express Services TopCo, L.P. 385 Saw Mill River Road Suite 17 Millwood, Ny 10546	Auto parts retailer	Second lien senior secured loan	8.50% (Libor + 7.50%/M)	3/20/2026		153.9
		Second lien senior secured loan	8.50% (Libor + 7.50%/M)	3/20/2026		1.4
		Second lien senior secured loan	9.00% (Libor + 8.00%/M)	3/20/2026		23.3
		Second lien senior secured loan	9.00% (Libor + 8.00%/M)	3/20/2026		11.3
		Class A units			0.91%	32.0
MB Aerospace Holdings II Corp. 39 Bradley Park Road East Granby, CT 06026	Aerospace engine components manufacturer	Second lien senior secured loan	10.00% (Libor + 9.00%/Q)	1/22/2026		61.6
		Second lien senior secured loan	10.00% (Libor + 9.00%/Q)	1/22/2026		21.3
MCH Holdings, Inc. and MC Acquisition Holdings I, LLC 825 East Gate Blvd. Garden City, NY 11530	Healthcare professional provider	First lien senior secured loan	8.50% (Libor + 7.00%/M)	7/31/2021		112.7
		Class A units			0.56%	1.2
McKenzie Creative Brands, LLC 1910 Saint Luke Church Road Granite Quarry, NC 28072	Designer, manufacturer and distributor of hunting-related supplies	First lien senior secured revolving loan		9/18/2023		—	[145]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	9/18/2023		84.5
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	9/18/2023		3.4
ME Equity LLC 14350 N 87th Street Suite 200, 205 and 230 Scottdale, AZ 85260	Franchisor in the massage industry	Common stock			1.62%	1.3
Micromeritics Instrument Corp. 4356 Communications Drive Norcross, GA 30093	Scientific instrument manufacturer	First lien senior secured revolving loan	6.00% (Libor + 5.00%/Q)	12/18/2025		1.9	[146]
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	12/18/2025		30.7
Microstar Logistics LLC, Microstar Global Asset Management LLC, and MStar Holding Corporation 5299 DTC Blvd Suite 510 Greenwood Village, CO 80111	Keg management solutions provider	Second lien senior secured loan	10.00% PIK (Libor + 9.00%/Q)	7/31/2023		122.4
		Series A preferred stock			0.00%	2.3
		Common stock			3.47%	0.8
Minerva Surgical, Inc. 101 Saginaw Drive Redwood, CA 94063	Medical device company focused on women’s health	First lien senior secured loan		12/30/2022		—	[147]
		First lien senior secured loan	11.50% (Libor + 3.50% Cash, 6.00% PIK/Q)	12/30/2022		32.0
Ministry Brands, LLC and MB Parent HoldCo, L.P. (dba Community Brands) 14488 Old Stage Rd Lenoir City, TN 37772	Software and payment services provider to faith-based institutions	First lien senior secured revolving loan		12/2/2022		—	[148]
		First lien senior secured loan	5.00% (Libor + 4.00%/M)	12/2/2022		9.3
		First lien senior secured loan	5.00% (Libor + 4.00%/M)	12/2/2022		4.8
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		90.0
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		16.6
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		9.2
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		4.7
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		17.9
		Second lien senior secured loan	9.00% (Libor + 8.00%/M)	6/2/2023		10.3
		Second lien senior secured loan	9.00% (Libor + 8.00%/M)	6/2/2023		38.6
		Class A units			0.55%	5.8

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
MMax Investment Partners, Inc. (d/b/a Professional Fighters League) 8000 Westpark Drive Suite 610 McLean, VA 22102	Mixed martial arts league	First lien senior secured loan	10.00% PIK	1/19/2026		12.5
		Warrant to purchase up to 3,223,122 shares of common stock			2.85%	1.7	[2]
Monica Holdco (US) Inc. 1299 Ocean Ave Suite 700 Santa Monica, CA 90401	Investment technology and advisory firm	First lien senior secured revolving loan		1/8/2026		—	[149]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	1/7/2028		2.6
Movati Athletic (Group) Inc. 33 University Avenue Windsor, ON N9A 5N8 Canada	Premier health club operator	First lien senior secured loan	7.50% PIK (CDOR + 6.00%/Q)	10/5/2024		2.7	[5]
		First lien senior secured loan	7.50% PIK (CDOR + 6.00%/Q)	10/5/2024		2.0	[5]
MRI Software LLC 28925 Fountain Parkway Solon, OH 44139	Provider of real estate and investment management software	First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	2/10/2026		0.2	[150]
		First lien senior secured loan		2/10/2026		—	[151]
		First lien senior secured loan		2/10/2026		—	[152]
		First lien senior secured loan		2/10/2026		—	[153]
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	2/10/2026		50.2
		First lien senior secured loan	6.50% PIK (Libor + 5.50%/Q)	2/10/2026		1.9
Murchison Oil and Gas, LLC and Murchison Holdings, LLC 7250 Legacy Tower One, Dallas Parkway Suite 1400 Plano, TX 75024	Exploration and production company	First lien senior secured loan	11.00% (Libor + 9.00%/Q)	10/26/2023		6.8
		First lien senior secured loan	10.00% (Libor + 8.00%/Q)	10/26/2023		38.3
		Preferred units	8.00% PIK		33.33%	24.9
n2y Holding, LLC Huron, OH 44839 PO Box 550	Developer of cloud-based special education platform	First lien senior secured revolving loan	7.00% (Libor + 6.00%/Q)	11/15/2025		—	[154]
Napa Management Services Corporation and ASP NAPA Holdings, LLC 68 South Service Road Suite 350 Melville, NY 11747	Anesthesia management services provider	Second lien senior secured loan	12.00% PIK (Libor + 11.00%/Q)	10/19/2023		67.0
		Preferred units	15.00% PIK		0.67%	0.1
		Senior preferred units	8.00% PIK		0.67%	0.3
		Class A units			0.66%	0.8

NAS, LLC and Nationwide Marketing Group, LLC 110 Oakwood Drive Suite 200 Winston-Salem,, NC 27103	Buying and marketing services organization for appliance, furniture and consumer electronics dealers	First lien senior secured revolving loan		6/3/2024		—	[155]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	6/3/2024		6.4
National Intergovernmental Purchasing Alliance Company 840 Crescent Centre Dr #600 Franklin, TN 37067	Leading group purchasing organization (“GPO”) for public agencies and educational institutions in the U.S	First lien senior secured revolving loan		5/23/2023		—	[156]
Navisun LLC and Navisun Holdings LLC [4] 39 Grace Street New Canaan, CT 06840	Owner and operater of commercial and industrial solar projects	First lien senior secured loan		11/15/2023		—	[157]
		First lien senior secured loan	8.00% PIK	11/15/2023		53.0
		First lien senior secured loan	9.00% PIK	11/15/2023		14.8
		First lien senior secured loan	5.00% Cash, 3.00%PIK	11/15/2023		39.5
		Series A preferred units	10.50% PIK		100.00 ~~%~~	12.9
		Class A units			55.00%	0.5
NCWS Intermediate, Inc. and NCWS Holdings LP 1500 SE 37th St Grimes, IA 50111	Manufacturer and supplier of car wash equipment, parts and supplies to the conveyorized car wash market	First lien senior secured loan		12/29/2026		—	[158]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	12/29/2026		9.2
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	12/29/2026		0.9
		Class A-2 common units			3.20%	10.0

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
NECCO Holdings, Inc. and New England Confectionery Company, Inc. [4] 135 American Legion Revere, MA 02151	Producer and supplier of candy	First lien senior secured revolving loan		1/31/2018		2.6	[159]
		First lien senior secured loan		11/7/2021		1.6
		First lien senior secured loan		8/31/2018		—
		First lien senior secured loan		11/9/2018		0.1
		Common stock			100.00%	—
NECCO Realty Investments LLC [4] 135 American Legion Highway Revere, MA 02151	Real estate holding company	Membership units			100.00%	—
Neighborly Issuer LLC and TDG Co-Invest, LP 524 W. Waco Drive Waco, TX 76701	Operator of multiple franchise concepts primarily related to home maintenance or repairs	First lien senior secured loan	3.58%	4/30/2051		—
		Preferred units			10.00%	3.6
		Common units			10.00%	5.2
Nelipak Holding Company, Nelipak European Holdings Cooperatief U.A., KNPAK Holdings, LP and PAKNK Netherlands Treasury B.V. 21 Amflex Drive Cranston, RI 02921	Manufacturer of thermoformed packaging for medical devices	First lien senior secured revolving loan	5.25% (Libor + 4.25%/M)	7/2/2024		0.3	[160]
		First lien senior secured loan	5.25% (Libor + 4.25%/Q)	7/2/2026		15.0
		First lien senior secured loan	4.50% (Euribor + 4.50%/Q)	7/2/2026		5.3	[5]
		First lien senior secured loan	4.50% (Euribor + 4.50%/Q)	7/2/2026		25.1	[5]
		Class A units			1.46%	4.8
NM GRC Holdco, LLC 1370 Broadway 12th FLoor New York, NY 10018	Regulatory compliance services provider to financial institutions	First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	2/9/2024		34.9
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/M)	2/9/2024		9.3
NMC Skincare Intermediate Holdings II, LLC 5200 New Horizons Blvd Amityville, NY 11701	Developer, manufacturer and marketer of skincare products	First lien senior secured revolving loan	6.00% (Libor + 5.00%/M)	10/31/2024		7.1	[161]
		First lien senior secured loan	6.00% (Libor + 5.00%/M)	10/31/2024		23.9
		First lien senior secured loan	6.00% (Libor + 5.00%/M)	10/31/2024		8.0
NMN Holdings III Corp. and NMN Holdings LP 155 Franklin Road Brentwood, TN 37027	Provider of complex rehabilitation technology solutions for patients with mobility loss	First lien senior secured revolving loan		11/13/2023		—	[162]
		Partnership units			0.76%	4.7
North American Science Associates, LLC, Cardinal Purchaser LLC and Cardinal Topco Holdings, L.P. 6750 Wales Rd Northwood, OH 43619	Contract research organization providing research and development and testing of medical devices	First lien senior secured revolving loan		9/15/2025		—	[163]
		First lien senior secured loan		9/15/2026		—	[164]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	9/15/2026		48.3
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	9/15/2026		7.9
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	9/15/2026		6.2
		Class A preferred units	8.00% PIK		4.20%	26.7
Novetta Solutions, LLC 7921 Jones Branch Drive 5th Floor McLean, VA 22102	Provider of advanced analytics solutions for the government, defense and commercial industries	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	10/17/2022		8.4
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	10/16/2023		31.0
Novipax Buyer, L.L.C. and Novipax Parent Holding Company, L.L.C. 2215 York Road Suite 504 Oak Brook, IL 60523	Developer and manufacturer of absorbent pads for food products	First lien senior secured loan	6.75% (Libor + 5.75%/Q)	12/1/2026		23.8
	Class A preferred units		10.00% PIK		4.62%	4.8
	Class C units				4.55%	1.1
NSM Insurance Group, LLC 555 North Lane Suite 6060 Conshohocken, PA 19428	Insurance program administrator	First lien senior secured loan	7.00% (Libor + 5.75%/M)	5/11/2026		12.9

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
NueHealth Performance, LLC 11221 Roe Ave Suite 300 Leawood, KS 66211	Developer, builder and manager of specialty surgical hospitals and ambulatory surgery centers	First lien senior secured revolving loan		9/27/2023		—	[165]
		First lien senior secured loan		9/27/2023		—	[166]
		First lien senior secured loan	8.25% (Libor + 7.25%/M)	9/27/2023		11.0
		First lien senior secured loan	8.25% (Libor + 7.25%/M)	9/27/2023		1.5
Olympia Acquisition, Inc. and Olympia TopCo, L.P. 1780 Kendarbren Drive Jamison, PA 18929	Behavioral health and special education platform provider	First lien senior secured revolving loan	8.50% (Libor + 5.50% Cash, 2.00% PIK/Q)	9/24/2024		9.3	[167]
		First lien senior secured revolving loan	8.50% (Libor + 5.50% Cash, 2.00% PIK/Q)	9/24/2024		0.1	[168]
		First lien senior secured loan	8.50% (Libor + 5.50% Cash, 2.00% PIK/M)	9/24/2026		39.0
		First lien senior secured loan	8.50% (Libor + 5.50% Cash, 2.00% PIK/M)	9/24/2026		0.2
		Class A common units			3.12%	3.0
OMH-HealthEdge Holdings, LLC 2424 North Federal Highway Suite 205 Boca Raton, FL 33431	Provider of financial, administrative and clinical software platforms to the healthcare industry	First lien senior secured revolving loan		10/24/2024		—	[169]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	10/24/2025		26.3
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	10/24/2025		15.5
OneDigital Borrower LLC 200 Galleria Parkway Atlanta, GA 30339	Benefits broker and outsourced workflow automation platform provider for brokers	First lien senior secured revolving loan	6.00% (Libor + 4.50%/Q)	11/17/2025		0.7	[170]
OneSmile Intermediate, LLC 100 Spectrum Center Drive Suite 100 & 1500 Irvine, CA 92618	Dental services provider	Senior subordinated loan	8.00% PIK	10/12/2026		7.2
OSYS Holdings, LLC 15950 Dallas Parkway Suite 350 Dallas, TX 75248	Provider of technology-enabled solutions to pharmacies	Limited liability company membership interest			1.57%	0.8
OTG Management, LLC 352 Park Avenue South New York, NY 10010	Airport restaurant operator	First lien senior secured revolving loan	10.00% (Libor + 7.00% Cash, 2.00% PIK/Q)	8/26/2021		8.7	[171]
		First lien senior secured loan	10.00% (Libor + 7.00% Cash, 2.00% PIK/Q)	8/26/2021		20.5
		First lien senior secured loan	10.00% (Libor + 7.00% Cash, 2.00% PIK/Q)	8/26/2021		84.9
		First lien senior secured loan	10.00% (Libor + 7.00% Cash, 2.00% PIK/Q)	8/26/2021		8.4
		First lien senior secured loan	10.00% (Libor + 7.00% Cash, 2.00% PIK/Q)	8/26/2021		13.9
		First lien senior secured loan	10.00% (Libor + 7.00% Cash, 2.00% PIK/Q)	8/26/2021		4.6
		Senior subordinated loan		2/26/2022		29.9
		Class A preferred units			20.00%	—
		Common units			3.79%	—
		Warrant to purchase up to 7.73% of common units			8.33%	—	[2]
OUTFRONT Media Inc. 405 Lexington Avenue 17th Floor New York, NY 10174	Provider of out-of-home advertising	Series A convertible perpetual preferred stock	7.00%		0.86%	39.0	[5]
Padres L.P. 100 Park Blvd San Diego, CA 92101	Sports and entertainment	First lien senior secured revolving loan		3/18/2027		—	[172]
		First lien senior secured loan		3/18/2027		—	[173]
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	3/18/2027		91.9
Panda Temple Power, LLC and T1 Power Holdings LLC [3] 2892 Panda Drive Temple, TX 76501	Gas turbine power generation facilities operator	Second lien senior secured loan	9.00% PIK (Libor + 8.00%/M)	2/7/2023		4.6
		Class A Common units			6.16%	18.3

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Partnership Capital Growth Investors III, L.P. 1 Embarcadero Center Suite 3810 San Francisco, CA 94111	Investment partnership	Limited partnership interest			2.50%	3.5	[5]
Pathway Vet Alliance LLC and Jedi Group Holdings LLC 3930 Bee Cave Road Suite 9 Austin, TX 78746	Veterinary hospital operator	First lien senior secured revolving loan		3/31/2025		—	[174]
		Second lien senior secured loan	8.75% (Libor + 7.75%/M)	3/31/2028		76.3
		Class R common units			0.76%	9.0
PayNearMe, Inc. 292 Gibralter Drive Suite 104 Sunnyvale, CA 94089	Electronic cash payment system provider	Warrant to purchase up to 195,726 shares of Series E preferred stock			1.11%	—	[2]
PaySimple, Inc. 1855 Blake Street Suite 210 Denver, CO 80202	Provider of business management solutions	First lien senior secured revolving loan		8/23/2024		—	[175]
		First lien senior secured loan	5.61% (Libor + 5.50%/M)	8/23/2025		49.2
PCG-Ares Sidecar Investment II, L.P. [3] 1 Embarcadero Center Suite 3810 San Francisco, CA 94111	Investment partnership	Limited partnership interest			100.00%	10.3	[5]
PCG-Ares Sidecar Investment, L.P. [3] 1 Embarcadero Center Suite 3810 San Francisco, CA 94111	Investment partnership	Limited partnership interest		100.00%		0.5	[5]
PDI TA Holdings, Inc., Peachtree Parent, Inc. and Insight PDI Holdings, LLC 4001 Central Pointe Parkway Temple, TX 76504	Provider of enterprise management software for the convenience retail and petroleum wholesale market	First lien senior secured revolving loan		10/24/2024		—	[176]
		First lien senior secured loan	5.50% (Libor + 4.50%/Q)	10/24/2024		53.9
		Second lien senior secured loan		10/24/2025		—
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	10/24/2025		70.1
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	10/24/2025		8.3
		Series A preferred stock	13.25% PIK		8.00%	17.9
		Class A units			0.50%	2.6
Pegasus Global Enterprise Holdings, LLC, Mekone Blocker Acquisition, Inc. and Mekone Parent, LLC 1101 Haynes Street #219 Raleigh, NC 27604	Provider of plant maintenance and scheduling software	First lien senior secured revolving loan		5/29/2025		—	[177]
		First lien senior secured loan		5/29/2025		—	[178]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	5/29/2025		19.9
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	5/29/2025		5.8
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	5/29/2025		5.8
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	5/29/2025		48.5
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	5/29/2025		1.8
		Class A units			0.75%	9.4
Pelican Products, Inc. 23215 Early Avenue Torrance, CA 90505	Flashlights manufacturer	Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	5/1/2026		27.3
Penn Virginia Holding Corp. 14701 St. Mary’s Lane Suite 275 Houston, TX 77079	Exploration and production company	Second lien senior secured loan	9.25% (Libor + 8.25%/M)	9/29/2024		66.6	[5]
People Corporation 1403 Kenaston Blvd Winnipeg, MB R3P 2T5 Canada	Provider of group benefits, group retirement and human resources services	First lien senior secured revolving loan		2/18/2027		—	[179]
		First lien senior secured loan		2/18/2028		—	[180]
		First lien senior secured loan	7.25% (CDOR + 6.25%/Q)	2/18/2028		1.9	[5]
		First lien senior secured loan	7.25% (CDOR + 6.25%/Q)	2/18/2028		44.4	[5]
PERC Holdings 1 LLC 2215 So. York Road Suite 202 Oak Brook, IL 60523	Operator of recycled energy, combined heat and power, and energy efficiency facilities	Class B common units			18.94%	11.5

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Perforce Software, Inc. 400 North 1st Avenue Suite 200 Minneapolis, MN 55401	Developer of software used for application development	First lien senior secured revolving loan	4.61% (Libor + 4.50%/M)	7/1/2024		0.1	[181]
Performance Health Supply, Inc. 1245 Home Avenue Akron, OH 44310	Distributor of rehabilitation supplies and equipment	Second lien senior secured loan	11.50% PIK (Libor + 10.50%/Q)	8/28/2023		87.7
Petroleum Service Group LLC 201 Route 17 North Rutherford, NJ 07070	Provider of operational services for US petrochemical and refining companies	First lien senior secured revolving loan		7/23/2025		—	[182]
		First lien senior secured loan		7/23/2025		—	[183]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/23/2025		34.5
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/23/2025		0.7
PhyMED Management LLC 110 29th Avenue North Suite 301 Nashville, TN 37203	Provider of anesthesia services	Second lien senior secured loan	13.00% (Libor + 2.50% Cash, 9.50% PIK/Q)	9/30/2022		51.2
Pine Holdings, Inc. 410 N Milwaukee Chicago, IL 60654	Retailer of fine and artisanal paper products	Class A common stock			3.64%	—
Piper Jaffray Merchant Banking Fund I, L.P. 800 Nicollet Mall Suite 800 Minneapolis, MN 55402	Investment partnership	Limited partnership interest			1.16%	1.3	[5]
Plaskolite PPC Intermediate II LLC and Plaskolite PPC Blocker LLC 400 W Nationwide Blvd Suite 400 Columbus, OH 43215	Manufacturer of specialized acrylic and polycarbonate sheets	First lien senior secured loan	5.25% (Libor + 4.25%/Q)	12/15/2025		12.2
	Second lien senior secured loan		8.00% (Libor + 7.00%/Q)	12/14/2026		55.0
	Co-Invest units				0.09%	1.0
Poplicus Incorporated 1061 Market Street Floor 6 San Francisco, CA 94103	Business intelligence and market analytics platform for companies that sell to the public sector	Warrant to purchase up to 2,402,991 shares of Series C preferred stock			3.23%	—	[2]
Portillo’s Holdings, LLC 2001 Spring Road Suite 500 Oak Brook, IL 60523	Fast casual restaurant brand	Second lien senior secured loan	10.75% (Libor + 9.50%/Q)	12/6/2024		34.0
PosiGen Backleverage, LLC and PosiGen, Inc. 2424 Edenborn Avenue Suite 550 Metairie, LA 70001	Seller and leaser of solar power systems for residential and commercial customers	First lien senior secured loan		1/30/2023		—	[184]
		First lien senior secured loan	9.00% (Libor + 7.00%)	1/30/2023		43.9
		First lien senior secured loan	9.00% (Libor + 7.00%)	1/30/2023		5.6
		Warrant to purchase up to 78,632 shares of common stock			0.91%	—	[2]
PracticeTek Purchaser, LLC and GSV PracticeTek Holdings, LLC 544 Lakeview Pkwy Suite 201 Vernon Hills, IL 60661	Software provider for medical practitioners	First lien senior secured revolving loan		3/31/2027		—	[185]
		First lien senior secured loan		3/31/2027		—	[186]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	3/31/2027		2.1
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	3/31/2027		4.7
		Class A units	8.00% PIK		4.06%	2.7
Premise Health Holding Corp. and OMERS Bluejay Investment Holdings LP 5500 Maryland Way 400 Brentwood, TN 37027	Provider of employer-sponsored onsite health and wellness clinics and pharmacies	First lien senior secured revolving loan	3.44% (Libor + 3.25%/Q)	7/10/2023		12.0	[187]
		First lien senior secured loan	3.70% (Libor + 3.50%/Q)	7/10/2025		10.7
		Second lien senior secured loan	7.70% (Libor + 7.50%/Q)	7/10/2026		67.1
		Class A units			1.53%	16.2
Primrose Holding Corporation [3] 3660 Cedarcrest Road Acworth, GA 30101	Franchisor of education-based early childhood centers	Common stock			8.46%	15.3

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Production Resource Group, L.L.C. and PRG III, LLC [3] 200 Business Parl Dr. Suite 109 Armonk, NY 10504	Provider of rental equipment, labor, production management, scenery, and other products to various entertainment end-markets	First lien senior secured loan	8.50% (Libor + 5.00% Cash, 2.50% PIK/Q)	8/21/2024		14.9
		First lien senior secured loan	9.75% PIK (Libor + 8.50%/Q)	8/21/2024		32.4
		Class A units			12.62%	3.2
ProfitSolv Purchaser, Inc. and PS Co-Invest, L.P. 1621 Cushman Drive Lincoln, NE 68512	Provider of practice management software to law firms	First lien senior secured revolving loan		3/5/2027		—	[188]
		First lien senior secured loan		3/5/2027		—	[189]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	3/5/2027		28.0
		Limited partnership units			0.72%	1.6
Project Alpha Intermediate Holding, Inc. and Qlik Parent, Inc. 150 N. Radnor Chester Road Suite E220 Radnor, PA 19087	Provider of data visualization software for data analytics	Class A common stock			0.42%	10.8
		Class B common stock			0.42%	0.1
Project Potter Buyer, LLC and Project Potter Parent, L.P. 1800 International Park Drive Suite 400 Birmingham, AL 35243	Software solutions provider to the ready-mix concrete industry	First lien senior secured revolving loan		4/23/2026		—	[190]
		First lien senior secured loan	9.25% (Libor + 8.25%/M)	4/23/2027		44.4
		First lien senior secured loan	9.25% (Libor + 8.25%/M)	4/23/2027		13.0
		First lien senior secured loan	9.25% (Libor + 8.25%/M)	4/23/2027		14.6
		First lien senior secured loan	9.25% (Libor + 8.25%/M)	4/23/2027		4.9
		Class A units	9.00% PIK		0.58%	1.6
		Class B units			0.70%	—
Project Ruby Ultimate Parent Corp. 11300 Switzer Road Overland Park, KS 66210	Provider of care coordination and transition management software solutions	Second lien senior secured loan	7.25% (Libor + 6.50%/Q)	3/12/2029		191.1
Pyramid Management Advisors, LLC and Pyramid Investors, LLC 1 Post Office Square Suite 1900 Boston, MA 02109	Hotel operator	First lien senior secured revolving loan	8.00% (Libor + 5.75% Cash, 1.25% PIK/Q)	7/15/2023		8.4[191]
		First lien senior secured loan		7/15/2023		—	[192]
		First lien senior secured loan	8.00% (Libor + 5.75% Cash, 1.25% PIK/Q)	7/15/2023		14.8
		First lien senior secured loan	8.00% (Libor + 5.75% Cash, 1.25% PIK/Q)	7/15/2023		1.3
		First lien senior secured loan	8.00% (Libor + 5.75% Cash, 1.25% PIK/Q)	7/15/2023		5.6
		Preferred membership units			1.40%	0.2
QC Supply, LLC 574 Road 11 Schuyler, NE 68661	Specialty distributor and solutions provider to the swine and poultry markets	First lien senior secured revolving loan	8.00% (Libor + 7.00%/M)	12/29/2021		7.5	[193]
		First lien senior secured loan	7.50% (Libor + 6.00% Cash, 0.50% PIK/M)	12/29/2022		21.9
		First lien senior secured loan	7.50% (Libor + 6.00% Cash, 0.50% PIK/M)	12/29/2022		7.3
QF Holdings, Inc. 315 Deaderick ST Suite 2300 Nashville, TN 37238	SaaS based electronic health record software provider	First lien senior secured revolving loan		9/19/2024		—	[194]
		First lien senior secured loan		9/19/2024		—	[195]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	9/19/2024		24.4
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	9/19/2024		4.9
R2 Acquisition Corp. 207 NW Park Ave Portland, OR 97209	Marketing services	Common stock			0.32%	0.4
Radius Aerospace, Inc. and Radius Aerospace Europe Limited 153 ExtrusionPlace Hot Springs, AR 71901	Metal fabricator in the aerospace industry	First lien senior secured revolving loan	6.75% (Libor + 5.75%/M)	3/29/2025		0.1	[196]
		First lien senior secured revolving loan	6.75% (GBP Libor + 5.75%/Q)	3/29/2025		0.2	[197][5]

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest[1]	Date	at 3/31/2021	Value
Raptor Technologies, LLC and Rocket Parent, LLC 631 West 22nd St Houston, TX 77270	Provider of SaaS-based safety and security software to the K-12 school market	First lien senior secured revolving loan	7.00% (Libor + 6.00%/M)	12/17/2023		0.8	[198]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/17/2024		15.2
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/17/2024		5.2
		Class A common units			2.27%	1.8
Rawlings Sporting Goods Company, Inc. and Easton Diamond Sports, LLC 510 Maryville University Dr Suite 110 St. Louis, MO 63141	Sports equipment manufacturing company	First lien senior secured revolving loan		12/31/2025		—	[199]
		First lien senior secured loan	8.50% (Libor + 7.50%/Q)	12/31/2026		92.7
RE Community Holdings GP, LLC and RE Community Holdings, LP 809 West Hill Street Charlotte, NC 28208	Operator of municipal recycling facilities	Limited partnership interest			2.86%	—
		Limited partnership interest			2.49%	—
Reddy Ice LLC 5720 LBJ Freeway Suite 200 Dallas, TX 75240	Packaged ice manufacturer and distributor	First lien senior secured revolving loan		7/1/2024		—	[200]
		First lien senior secured loan		7/1/2025		—	[201]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	7/1/2025		57.0
		First lien senior secured loan	8.75% (Base Rate + 5.50%/Q)	7/1/2025		1.6
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	7/1/2025		3.7
Redwood Services, LLC and Redwood Services Holdco, LLC 1661 International Drive Suite 400 Memphis, TN 38120	Provider of residential HVAC and plumbing services	First lien senior secured revolving loan		12/31/2025		—	[202]
		First lien senior secured loan		12/31/2025		—	[203]
		First lien senior secured loan	8.00% (Libor + 7.00%/Q)	12/31/2025		5.3
		Series D units	8.00% PIK		25.28%	5.5
Reef Lifestyle, LLC 5935 Darwin Ct Carlsbad, CA 92008	Apparel retailer	First lien senior secured revolving loan	11.00% (Libor + 5.75% Cash, 4.25% PIK/M)	10/28/2024		19.8	[204]
		First lien senior secured revolving loan		10/28/2024
		First lien senior secured loan	11.00% (Libor + 5.75% Cash, 4.25% PIK/Q)	10/28/2024		21.7
		First lien senior secured loan	6.75% (Libor + 1.50% Cash, 4.25% PIK/Q)	10/28/2024		0.6
		First lien senior secured loan	11.00% (Libor + 5.75% Cash, 4.25% PIK/M)	10/28/2024		0.4
Regent Education, Inc. 340 E. Patrick Street Suite 201 Frederick, MD 21701	Provider of software solutions designed to optimize the financial aid and enrollment processes	Warrant to purchase up to 5,393,194 shares of common stock			8.00%	—	[2]
		Warrant to purchase up to 987 shares of common stock			0.27%	—	[2]
Research Now Group, LLC and Survey Sampling International, LLC 5800 Tennyson Parkway Suite 600 Plano, TX 75024	Provider of outsourced data collection to the market research industry	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	12/20/2024		40.6
Respicardia, Inc. 12400 Whitewater Drive Suite 150 Minnetonka, MN 55343	Developer of implantable therapies to improve cardiovascular health	Warrant to purchase up to 99,094 shares of Series C preferred stock			0.19%	—	[2]
Retriever Medical/Dental Payments LLC, FSDC Holdings, LLC, Rectangle Ware-Ever Pay LLC and Retriever Enterprises, LLC 115 E Stevens Ave Valhalla, NY 10595	Provider of payment processing services and software to healthcare providers	First lien senior secured revolving loan		2/3/2023		—	[205]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	2/3/2023		26.5
RF HP SCF Investor, LLC 71 West 23rd Street New York, NY 10010	Branded specialty food company	Membership interest			10.08%	14.6	[5]

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest[1]	Date	at 3/31/2021	Value
Rialto Management Group, LLC 200 S Biscayne Blvd Suite 400 Miami, FL 33131	Investment and asset management platform focused on real estate	First lien senior secured revolving loan		12/2/2024		—	[206][5]
		First lien senior secured loan	4.36% (Libor + 4.25%/M)	12/2/2024		0.7	[5]
Riverview Power LLC 2200 Atlantic Street Suite 800 Stamford, CT 06902	Operator of natural gas and oil fired power generation facilities	First lien senior secured loan	9.00% (Libor + 8.00%/Q)	12/29/2022		75.8
RMCF III CIV XXIX, L.P 640 Freedom Business Center Drive Suite 201 King of Prussia, PA 19406	Software provider for clinical trial management	Limited partnership interest			99.90%	21.4
RSC Acquisition, Inc. and RSC Insurance Brokerage, Inc. 160 Federal Street 4th Floor Boston, MA 02110	Insurance broker	First lien senior secured revolving loan		10/30/2026		—	[207]
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	10/30/2026		43.0
RTI Surgical, Inc. and Pioneer Surgical Technology, Inc. 11621 Research Circle Alachua, FL 32615	Manufacturer of biologic, metal and synthetic implants/devices	First lien senior secured revolving loan		7/20/2026		—	[208]
	First lien senior secured loan		8.25% (Libor + 6.75%/Q)	7/20/2026		38.0
Rug Doctor, LLC and RD Holdco Inc. [4] 2201 W Plano Pkwy Ste 100 Plano, TX 75093	Manufacturer and marketer of carpet cleaning machines	Second lien senior secured loan	11.25% PIK (Libor + 9.75%/Q)	5/16/2023		20.2
		Common stock			45.86%	—
	Warrant to purchase up to 56,372 shares of common stock				46.98%	—	[2]
S Toys Holdings LLC (fka The Step2 Company, LLC) [4] 10010 Aurora-Hudson Road Streetsboro, OH 44241	Toy manufacturer	Class B common units			100.00%	0.3
		Common units			1.77%	—
		Warrant to purchase up to 3,157,895 units			5.00%	—	[2]
Safe Home Security, Inc., Security Systems Inc., Safe Home Monitoring, Inc., National Protective Services, Inc., Bright Integrations LLC and Medguard Alert, Inc. 1125 Middle Street #201 Middletown, CT 6457	Provider of safety systems for business and residential customers	First lien senior secured loan		8/4/2024		—	[209]
		First lien senior secured loan	8.25% (Libor + 7.25%/M)	8/4/2024		45.1
SCI PH Parent, Inc. 1515 W 22nd St Suite 1100 Oak Brook, IL 60523	Industrial container manufacturer, reconditioner and servicer	Series B shares			1.03%	1.0
SCIH Salt Holdings Inc. 301-148 Manitou Dr Kitchener, ON N2C 1L3 Canada	Salt and packaged ice melt manufacturer and distributor	First lien senior secured revolving loan		3/17/2025		—	[133]
SCM Insurance Services Inc. 5083 Windermere Boulevard SW #101 Edmonton, AB T6W 0J5 Canada	Provider of claims management, claims investigation & support and risk management solutions for the Canadian property and casualty insurance industry	First lien senior secured revolving loan		8/29/2022		—	[210]
		First lien senior secured loan	6.00% (CDOR + 5.00%/M)	8/29/2024		20.7	[5]
		Second lien senior secured loan	10.00% (CDOR + 9.00%/M)	3/1/2025		60.4	[5]
SCSG EA Acquisition Company, Inc. 3100 West End Avenue Suite 800 Nashville, TN 37203	Provider of outsourced clinical services to hospitals and health systems	First lien senior secured revolving loan		9/1/2022		—	[211]
SE1 Generation, LLC 192 Raceway Drive Mooresville, NC 28117	Solar power developer	Senior subordinated loan	5.50% Cash, 4.00% PIK	12/16/2022		54.1
SelectQuote, Inc. 6800 W 115th Street Suite 2511 Overland Park, KS 66211	Direct to consumer insurance distribution platform	First lien senior secured loan		11/5/2024		—	[212]
		First lien senior secured loan	5.75% (Libor + 5.00%/Q)	11/5/2024		38.5

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest[1]	Date	at 3/31/2021	Value
Senior Direct Lending Program, LLC [4] 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	Co-investment vehicle	Subordinated certificates	8.19% (Libor + 8.00%/Q)(13)	12/31/2036	87.50%	1,058.6	[5]
		Subordinated certificates			87.50%	—	[5]
SERV 2020-1 860 Ridge Lake Boulevard Memphis, TN 38120	Provider of restoration and cleaning services to commercial and residential customers	First lien senior secured loan	3.34%	1/30/2051		—
Severin Acquisition, LLC, PeopleAdmin, Inc., Promachos Holding, Inc. and Performance Matters LLC 150 Parkshore Drive Folsom, CA 95630	Provider of student information system software solutions to the K-12 education market	First lien senior secured revolving loan	3.38% (Libor + 3.25%/M)	8/1/2023		4.2	[213]
		First lien senior secured loan	5.50% (Libor + 4.50%/M)	8/1/2025		4.0
		Second lien senior secured loan	6.86% (Libor + 6.75%/M)	8/3/2026		80.0
SFE Intermediate Holdco LLC 9366 East Raintree Drive Suite 101 Scottdale, AZ 85260	Provider of outsourced foodservice to K-12 school districts	First lien senior secured revolving loan		7/31/2023		—	[214]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/31/2024		10.2
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/31/2024		6.3
SG Acquisition, Inc. 2635 Century Parkway NE Suite 900 Atlanta, GA 30345	Provider of insurance solutions for car sales	First lien senior secured loan	5.86% (Libor + 5.75%/M)	1/27/2027		37.4
SHO Holding I Corporation 250 S. Australian Avenue West Palm Beach, FL 33401	Manufacturer and distributor of slip resistant footwear	Second lien senior secured loan	10.29% PIK (Libor + 9.29%/Q)	10/27/2024		85.2
Shock Doctor, Inc. and Shock Doctor Holdings, LLC [3] 110 Cheshire Lane Suite120 Minnetonka, MN 55305	Developer, marketer and distributor of sports protection equipment and accessories	First lien senior secured revolving loan	7.25% (Base Rate + 4.00%/M)	5/14/2024		2.0	[215]
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	5/14/2024		17.7
		Class A preferred units			3.74%	—
		Class C preferred units			12.20%	—
		Preferred units			2.92%	—
Singer Sewing Company, SVP-Singer Holdings, LLC and SVP-Singer Holdings LP [4] 1224 Heil Quaker Boulevard La Vergne, TN 37086	Manufacturer of consumer sewing machines	First lien senior secured loan	10.00% (Libor + 4.00% Cash, 5.00% PIK/Q)	2/11/2026		234.2
		Class A common units			62.65%	89.9
SiroMed Physician Services, Inc. and SiroMed Equity Holdings, LLC 1000 Winter Street Suite 4300 Waltham, MA 02451	Outsourced anesthesia provider	First lien senior secured revolving loan		3/26/2024		—	[216]
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	3/26/2024		10.5
		Common units			4.81%	—
SK SPV IV, LLC 600 N Central Expressway Suite #4000 Richardson, TX 75080	Collision repair site operator	Series A common stock			76.92%	1.4
		Series B common stoc			76.92%	1.4
SM Wellness Holdings, Inc. and SM 15601 Dallas Parkway, Inc. Suite 500 Addison, TX 75001	Breast cancer screening provider	First lien senior secured revolving loan		8/1/2024		—	[217]
		First lien senior secured loan	7.00% (Libor + 6.25%/M)	8/1/2024		7.0
		First lien senior secured loan	7.00% (Libor + 6.25%/M)	8/1/2024		2.0
		Series A preferred stock	10.49% PIK (Libor + 10.25%/Q)		99.94%	61.8
		Series A units			2.27%	0.1
		Series B units			2.27%	6.4
Smarsh Inc., MobileGuard, LLC, Actiance, Inc. and Skywalker TopCo, LLC 851 SW 6th Ave Suite 800 Portland, OR 97204	SaaS based communication archival service provider	First lien senior secured loan	9.25% (Libor + 8.25%/Q)	11/20/2025		13.2
		Common units			0.42%	5.0
SocialFlow, Inc. 52 Vanderbilt Avenue 12th Floor New York, NY 10017	Social media optimization platform provider	Warrant to purchase up to 215,331 shares of Series C preferred stock			0.30%	—	[2]
Sophia, L.P. 2003 Edmund Halley Drive Reston, VA 20191	Provider of ERP software and services for higher education institutions	Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	10/9/2028		104.9

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
SoundCloud Limited 76/77 Rheinsberger Str Berlin, 10115 Germany	Platform for receiving, sending, and distributing music	Common stock			0.23%	0.7	[5]
Sovos Brands Intermediate, Inc. 1901 Fourth St #200 Berkeley, CA 94710	Food and beverage platform	First lien senior secured revolving loan		11/20/2023		—	[218]
		First lien senior secured loan	4.98% (Libor + 4.75%/Q)	11/20/2025		6.7
SpareFoot, LLC 3300 Interstate Hwy 35 Suite 200 Austin, TX 78705	PMS solutions and web services for the self-storage industry	First lien senior secured revolving loan	6.75% (Base Rate + 3.50%/Q)	4/13/2023		1.2	[219]
		First lien senior secured loan	6.75% (Base Rate + 3.50%/Q)	4/13/2024		1.2
		Second lien senior secured loan	9.75% (Libor + 8.75%/M)	4/13/2025		6.1
		Second lien senior secured loan	9.75% (Libor + 8.75%/M)	4/13/2025		4.2
		Second lien senior secured loan	9.75% (Libor + 8.75%/M)	4/13/2025		2.5
		Second lien senior secured loan	9.75% (Libor + 8.75%/M)	4/13/2025		1.3
		Second lien senior secured loan	9.75% (Libor + 8.75%/Q)	4/13/2025		1.1
Spectra Finance, LLC 3601 S. Broad Street Philadelphia, PA 19148	Venue management and food and beverage provider	First lien senior secured revolving loan	6.75% (Libor + 5.00% Cash, 0.75% PIK/M)	4/3/2023		14.0	[220]
		First lien senior secured loan	6.75% (Libor + 5.00% Cash, 0.75% PIK/Q)	4/2/2024		2.9
Spring Insurance Solutions, LLC 120 120 W 12th St Suite 1700 Kansas City, MO 64105	Technology-based direct to consumer sales and marketing platform for insurance products	First lien senior secured loan		11/24/2025		—	[221]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/24/2025		18.8
SSE Buyer, Inc., Supply Source Enterprises, Inc., Impact Products LLC, The Safety Zone, LLC and SSE Parent, LP 4300 Wildwood Parkway Suite 100 Atlanta, GA 30339	Manufacturer and distributor of personal protection equipment, commercial cleaning, maintenance and safety products	First lien senior secured revolving loan		6/30/2025		—	[222]
		First lien senior secured loan		6/30/2026		—	[223]
		First lien senior secured loan	10.22% (Libor + 9.22%/Q)	6/30/2026		21.9
		Limited partnership class A-1 units			1.04%	3.7
		Limited partnership class A-2 units			1.04%	3.7
Star US Bidco LLC 14845 West 64th Avenue Advada, CO 80007	Manufacturer of pumps, compressors and other highly-engineered equipment for mission-critical applications	First lien senior secured revolving loan		3/17/2025		—	[226]
Startec Equity, LLC [4] 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	Communication services	Member interest			100.00%	—
Stealth Holding LLC and UCIT Online Security Inc. 15182 Marsh Lane Addison, TX 75001	Live video monitoring solutions provider	First lien senior secured loan		3/2/2026		—	[224]
		First lien senior secured loan	7.75% (Libor + 6.75%/Q)	3/2/2026		17.4[5]
		First lien senior secured loan	7.75% (Libor + 6.75%/Q)	3/2/2026		26.2
Sundance Energy, Inc. 1050 17th Street Suite 700 Denver, CO 80265	Oil and gas producer	Second lien senior secured loan		6/14/2021		—	[225]
		Second lien senior secured loan		4/23/2023		47.6
		Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	6/14/2021		2.5
Sunk Rock Foundry Partners LP, Hatteras Electrical Manufacturing Holding Company and Sigma Electric Manufacturing Corporation 120 Sigma Drive Garner, NC 27529	Manufacturer of metal castings, precision machined components and sub-assemblies in the electrical products, power transmission and distribution and general industrial markets	First lien senior secured revolving loan	7.25% (Libor + 6.25%/Q)	10/31/2022		2.5	[227]
Sunrun Atlas Depositor 2019-2, LLC and Sunrun Atlas Holdings 2019-2, LLC 225 Bush Street San Francisco, CA 94105	Residential solar energy provider	First lien senior secured loan	3.61%	2/1/2055		0.1
		Senior subordinated loan	8.75% (Libor + 2.75% Cash, 4.00% PIK/Q)	11/26/2025		138.3
Sunrun Xanadu Issuer 2019-1, LLC and Sunrun Xanadu Holdings 2019-1, LLC 225 Bush Street San Francisco, CA 94105	Residential solar energy provider	First lien senior secured loan	3.98%	6/30/2054		0.4
		Senior subordinated loan	8.75% (Libor + 2.75% Cash, 4.00% PIK/Q)	7/1/2030		67.6

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
Sunshine Sub, LLC 4776 New Broad Street Suite 195 Orlando, FL 32814	Premier health club operator	First lien senior secured revolving loan		5/27/2024		—	[228]
Symplr Software Inc. and Symplr Software Intermediate Holdings, Inc. 315 Capitol St Suite 100 Houston, TX 77002	SaaS based healthcare compliance platform provider	First lien senior secured revolving loan		12/22/2025		—	[229]
		Second lien senior secured loan	8.63% (Libor + 7.88%/Q)	12/22/2028		52.9
		Series C preferred shares	11.00% PIK		46.79%	78.2
Synergy HomeCare Franchising, LLC and NP/Synergy Holdings, LLC 500 North Roosevelt Chandler, AZ 85226	Franchisor of private-pay home care for the elderly	First lien senior secured revolving loan		4/2/2024		—	[230]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	4/2/2024		15.7
		Common units			1.61%	0.9
TA/WEG Holdings, LLC 505 N Highway 169 Suite 900 Plymouth, MN 55441	Wealth management and financial planning firm	First lien senior secured revolving loan		10/2/2025		—	[231]
		First lien senior secured loan		10/2/2025		—	[232]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/2/2025		5.5
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/2/2025		0.9
Taymax Group, L.P., Taymax Group G.P., LLC, PF Salem Canada ULC and TCP Fit Parent, L.P. 27 Northwestern Drive Suite 2 Salem, NH 03079	Planet Fitness franchisee	First lien senior secured revolving loan	5.75% (Libor + 4.75%/Q)	7/31/2024		1.5	[233]
		First lien senior secured loan		7/31/2025		—	[234]
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	7/31/2025		0.3
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	7/31/2025		0.6
		Class A units			1.53%	0.6
TCP Hawker Intermediate LLC 1 Time Clock Dr San Angelo, TX 76904	Workforce management solutions provider	First lien senior secured revolving loan		8/29/2025		—	[235]
		First lien senior secured loan		8/28/2026		—	[236]
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/28/2026		6.6
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/28/2026		35.1
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/28/2026		7.4
Teasdale Foods, Inc. and Familia Group Holdings Inc. 901 Packers Street P.O. Box 814 Atwater, CA 95301	Provider of beans, sauces and hominy to the retail, foodservice and wholesale channels	First lien senior secured loan	7.25% (Libor + 6.25%/Q)	12/18/2025		78.0
		Warrant to purchase up to 57,827 shares of common stock			4.76%	—	[2]
Teligent, Inc. 105 Lincoln Avenue Buena, NJ 08310	Pharmaceutical company that develops, manufactures and markets injectable pharmaceutical products	First lien senior secured revolving loan		6/13/2024		—	[237]
		Second lien senior secured loan		12/29/2022		—	[238]
		Second lien senior secured loan		12/29/2022		—	[239]
		Second lien senior secured loan		12/29/2022		0.5
		Second lien senior secured loan		12/29/2022		0.3
		Second lien senior secured loan		12/29/2022		28.0
		Second lien senior secured loan		12/29/2022		16.8
		Series D preferred stock			0.26%	—
		Warrant to purchase up to 490,492 shares of common stock			0.00%	—	[2]
		Warrant to purchase up to 122,548 shares of common stock			0.41%	—	[2]
3TerSera Therapeutics LLC 150 N. Two Conway Park Suite 195 Lake Forest, IL 60045	Acquirer and developer of specialty therapeutic pharmaceutical products	First lien senior secured revolving loan		3/30/2024		—	[240]
		First lien senior secured loan	6.60% (Libor + 5.60%/Q)	3/30/2025		5.1
		First lien senior secured loan	6.60% (Libor + 5.60%/Q)	3/30/2025		2.1
		First lien senior secured loan	6.60% (Libor + 5.60%/Q)	3/30/2025		1.8

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
The Alaska Club Partners, LLC, Athletic Club Partners LLC and The Alaska Club, Inc. 5201 E Tudor Road Anchorage, AK 99507	Premier health club operator	First lien senior secured revolving loan		12/16/2024		—	[241]
	First lien senior secured loan		10.25% (Base Rate + 5.00% Cash, 2.00% PIK/Q)	12/16/2024		14.0
The Teaching Company Holdings, Inc. 4151 Lafayette Center Drive #100 Chantilly, VA 20151	Education publications provider	Preferred stock			1.77%	2.6
		Common stock			3.64%	1.7
The Ultimate Software Group, Inc. and H&F Unite Partners, L.P. 1485 North Park Drive Weston, FL 33326	Provider of cloud based HCM solutions for businesses	First lien senior secured revolving loan		5/3/2024		—	[242][5]
		Second lien senior secured loan	8.11% (Libor + 8.00%/M)	5/3/2027		136.9	[5]
		Limited partnership interests			0.16%	14.1	[5]
The Ultimus Group Midco, LLC, The Ultimus Group, LLC, and The Ultimus Group Aggregator, LP 80 Arkay Drive Ste 110 Hauppauge, NY 11788	Provider of asset-servicing capabilities for fund managers	First lien senior secured revolving loan	4.70% (Libor + 4.50%/Q)	2/1/2024		3.8	[243]
		First lien senior secured loan	5.50% (Libor + 4.50%/Q)	2/1/2026		36.9
		Class A units			0.42%	1.7
		Class B units			0.42%	—
		Class A units			0.53%	—
		Class B units			0.53%	—
Theranest, LLC 1500 1st Avenue North Suite L135 Birmingham, AL 0	Provider of software solutions for the mental and behavioral health market segments	First lien senior secured loan		7/23/2023		—	[244]
THG Acquisition, LLC 8720 Stony Point Parkway Suite 125 Richmond, VA 23255	Multi-line insurance broker	First lien senior secured revolving loan		12/2/2025		—	[245]
		First lien senior secured loan		12/2/2026		—	[246]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	12/2/2026		10.0
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	12/2/2026		3.1
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	12/2/2026		17.6
Totes Isotoner Corporation and Totes Ultimate Holdco, Inc. [3] 9655 International Boulevard Cincinatti, OH 45246	Designer, marketer, and distributor of rain and cold weather products	First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/23/2024		2.1
		First lien senior secured loan	5.00% (Libor + 4.00%/Q)	6/20/2024		1.6
	Common stock				8.61%	3.6
Touchstone Acquisition, Inc. and Touchstone Holding, L.P. 5949 Commerce Blvd Morristown, TN 37814	Manufacturer of consumable products in the dental, medical, cosmetic and consumer/industrial end-markets	First lien senior secured revolving loan		11/15/2023		—	[247]
		First lien senior secured loan	4.86% (Libor + 4.75%/M)	11/17/2025		25.1
		First lien senior secured loan	4.86% (Libor + 4.75%/M)	11/17/2025		11.1
		Class A preferred units	8.00% PIK		1.81%	2.6
Triton Water Holdings, Inc. 900 Long Ridge Road Building 2 Stamford, CT 06902-1138	Producer and provider of bottled water brands	First lien senior secured loan	4.00% (Libor + 3.50%/Q)	3/31/2028		1.0
	Senior subordinated loan		6.25%	4/1/2029		1.0
TWH Infrastructure Industries, Inc. 6500 N River Rd Suite 800 Rosemont, IL 60018	Provider of engineered products used in the trenchless rehabilitation of wastewater infrastructure	First lien senior secured revolving loan	5.71% (Libor + 5.50%/Q)	4/9/2025		—	[248]
		First lien senior secured loan	5.71% (Libor + 5.50%/Q)	4/9/2025		6.1
Tyden Group Holding Corp. P.O. Box 908 Mary Street GT Walker House George Town, Grand Cayman Cayman Islands	Producer and marketer of global cargo security, product identification and traceability products and utility meter products	Preferred stock			3.84%	0.4	[5]
		Common stock			3.84%	2.2	[5]
U.S. Anesthesia Partners, Inc. 2411 Fountain View Drive Suite 200 Houston, TX 77057	Anesthesiology service provider	Second lien senior secured loan	8.25% (Libor + 7.25%/Q)	6/23/2025		71.8

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
United Digestive MSO Parent, LLC 550 Peachtree Street N.E Suite 1600 Atlanta, GA 30308	Gastroenterology physician group	First lien senior secured revolving loan		12/14/2023		—	[249]
Urgent Cares of America Holdings I, LLC and FastMed Holdings I, LLC 935 Shotwell Road Suite 108 Clayton, NC 27520	Operator of urgent care clinics	Preferred units			20.00%	—
		Series C common units			20.00%	—
		Series A common units			1.12%	—
Urology Management Associates, LLC and JWC/UMA Holdings, L.P. 1515 Broad Street Suite 120 Bloomfield, NJ 07003	Urology private practice	First lien senior secured loan	6.00% (Libor + 5.00%/M)	8/31/2024		9.6
		Limited partnership interests			3.64%	4.5
Varsity Brands Holding Co., Inc. and BCPE Hercules Holdings, LP 6745 Lenox Center Court Memphis, TN 38115	Leading manufacturer and distributor of textiles, apparel & luxury goods	Second lien senior secured loan	9.25% (Libor + 8.25%/M)	12/15/2025		19.0
		Second lien senior secured loan	9.25% (Libor + 8.25%/M)	12/15/2025		110.5
	Class A units				0.17%	0.5
VCP-EDC Co-Invest, LLC 9801 Adam Don Pkwy Woodridge, IL 60517	Distributor of foodservice equipment and supplies	Membership units			2.02%	0.2
Vela Trading Technologies, LLC 211 East 43rd Street 5th Floor New York, NY 10017	Provider of market data software and content to global financial services clients	First lien senior secured revolving loan	9.00% (Libor + 7.75% Cash, 0.25% PIK/Q)	6/30/2022		3.5	[251]
		First lien senior secured loan	11.00% (Libor + 7.50% Cash, 2.50% PIK/Q)	6/30/2022		4.5
Verscend Holding Corp. 201 Jones Road 4th Floor Waltham, MA 02451	Healthcare analytics solutions provider	First lien senior secured revolving loan		8/28/2023		—	[252]
Vertice Pharma UK Parent Limited 630 Central Avenue New Providence, NJ 07974	Manufacturer and distributor of generic pharmaceutical products	Preferred shares			0.35%	—	[5]
Veterinary Practice Partners, LLC 601 S Henderson Rd Ste 155 King of Prussia, PA 19406-4234	Veterinary hospital operator	First lien senior secured revolving loan		1/20/2027		—	[253]
		First lien senior secured loan		1/20/2027		—	[254]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	1/20/2027		0.8
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	1/20/2027		23.6
Visual Edge Technology, Inc. 3874 Highland Park North Canton, OH 44720	Provider of outsourced office solutions with a focus on printer and copier equipment and other parts and supplies	First lien senior secured loan	8.50% (Libor + 5.75% Cash, 1.25% PIK/M)	8/31/2022		16.4
		First lien senior secured loan	8.50% (Libor + 5.75% Cash, 1.25% PIK/Q)	8/31/2022		15.4
		Senior subordinated loan	16.00% PIK	9/3/2024		75.4
		Warrant to purchase up to 3,094,492 shares of common stock			7.89%	—	[2]
		Warrant to purchase up to 2,838,079 shares of preferred stock			7.89%	—	[2]
VLS Recovery Services, LLC 17020 Premium Drive Hockley, TX 77447	Provider of commercial and industrial waste processing and disposal services	First lien senior secured revolving loan		10/17/2023		—	[255]
	First lien senior secured loan			10/17/2023		—	[256]
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/17/2023		1.8
VPROP Operating, LLC and V SandCo, LLC [4] 4413 Carey Street Fort Worth, TX 76119	Sand-based proppant producer and distributor to the oil and natural gas industry	First lien senior secured loan		11/6/2024		—	[257]
		First lien senior secured loan	11.00% PIK (Libor + 9.50%/M)	11/6/2024		6.4
		First lien senior secured loan	11.00% PIK (Libor + 9.50%/M)	11/6/2024		5.1
		First lien senior secured loan	11.00% PIK (Libor + 9.50%/M)	11/6/2024		23.1
		Class A units			44.60%	37.4

					% of
				Maturity	Class Held	Fair
Issuer	Business Description	Investment	Interest [1]	Date	at 3/31/2021	Value
VRC Companies, LLC 5400 Meltech Blvd Memphis, TN 38118	Provider of records and information management services	First lien senior secured revolving loan		3/31/2022		—	[258]
		First lien senior secured loan		3/31/2023		—	[259]
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	3/31/2023		26.4
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	3/31/2023		1.5
VS Buyer, LLC 2520 Northwinds Parkway Alpharetta, GA 30009	Provider of software-based data protection solutions	First lien senior secured revolving loan		2/28/2025		—	[250]
VSC Investors LLC 401 Vance Street Los Angeles, CA 90272	Investment company	Membership interest			1.95%	0.5	[5]
Wand Newco 3, Inc. 401 E Corporate Drive Suite 150 Lewisville, TX 75057	Collision repair company	Second lien senior secured loan	7.36% (Libor + 7.25%/M)	2/5/2027		178.4
Walnut Parent, Inc. 29 East King Street Lancaster, PA 17602	Manufacturer of natural solution pest and animal control products	First lien senior secured loan	6.50% (Libor + 5.50%/M)	11/9/2027		24.5
WASH Multifamily Acquisition Inc. and Coinamatic Canada Inc. 3690 Redondo Beach Ave Redondo Beach, CA 90278	Laundry service and equipment provider	First lien senior secured loan	5.75% (Libor + 4.75%/M)	5/16/2022		110.1
		Second lien senior secured loan	8.00% (Libor + 7.00%/M)	5/15/2023		22.4
		Second lien senior secured loan	8.00% (Libor + 7.00%/M)	5/12/2023		3.9
Watchfire Enterprises, Inc. 1015 Maple Street Danville, IL 61832	Manufacturer of LED electronic message centers and digital billboards	First lien senior secured revolving loan		7/2/2021		—	[260]
WCI-HFG Holdings, LLC 770 N Raddant Road Batavia, IL 60510	Distributor of repair and replacement parts for commercial kitchen equipment	Preferred units			0.24%	1.5
WebPT, Inc. 625 S 5th Street Phoenix, AZ 85004	Electronic medical record software provider	First lien senior secured revolving loan		8/28/2024		—	[261]
	First lien senior secured loan			8/28/2024		—	[262]
	First lien senior secured loan		7.75% (Libor + 6.75%/Q)	8/28/2024		48.1
Wellness AcquisitionCo, Inc. 222 W Hubbard St Suite 300 Chicago, IL 60654	Provider of retail consumer insights and analytics for manufacturers and retailers in the natural, organic and specialty products industry	First lien senior secured revolving loan		1/20/2027	—		[263]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	1/20/2027		18.7
Wildcat BuyerCo, Inc. and Wildcat Parent, LP 9730 Northcross Center Court Huntersville, NC 28078	Provider and supplier of electrical components for commercial and industrial applications	First lien senior secured revolving loan		2/27/2026		—	[264]
		First lien senior secured loan		2/27/2026		—	[265]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	2/27/2026		18.3
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	2/27/2026		3.5
		Limited partnership interests			0.59%	2.3
WSHP FC Acquisition LLC 1476 Manning Parkway Powell, IL 43065	Provider of biospecimen products for pharma research	First lien senior secured revolving loan	7.25% (Libor + 6.25%/Q)	3/28/2024		3.8	[266]
		First lien senior secured loan		3/28/2024		—	[267]
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/28/2024		27.8
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/28/2024		5.9
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/28/2024		4.6
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/28/2024		8.6
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/28/2024		10.9
XIFIN, Inc. and ACP Charger 12225 El Camino Real Suite 300 San Diego, CA 92130 Co-Invest LLC	Revenue cycle management provider to labs	First lien senior secured revolving loan		2/6/2026		—	[268]
		First lien senior secured loan		2/6/2026		—	[269]
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	2/6/2026		2.1
		Common stock			0.80%	3.6
Zemax Software Holdings, LLC 10230 NE Points Suite 540 Kirkland, WA 98033	Provider of optical illumination design software to design engineers	First lien senior secured revolving loan	8.00% (Base Rate + 4.75%/Q)	6/25/2024		2.0	[270]
		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	6/25/2024		16.6
[1]

All interest is payable in cash unless otherwise indicated. A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower’s option, which resets daily (D), monthly (M), bimonthly (B), quarterly (Q) or semiannually (S). For each such loan, we have provided the current interest rate in effect as of March 31, 2021.

[2]

Percentages shown for warrants or convertible preferred stock held represents the percentages of common stock we may own on a fully diluted basis, assuming we exercise our warrants or convert our preferred stock to common stock.

[3]	As defined in the Investment Company Act, we are an “Affiliate” of this portfolio company because we own 5% or more of the portfolio company’s outstanding voting securities.
[4]

As defined in the Investment Company Act, we are an “Affiliate” of this portfolio company because we own 5% or more of the portfolio company’s outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement).

[5]

This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. Pursuant to Section 55(a) of the Investment Company Act 15% of the Company’s total assets are represented by investments at fair value and other assets that are considered “non-qualifying assets” as of March 31, 2021.

[6]	Total commitment of $1.2 remains undrawn as of March 31, 2021
[7]	Total commitment of $14.0 remains undrawn as of March 31, 2021
[8]	$0.0 of total commitment of $4.1 remains undrawn as of March 31, 2021
[9]	$0.2 of total commitment of $5.0 remains undrawn as of March 31, 2021
[10]	$7.2 of total commitment of $14.0 remains undrawn as of March 31, 2021
[11]	Total commitment of $9.0 remains undrawn as of March 31, 2021
[12]	Total commitment of $29.0 remains undrawn as of March 31, 2021
[13]	$4.3 of total commitment of $6.1 remains undrawn as of March 31, 2021
[14]	$3.9 of total commitment of $4.5 remains undrawn as of March 31, 2021
[15]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[16]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[17]	Total commitment of $9.5 remains undrawn as of March 31, 2021
[18]	$2.5 of total commitment of $4.2 remains undrawn as of March 31, 2021
[19]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[20]	Total commitment of $9.6 remains undrawn as of March 31, 2021
[21]	Total commitment of $4.9 remains undrawn as of March 31, 2021
[22]	Total commitment of $33.1 remains undrawn as of March 31, 2021
[23]	$9.2 of total commitment of $10.0 remains undrawn as of March 31, 2021
[24]	Total commitment of $8.5 remains undrawn as of March 31, 2021
[25]	Total commitment of $0.4 remains undrawn as of March 31, 2021
[26]	Total commitment of $3.1 remains undrawn as of March 31, 2021
[27]	Total commitment of $4.2 remains undrawn as of March 31, 2021
[28]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[29]	Total commitment of $10.6 remains undrawn as of March 31, 2021
[30]	Total commitment of $0.8 remains undrawn as of March 31, 2021
[31]	Total commitment of $20.7 remains undrawn as of March 31, 2021
[32]	Total commitment of $11.3 remains undrawn as of March 31, 2021
[33]	$21.7 of total commitment of $25.0 remains undrawn as of March 31, 2021

[34]	Total commitment of $4.5 remains undrawn as of March 31, 2021
[35]	Total commitment of $5.5 remains undrawn as of March 31, 2021
[36]	$2.3 of total commitment of $3.0 remains undrawn as of March 31, 2021
[37]	$2.4 of total commitment of $4.4 remains undrawn as of March 31, 2021
[38]	$5.3 of total commitment of $14.4 remains undrawn as of March 31, 2021
[39]	$0.0 of total commitment of $0.5 remains undrawn as of March 31, 2021
[40]	$7.8 of total commitment of $15.3 remains undrawn as of March 31, 2021
[41]	Total commitment of $12.0 remains undrawn as of March 31, 2021
[42]	Total commitment of $5.0 remains undrawn as of March 31, 2021
[43]	$9.0 of total commitment of $12.0 remains undrawn as of March 31, 2021
[44]	$0.0 of total commitment of $8.5 remains undrawn as of March 31, 2021
[45]	$4.1 of total commitment of $7.9 remains undrawn as of March 31, 2021
[46]	Total commitment of $12.9 remains undrawn as of March 31, 2021
[47]	Total commitment of $8.2 remains undrawn as of March 31, 2021
[48]	Total commitment of $0.6 remains undrawn as of March 31, 2021
[49]	Total commitment of $13.3 remains undrawn as of March 31, 2021
[50]	$0.6 of total commitment of $1.9 remains undrawn as of March 31, 2021
[51]	Total commitment of $0.4 remains undrawn as of March 31, 2021
[52]	Total commitment of $0.6 remains undrawn as of March 31, 2021
[53]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[54]	Total commitment of $9.8 remains undrawn as of March 31, 2021
[55]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[56]	Total commitment of $15.0 remains undrawn as of March 31, 2021
[57]	$1.8 of total commitment of $13.2 remains undrawn as of March 31, 2021
[58]	Total commitment of $6.1 remains undrawn as of March 31, 2021
[59]	$0.7 of total commitment of $0.7 remains undrawn as of March 31, 2021
[60]	Total commitment of $15.0 remains undrawn as of March 31, 2021
[61]	Total commitment of $8.1 remains undrawn as of March 31, 2021
[62]	$38.1 of total commitment of $152.5 remains undrawn as of March 31, 2021
[63]	$0.6 of total commitment of $0.7 remains undrawn as of March 31, 2021
[64]	Total commitment of $9.5 remains undrawn as of March 31, 2021
[65]	$2.3 of total commitment of $2.3 remains undrawn as of March 31, 2021
[66]	$2.5 of total commitment of $7.6 remains undrawn as of March 31, 2021
[67]	Total commitment of $7.7 remains undrawn as of March 31, 2021

[68]	Total commitment of $3.3 remains undrawn as of March 31, 2021
[69]	Total commitment of $9.9 remains undrawn as of March 31, 2021
[70]	Total commitment of $6.8 remains undrawn as of March 31, 2021
[71]	$3.0 of total commitment of $3.8 remains undrawn as of March 31, 2021
[72]	$2.5 of total commitment of $7.9 remains undrawn as of March 31, 2021
[73]	$6.2 of total commitment of $7.1 remains undrawn as of March 31, 2021
[74]	$2.4 of total commitment of $5.7 remains undrawn as of March 31, 2021
[75]	Total commitment of $6.2 remains undrawn as of March 31, 2021
[76]	$1.1 of total commitment of $4.1 remains undrawn as of March 31, 2021
[77]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[78]	Total commitment of $0.6 remains undrawn as of March 31, 2021
[79]	Total commitment of $6.5 remains undrawn as of March 31, 2021
[80]	Total commitment of $22.4 remains undrawn as of March 31, 2021
[81]	Total commitment of $0.5 remains undrawn as of March 31, 2021
[82]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[83]	Total commitment of $9.5 remains undrawn as of March 31, 2021
[84]	Total commitment of $5.1 remains undrawn as of March 31, 2021
[85]	$11.0 of total commitment of $11.7 remains undrawn as of March 31, 2021
[86]	Total commitment of $18.0 remains undrawn as of March 31, 2021
[87]	$5.6 of total commitment of $8.0 remains undrawn as of March 31, 2021
[88]	Total commitment of $0.5 remains undrawn as of March 31, 2021
[89]	Total commitment of $0.5 remains undrawn as of March 31, 2021
[90]	$7.1 of total commitment of $10.0 remains undrawn as of March 31, 2021
[91]	Total commitment of $6.0 remains undrawn as of March 31, 2021
[92]	Total commitment of $4.0 remains undrawn as of March 31, 2021
[93]	Total commitment of $1.5 remains undrawn as of March 31, 2021
[94]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[95]	Total commitment of $2.0 remains undrawn as of March 31, 2021
[96]	$7.9 of total commitment of $15.8 remains undrawn as of March 31, 2021
[97]	Total commitment of $15.8 remains undrawn as of March 31, 2021
[98]	Total commitment of $3.2 remains undrawn as of March 31, 2021
[99]	$9.0 of total commitment of $9.5 remains undrawn as of March 31, 2021
[100]	Total commitment of $0.2 remains undrawn as of March 31, 2021
[101]	$2.1 of total commitment of $2.1 remains undrawn as of March 31, 2021

[102]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[103]	$0.4 of total commitment of $7.5 remains undrawn as of March 31, 2021
[104]	$9.1 of total commitment of $15.2 remains undrawn as of March 31, 2021
[105]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[106]	$0.0 of total commitment of $1.5 remains undrawn as of March 31, 2021
[107]	Total commitment of $1.1 remains undrawn as of March 31, 2021
[108]	$0.2 of total commitment of $0.3 remains undrawn as of March 31, 2021
[109]	Total commitment of $2.6 remains undrawn as of March 31, 2021
[110]	Total commitment of $2.1 remains undrawn as of March 31, 2021
[111]	Total commitment of $2.0 remains undrawn as of March 31, 2021
[112]	Total commitment of $19.0 remains undrawn as of March 31, 2021
[113]	$13.4 of total commitment of $13.5 remains undrawn as of March 31, 2021
[114]	$2.8 of total commitment of $4.1 remains undrawn as of March 31, 2021
[115]	Total commitment of $24.5 remains undrawn as of March 31, 2021
[116]	Total commitment of $7.5 remains undrawn as of March 31, 2021
[117]	$8.3 of total commitment of $9.5 remains undrawn as of March 31, 2021
[118]	$3.9 of total commitment of $3.9 remains undrawn as of March 31, 2021
[119]	Total commitment of $9.9 remains undrawn as of March 31, 2021
[120]	$0.0 of total commitment of $5.0 remains undrawn as of March 31, 2021
[121]	$0.0 of total commitment of $5.3 remains undrawn as of March 31, 2021
[122]	$2.7 of total commitment of $3.3 remains undrawn as of March 31, 2021
[123]	$11.5 of total commitment of $19.2 remains undrawn as of March 31, 2021
[124]	$2.3 of total commitment of $3.2 remains undrawn as of March 31, 2021
[125]	$0.8 of total commitment of $4.1 remains undrawn as of March 31, 2021
[126]	$1.5 of total commitment of $4.9 remains undrawn as of March 31, 2021
[127]	Total commitment of $1.4 remains undrawn as of March 31, 2021
[128]	$0.3 of total commitment of $0.3 remains undrawn as of March 31, 2021
[129]	Total commitment of $4.4 remains undrawn as of March 31, 2021
[130]	$4.8 of total commitment of $5.0 remains undrawn as of March 31, 2021
[131]	Total commitment of $7.4 remains undrawn as of March 31, 2021
[132]	$8.8 of total commitment of $8.9 remains undrawn as of March 31, 2021
[133]	$7.3 of total commitment of $7.5 remains undrawn as of March 31, 2021
[134]	Total commitment of $11.8 remains undrawn as of March 31, 2021
[135]	$11.4 of total commitment of $16.3 remains undrawn as of March 31, 2021

[136]	Total commitment of $27.6 remains undrawn as of March 31, 2021
[137]	$8.3 of total commitment of $11.3 remains undrawn as of March 31, 2021
[138]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[139]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[140]	Total commitment of $2.0 remains undrawn as of March 31, 2021
[141]	Total commitment of $7.0 remains undrawn as of March 31, 2021
[142]	Total commitment of $3.0 remains undrawn as of March 31, 2021
[143]	Total commitment of $12.7 remains undrawn as of March 31, 2021
[144]	Total commitment of $2.5 remains undrawn as of March 31, 2021
[145]	Total commitment of $4.5 remains undrawn as of March 31, 2021
[146]	$2.0 of total commitment of $4.1 remains undrawn as of March 31, 2021
[147]	Total commitment of $9.9 remains undrawn as of March 31, 2021
[148]	Total commitment of $10.9 remains undrawn as of March 31, 2021
[149]	$3.6 of total commitment of $3.6 remains undrawn as of March 31, 2021
[150]	$3.3 of total commitment of $3.5 remains undrawn as of March 31, 2021
[151]	Total commitment of $1.7 remains undrawn as of March 31, 2021
[152]	Total commitment of $2.4 remains undrawn as of March 31, 2021
[153]	Total commitment of $6.9 remains undrawn as of March 31, 2021
[154]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2021
[155]	Total commitment of $3.0 remains undrawn as of March 31, 2021
[156]	Total commitment of $9.0 remains undrawn as of March 31, 2021
[157]	Total commitment of $16.5 remains undrawn as of March 31, 2021
[158]	Total commitment of $1.9 remains undrawn as of March 31, 2021
[159]	$7.1 of total commitment of $25.0 remains undrawn as of March 31, 2021
[160]	$0.3 of total commitment of $0.6 remains undrawn as of March 31, 2021
[161]	$1.8 of total commitment of $9.1 remains undrawn as of March 31, 2021
[162]	Total commitment of $12.5 remains undrawn as of March 31, 2021
[163]	Total commitment of $5.0 remains undrawn as of March 31, 2021
[164]	Total commitment of $6.0 remains undrawn as of March 31, 2021
[165]	Total commitment of $3.3 remains undrawn as of March 31, 2021
[166]	Total commitment of $3.1 remains undrawn as of March 31, 2021
[167]	$0.7 of total commitment of $10.8 remains undrawn as of March 31, 2021
[168]	$0.0 of total commitment of $0.1 remains undrawn as of March 31, 2021
[169]	Total commitment of $0.0 remains undrawn as of March 31, 2021

[170]	$6.7 of total commitment of $7.5 remains undrawn as of March 31, 2021
[171]	$0.0 of total commitment of $10.1 remains undrawn as of March 31, 2021
[172]	Total commitment of $26.8 remains undrawn as of March 31, 2021
[173]	Total commitment of $46.4 remains undrawn as of March 31, 2021
[174]	Total commitment of $1.9 remains undrawn as of March 31, 2021
[175]	Total commitment of $6.7 remains undrawn as of March 31, 2021
[176]	Total commitment of $7.6 remains undrawn as of March 31, 2021
[177]	Total commitment of $11.6 remains undrawn as of March 31, 2021
[178]	Total commitment of $34.3 remains undrawn as of March 31, 2021
[179]	Total commitment of $12.6 remains undrawn as of March 31, 2021
[180]	Total commitment of $12.0 remains undrawn as of March 31, 2021
[181]	$0.4 of total commitment of $0.5 remains undrawn as of March 31, 2021
[182]	$12.4 of total commitment of $13.5 remains undrawn as of March 31, 2021
[183]	Total commitment of $7.7 remains undrawn as of March 31, 2021
[184]	Total commitment of $3.4 remains undrawn as of March 31, 2021
[185]	Total commitment of $1.2 remains undrawn as of March 31, 2021
[186]	Total commitment of $7.5 remains undrawn as of March 31, 2021
[187]	$23.4 of total commitment of $36.0 remains undrawn as of March 31, 2021
[188]	Total commitment of $4.5 remains undrawn as of March 31, 2021
[189]	Total commitment of $18.8 remains undrawn as of March 31, 2021
[190]	$5.5 of total commitment of $5.5 remains undrawn as of March 31, 2021
[191]	$0.0 of total commitment of $9.6 remains undrawn as of March 31, 2021
[192]	Total commitment of $1.4 remains undrawn as of March 31, 2021
[193]	$0.0 of total commitment of $10.0 remains undrawn as of March 31, 2021
[194]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[195]	Total commitment of $4.9 remains undrawn as of March 31, 2021
[196]	$1.7 of total commitment of $1.8 remains undrawn as of March 31, 2021
[197]	$0.9 of total commitment of $1.1 remains undrawn as of March 31, 2021
[198]	$0.8 of total commitment of $1.6 remains undrawn as of March 31, 2021
[199]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[200]	$0.2 of total commitment of $0.2 remains undrawn as of March 31, 2021
[201]	Total commitment of $4.3 remains undrawn as of March 31, 2021
[202]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[203]	Total commitment of $7.2 remains undrawn as of March 31, 2021

[204]	$8.6 of total commitment of $32.2 remains undrawn as of March 31, 2021
[205]	Total commitment of $3.5 remains undrawn as of March 31, 2021
[206]	$0.8 of total commitment of $1.0 remains undrawn as of March 31, 2021
[207]	$0.6 of total commitment of $0.6 remains undrawn as of March 31, 2021
[208]	Total commitment of $15.9 remains undrawn as of March 31, 2021
[209]	Total commitment of $9.9 remains undrawn as of March 31, 2021
[210]	Total commitment of $4.3 remains undrawn as of March 31, 2021
[211]	$3.8 of total commitment of $4.0 remains undrawn as of March 31, 2021
[212]	Total commitment of $22.6 remains undrawn as of March 31, 2021
[213]	$4.7 of total commitment of $9.0 remains undrawn as of March 31, 2021
[214]	Total commitment of $10.2 remains undrawn as of March 31, 2021
[215]	$0.3 of total commitment of $2.5 remains undrawn as of March 31, 2021
[216]	Total commitment of $7.1 remains undrawn as of March 31, 2021
[217]	Total commitment of $9.1 remains undrawn as of March 31, 2021
[218]	Total commitment of $4.3 remains undrawn as of March 31, 2021
[219]	$0.0 of total commitment of $1.4 remains undrawn as of March 31, 2021
[220]	$8.9 of total commitment of $24.2 remains undrawn as of March 31, 2021
[221]	Total commitment of $6.3 remains undrawn as of March 31, 2021
[222]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[223]	Total commitment of $6.5 remains undrawn as of March 31, 2021
[224]	Total commitment of $10.5 remains undrawn as of March 31, 2021
[225]	Total commitment of $9.9 remains undrawn as of March 31, 2021
[226]	Total commitment of $8.5 remains undrawn as of March 31, 2021
[227]	$4.6 of total commitment of $7.5 remains undrawn as of March 31, 2021
[228]	Total commitment of $5.8 remains undrawn as of March 31, 2021
[229]	Total commitment of $7.0 remains undrawn as of March 31, 2021
[230]	Total commitment of $4.2 remains undrawn as of March 31, 2021
[231]	$1.0 of total commitment of $1.0 remains undrawn as of March 31, 2021
[232]	Total commitment of $1.6 remains undrawn as of March 31, 2021
[233]	$0.1 of total commitment of $1.7 remains undrawn as of March 31, 2021
[234]	Total commitment of $0.4 remains undrawn as of March 31, 2021
[235]	Total commitment of $0.2 remains undrawn as of March 31, 2021
[236]	Total commitment of $7.4 remains undrawn as of March 31, 2021
[237]	Total commitment of $0.0 remains undrawn as of March 31, 2021

[238]	Total commitment of $1.1 remains undrawn as of March 31, 2021
[239]	Total commitment of $1.9 remains undrawn as of March 31, 2021
[240]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[241]	Total commitment of $1.1 remains undrawn as of March 31, 2021
[242]	$9.9 of total commitment of $10.0 remains undrawn as of March 31, 2021
[243]	$2.9 of total commitment of $6.9 remains undrawn as of March 31, 2021
[244]	Total commitment of $10.9 remains undrawn as of March 31, 2021
[245]	Total commitment of $4.5 remains undrawn as of March 31, 2021
[246]	Total commitment of $26.3 remains undrawn as of March 31, 2021
[247]	Total commitment of $0.0 remains undrawn as of March 31, 2021
[248]	$0.0 of total commitment of $0.1 remains undrawn as of March 31, 2021
[249]	Total commitment of $8.4 remains undrawn as of March 31, 2021
[250]	Total commitment of $8.1 remains undrawn as of March 31, 2021
[251]	$0.0 of total commitment of $3.5 remains undrawn as of March 31, 2021
[252]	$22.4 of total commitment of $22.5 remains undrawn as of March 31, 2021
[253]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[254]	Total commitment of $13.9 remains undrawn as of March 31, 2021
[255]	$10.5 of total commitment of $10.9 remains undrawn as of March 31, 2021
[256]	Total commitment of $7.1 remains undrawn as of March 31, 2021
[257]	Total commitment of $7.1 remains undrawn as of March 31, 2021
[258]	Total commitment of $1.5 remains undrawn as of March 31, 2021
[259]	Total commitment of $1.6 remains undrawn as of March 31, 2021
[260]	Total commitment of $2.0 remains undrawn as of March 31, 2021
[261]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[262]	Total commitment of $6.0 remains undrawn as of March 31, 2021
[263]	Total commitment of $0.1 remains undrawn as of March 31, 2021
[264]	$4.1 of total commitment of $4.1 remains undrawn as of March 31, 2021
[265]	Total commitment of $6.2 remains undrawn as of March 31, 2021
[266]	$2.1 of total commitment of $5.9 remains undrawn as of March 31, 2021
[267]	Total commitment of $5.4 remains undrawn as of March 31, 2021
[268]	Total commitment of $3.9 remains undrawn as of March 31, 2021
[269]	Total commitment of $3.4 remains undrawn as of March 31, 2021
[270]	$2.1 of total commitment of $4.1 remains undrawn as of March 31, 2021

MANAGEMENT

The information contained under the captions “Proposal 1: Election of Directors” and “Corporate Governance” in our most recent Proxy Statement for our Annual Meeting of Stockholders and “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO MANAGEMENT

We consider the members of the Investment Committee of Ares Capital Management to be our portfolio managers. The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Mark Affolter	Partner and Portfolio Manager of the Ares Credit Group	12

Mr. Affolter is a Partner and Portfolio Manager in the Ares Credit Group and serves as Co-Head for U.S. Direct Lending. Additionally, Mr. Affolter serves as a member of the Ares Credit Group’s U.S. Direct Lending and Sports, Media & Entertainment Investment Committees.

Michael J Arougheti	Co-Chairman of the board of directors of the Company; Executive Vice President of the Company	17

Since October 2014, Mr. Arougheti has served as an Executive Vice President of the Company, since July 2014, he has served as Co-Chairman of the Company’s board of directors and since February 2009, he has served as a director of the Company. Mr. Arougheti previously served as Chief Executive Officer of the Company from May 2013 to July 2014 and President of the Company from May 2004 to May 2013. Mr. Arougheti is Co-Founder, Chief Executive Officer and President, as well as a Director, of Ares. He serves on the Ares Executive Management Committee. Mr. Arougheti is a member of the Investment Committee of the Ares Credit Group’s U.S. Direct Lending Investment Committees.

R. Kipp deVeer	Chief Executive Officer of the Company; Partner in and Head of the Ares Credit Group	17

Since July 2014, Mr. deVeer has served as Chief Executive Officer of the Company. Mr. deVeer previously served as President of the Company from May 2013 to July 2014. Mr. deVeer is a Director and Partner of Ares and Head of the Ares Credit Group. He serves on the Ares Executive Management Committee. Mr. deVeer is a member of the Investment Committees of Ares Capital Management and the Ares Credit Group’s U.S. Direct Lending and European Direct Lending Investment Committees. Mr. deVeer is also a director of Ares Management Limited, a subsidiary of Ares overseeing the European activities of Ares.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael Dieber	Partner and Portfolio Manager of the Ares Credit Group	13	Mr. Dieber is a Partner and Co-Head of Portfolio Management, U.S. Direct Lending, in the Ares Credit Group.

Mitchell Goldstein	Co-President of the Company; Partner in and Co-Head of the Ares Credit Group	16

Since July 2014, Mr. Goldstein has served as a Co-President of the Company. Mr. Goldstein previously served as an Executive Vice President of the Company from May 2013 to July 2014. Mr. Goldstein has served as an officer of Ares Capital Management since 2005. Mr. Goldstein joined Ares in May 2005 and currently serves as a Partner of the Ares Credit Group. He serves on the Ares Executive Management Committee. Mr. Goldstein also serves as a Vice President of CION Ares Diversified Credit Fund. Mr. Goldstein is a member of the Investment Committees of Ares Capital Management, the Ares Credit Group’s U.S. Direct Lending and Commercial Finance Investment Committees and the Ivy Hill Asset Management Investment Committee.

Jim Miller	Partner and Portfolio Manager of the Ares Credit Group	14

Mr. Miller is a Partner and Portfolio Manager in the Ares Credit Group and serves as Co-Head for U.S. Direct Lending. Mr. Miller is also Co-Head of Ares Sports, Media and Entertainment Business. Additionally, Mr. Miller serves on the Ares Credit Group’s U.S. Direct Lending and Sports, Media & Entertainment Investment Committees.

Kort Schnabel	Partner and Portfolio Manager of the Ares Credit Group	19

Mr. Schnabel is a Partner and Portfolio Manager in the Ares Credit Group and serves as Co-Head for U.S. Direct Lending. Additionally, Mr. Schnabel is Co-Head of Ares Sports, Media and Entertainment Business. Mr. Schnabel serves on Ares Credit Group’s U.S. Direct Lending and Sports, Media & Entertainment Investment Committees.

David Schwartz	Partner and Portfolio Manager of the Ares Credit Group	16

Mr. Schwartz is a Partner and Portfolio Manager in the Ares Credit Group and Co-Head for U.S. Direct Lending. Additionally, Mr. Schwartz serves as a member of the Ares Credit Group’s U.S. Direct Lending Investment Committee.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael L. Smith	Co-President of the Company; Partner in and Co-Head of the Ares Credit Group	17

Since July 2014, Mr. Smith has served as a Co-President of the Company. Mr. Smith previously served as an Executive Vice President of the Company from May 2013 to July 2014. Mr. Smith has served as an officer of Ares Capital Management since 2004. Mr. Smith is a Partner of the Ares Credit Group and he serves on the Ares Executive Management Committee. Mr. Smith is a member of the Investment Committees of Ares Capital Management, the Ares Credit Group’s U.S. Direct Lending Investment Committee and the Ares Commercial Finance Investment Committee.

None of the individuals listed above is primarily responsible for the day-to-day management of the portfolio of any other account, except that Messrs. Affolter, deVeer, Dieber, Goldstein, Miller, Schnabel, Schwartz and Smith are each Partners of the Ares Credit Group. All such individuals have responsibilities with respect to certain funds and managed accounts, which as of March 31, 2021 had approximately $151.1 billion (including the Company) of assets under management, a portion of which is used to calculate Ares’ advisory fees related to such funds and managed accounts. See “Risk Factors—Risks Relating to Our Business—There are significant potential conflicts of interest that could impact our investment returns” in our Annual Report on Form 10-K.

Each of Messrs. Affolter, Arougheti, deVeer, Dieber, Goldstein, Miller, Schnabel, Schwartz and Smith is responsible for deal origination, execution and portfolio management. In addition to their deal origination, execution and portfolio management responsibilities, (1) Mr. Arougheti also spends a portion of his time on corporate and administrative activities in his capacity as Chief Executive Officer and President of Ares Management, (2) Mr. deVeer also spends a portion of his time on corporate and administrative activities in his capacity as the Company’s Chief Executive Officer and as a Partner in and Head of the Ares Credit Group, (3) Messrs. Goldstein and Smith also spend portions of their time on corporate and administrative activities in their capacities as Co-Presidents of the Company and as Partners of the Ares Credit Group and (4) Messrs. Affolter, Dieber, Miller, Schnabel and Schwartz are each a Partner in the Ares Credit Group. Each of Messrs. Affolter, Arougheti, deVeer, Dieber, Goldstein, Miller, Schnabel, Schwartz and Smith receives a compensation package that includes some combination of fixed draw and variable incentive compensation based on our performance. None of the portfolio managers receives any direct compensation from us.

The following table sets forth the dollar range of our equity securities based on the closing price of our common stock on May 28, 2021 and the number of shares beneficially owned by each of the portfolio managers described above as of December 31, 2020 unless otherwise indicated below.

Aggregate Dollar Range
of Equity Securities in
Name	Ares Capital(1)
Mark Affolter	None
Michael J Arougheti	Over $1,000,000
R. Kipp deVeer	Over $1,000,000
Michael Dieber	$500,001 – $1,000,000
Mitchell Goldstein	Over $1,000,000
Jim Miller	$100,001 – $500,000
Kort Schnabel	None
David Schwartz	None
Michael L. Smith	Over $1,000,000
(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information contained under the caption “Certain Relationships and Related Transactions” in our most recent Proxy Statement for our Annual Meeting of Stockholders is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

To our knowledge, as of May 28, 2021, there were no persons that owned 25% or more of our outstanding voting securities and no person would be deemed to control us, as such term is defined in the Investment Company Act.

The following table sets forth, as of May 28, 2021 (unless otherwise noted), the number of shares of our common stock beneficially owned by each of our current directors and named executive officers, all directors, executive officers and certain other officers as a group and certain beneficial owners, according to information furnished to us by such persons or publicly available filings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons. To our knowledge, as of September 14, 2020, there were no persons that owned 5% or more of the outstanding shares of our common stock. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of our common stock that he or she beneficially owns.

The address for Messrs. Arougheti, Bloomstein, deVeer, Goldstein, Rosen and Smith and certain other officers is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for Mmes. Krieger, Morgan and Roll is 3033 Wilson Blvd, Suite 490, Arlington, Virginia 22201. The address for each of the other directors, executive officers and certain other officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class(1)
Directors and Named Executive Officers:
Interested Directors
Michael J Arougheti	1,367,626		*
R. Kipp deVeer	300,000		*
Robert L. Rosen	48,006		*
Bennett Rosenthal	255,138	(2)	*

Independent Directors
Steve Bartlett	27,276		*
Ann Torre Bates	32,000	(3)	*
Daniel G. Kelly, Jr.	36,486		*
Steven B. McKeever	38,980		*
Michael K. Parks	22,765		*
Eric B. Siegel	52,970	(4)	*

Named Executive Officers Who Are Not Directors
Mitchell Goldstein	295,825		*
Michael L. Smith	186,012		*
Penni F. Roll	63,952	(5)	*
All Directors, Executive Officers and Certain Other Officers as a Group (18 persons)	2,831,097	(6)	*
*	Represents less than 1%.
(1)	Based on 439,751,766 shares of common stock outstanding as of May 28, 2021.
(2)	Consists of 255,138 shares of common stock indirectly beneficially owned by Mr. Rosenthal through BAR Holdings, LLC of which Mr. Rosenthal is the manager.
(3)	Consists of (i) 24,000 shares of common stock owned directly; and (ii) 8,000 shares of common stock indirectly beneficially owned by Ms. Bates through her spouse.

(4)	Consists of (i) 50,898 shares of common stock owned directly; and (ii) 2,072 shares of common stock indirectly beneficially owned by Mr. Siegel as a custodian for the account of one of his children. Mr. Siegel disclaims beneficial ownership of the 2,072 shares of common stock indirectly beneficially owned by Mr. Siegel as a custodian for the account of one of his children, except to the extent of his pecuniary interest.
(5)	Consists of (i) 11,147 shares of common stock owned directly; and (ii) 52,805 shares of common stock indirectly beneficially owned by Ms. Roll through a trust for the benefit of Ms. Roll, her spouse and her children.
(6)	Includes shares owned by officers of the Company that are not “Named Executive Officers,” as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

We calculate the value of our investments in accordance with the procedures described in “Management’s Discussion and Analysis of Financial Condition Results of Operations—Critical Accounting Policies” in of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, under the caption “Critical Accounting Policies,” which are incorporated by reference herein.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.

No action is required on the part of a registered stockholder to have their cash dividend reinvested in shares of our common stock. A registered stockholder may elect to receive an entire cash dividend in cash by notifying Computershare Trust Company, N.A. (“Computershare”), the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date fixed by the board of directors for dividends to stockholders. The plan administrator will set up an account for shares acquired through the dividend reinvestment plan for each stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the dividend reinvestment plan, received in writing no later than 10 days prior to the record date, the plan administrator will, instead of crediting fractional shares to the participant’s account, issue a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or another financial intermediary of their election.

To implement the dividend reinvestment plan, we may use newly issued shares or we may purchase shares in the open market, in each case to the extent permitted under applicable law, whether our shares are trading at, above or below net asset value. If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the dividend payable to such stockholder by the market price per share of our common stock at the close of regular trading on The NASDAQ Global Select Market on the dividend payment date. Market price per share on that date shall be the closing price for such shares on The NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a stockholder shall be determined by dividing the dollar amount of the cash dividend payable to such stockholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

There are no brokerage charges or other charges to stockholders who participate in the dividend reinvestment plan. The plan administrator’s fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds.

Stockholders whose cash dividends are reinvested in shares of our common stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder’s initial basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received on reinvestment of a cash dividend will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account. See “Certain Material U.S. Federal Income Tax Considerations” below.

Participants may terminate their accounts under the dividend reinvestment plan by notifying the plan administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator at P.O. Box 505000, Louisville, KY 40233-5000 or by calling the plan administrator’s hotline at 1-866-365-2497.

The dividend reinvestment plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the dividend reinvestment plan should be directed to the plan administrator via the Internet at www.computershare.com/investor, by mail at P.O. Box 505000, Louisville, KY 40233-5000 or by telephone at 1-866-365- 2497.

Additional information about the dividend reinvestment plan may be obtained by contacting the plan administrator via the Internet at www.computershare.com/investor, by mail at P.O. Box 505000, Louisville, KY 40233-5000 or by telephone at 1-866-365- 2497.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of shares of our preferred stock or common stock and our qualification and taxation as a RIC for U.S. federal income tax purposes. This discussion does not purport to be a complete description of all of the tax considerations relating thereto. In particular, we have not described certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, stockholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, a person that holds shares in our preferred stock or common stock as part of a straddle or a hedging or conversion transaction, real estate investment trusts (“REITs”), RICs, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, non-U.S. stockholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations,” and passive foreign investment companies (“PFICs”). This summary is limited to stockholders that hold our preferred stock or common stock as capital assets (within the meaning of the Code), and does not address owners of a stockholder. This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding the offerings pursuant to this prospectus or pursuant to the accompanying prospectus supplement unless expressly stated therein. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt securities or certain other investment assets. It also does not discuss the tax aspects of common or preferred stock sold in units with the other securities being registered.

If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of that preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock, debt securities, or in units of more than one of our securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.

A “U.S. stockholder” is a beneficial owner of shares of our preferred stock or common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. stockholder” is a beneficial owner of shares of our preferred stock or common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes.

An investment in shares of our preferred stock or common stock is complex, and certain aspects of the U.S. tax treatment of such investment are not certain. Tax matters are very complicated and the tax consequences to a stockholder of an investment in the shares of our preferred stock or common stock will depend on the facts of such stockholder’s particular situation. Stockholders are strongly encouraged to consult their own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our preferred stock or common stock, as well as the effect of state, local and foreign tax laws and the effect of any possible changes in tax laws.

ELECTION TO BE TAXED AS A RIC

As a BDC, we have elected to be treated and intend to operate in a manner so as to continuously qualify annually as a RIC under the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on our net ordinary income or capital gains that we timely distribute (or are deemed to distribute) to our stockholders as dividends. Instead, dividends we distribute (or are deemed to timely distribute) generally will be taxable to stockholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to stockholders. We will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To continue to qualify as a RIC, we must, among other things, meet certain source of income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year at least 90% of our “investment company taxable income,” as defined by the Code (the “Annual Distribution Requirement”). See “Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC” and “We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income” in our most recent Annual Report on Form 10-K.

TAXATION AS A RIC

If we:

●	qualify as a RIC; and
●	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any net income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for each calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in the prior year (collectively, the “Excise Tax Requirement”). We have paid in the past, and can be expected to pay in the future, such excise tax on a portion of our income.

Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the Diversification Tests (as defined below). If we dispose of assets to meet the Annual Distribution Requirement, the Diversification Tests, or the Excise Tax Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

To qualify as a RIC for U.S. federal income tax purposes, we generally must, among other things:

●	qualify to be treated as a BDC at all times during each taxable year;
●	derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies or other income derived with respect to our business of investing in such stock, securities or foreign currencies, or (b) net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP” (collectively, the “90% Income Test”); and
●	diversify our holdings so that at the end of each quarter of the taxable year:
●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of that issuer; and
●	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) two or more issuers that are controlled, as determined under the Code, by us and that are engaged in the same or similar or related trades or businesses, or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

We may be required to recognize taxable income for U.S. federal income tax purposes in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, or “OID” (such as debt instruments with “payment-in-kind” interest or, in certain cases, that have increasing interest rates or that are issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and the Excise Tax Requirement, even though we will not have received any corresponding cash amount. In order to enable us to make distributions to stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement and the Excise Tax Requirement we may need to liquidate or sell some of our assets at times or at prices that are not advantageous, raise additional equity or debt capital, take out loans, forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the Investment Company Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax on undistributed income.

A portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause us to recognize taxable income without a corresponding receipt of cash, which could affect our ability to satisfy the Annual Distribution Requirement or the Excise Tax Requirement, or result in unusable capital losses and future non-cash income. Any such reorganization could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (e) adversely alter the characterization of certain complex financial transactions, (f) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (g) cause us to recognize income or gain without receipt of a corresponding cash payment, and (h) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that we will be eligible for any such tax elections or that any elections we make will fully mitigate the effects of these provisions.

Gain or loss recognized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or gain from the disposition of, such shares, even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we may elect to mark-to-market at the end of each taxable year our shares in such PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control, and we are subject to restrictions that may limit the availability or benefit of these elections.

Under either election, we may be required to recognize in any year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Requirement.

Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

Some of the income and fees that we recognize, such as management fees, may not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income or fees through one or more entities treated as U.S. corporations for U.S. federal income tax purposes. While we expect that recognizing such income through such corporations will assist us in satisfying the 90% Income Test, no assurance can be given that this structure will be respected for U.S. federal income tax purposes, which could result in such income not being counted towards satisfying the 90% Income Test. If the amount of such income were too great and we were otherwise unable to mitigate this effect, it could result in our disqualification as a RIC. If, as we expect, the structure is respected, such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield on such income and fees.

We are limited in our ability to deduct expenses in excess of our investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we will have a net operating loss for that year. However, we are not permitted to carry forward our net operating losses to subsequent years, so these net operating losses generally will not pass through to our stockholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, we may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset our investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, our deduction of net business interest expense is generally limited to 30% of our “adjusted taxable income” plus “floor plan financing interest expense.”

FAILURE TO QUALIFY AS A RIC

If we fail to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of the taxable year, we may still continue to be taxed as a RIC for the relevant taxable year if we are eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where we correct the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income would be subject to corporate-level income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

If we were to fail to meet the RIC requirements for more than two consecutive years and then seek to requalify as a RIC, we would be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless we make a special election to recognize gain to the extent of any unrealized appreciation in our assets at the time of requalification.

If we are unable to qualify for treatment as a RIC, and relief is not available as discussed above, we would be subject to tax on all of our taxable income at the regular corporate U.S. federal income tax rate (and we also would be subject to any applicable state and local taxes). We would not be able to deduct distributions to stockholders and would not be required to make distributions for U.S. federal income tax purposes. Distributions generally would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in its shares of our preferred stock or common stock, and any remaining distributions would be treated as capital gains. See “Election to Be Taxed as a RIC” above and “Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC” and “We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income” in our most recent Annual Report on Form 10-K. The following discussion assumes that we qualify as a RIC.

TAXATION OF U.S. STOCKHOLDERS

The following summary generally describes certain material U.S. federal income tax consequences of an investment in shares of our preferred stock and common stock beneficially owned by U.S. stockholders (as defined above). If you are not a U.S. stockholder, this section does not apply to you.

Whether an investment in the shares of our preferred stock or common stock is appropriate for a U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of our preferred stock or common stock by a U.S. stockholder may have adverse tax consequences. U.S. stockholders should consult their own tax advisors about the U.S. tax consequences of investing in shares of our preferred stock or common stock.

Distributions on Our Preferred Stock and Common Stock

Distributions by us generally are taxable as ordinary income or capital gain. To the extent such distributions we pay to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividends”) generally are taxable to U.S. stockholders at the preferential rates applicable to long-term capital gains. A portion of our ordinary dividends, but not capital gain dividends, paid to U.S. corporate stockholders may, if certain conditions are met, qualify for the dividends-received deduction to the extent that we have received dividends from certain corporations during the taxable year. However, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to qualified dividends or the dividends-received deduction available to corporations under the Code. A corporate U.S. stockholder may be required to reduce its basis in our preferred stock or common stock with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. stockholders should consult their own tax advisors in determining the application of these rules in their particular circumstances. We first allocate our earnings and profits to distributions to our preferred stockholders and then to distributions to our common stockholders based on priority in our capital structure. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. Distributions of our net capital gain properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholders as long-term capital gains (which, under current law, are taxed at preferential rates) in the case of individuals, trusts or estates. This is true regardless of the U.S. stockholder’s holding period in our preferred stock or common stock and regardless of whether the dividend is paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s preferred stock or common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. stockholder. We have made distributions in excess of our earnings and profits and may continue to do so in the future. As a result, a U.S. stockholder will need to consider the effect of our distributions on such U.S. stockholder’s adjusted tax basis in our preferred stock or common stock in their individual circumstances.

Although we currently intend to distribute our net capital gain for each taxable year on a timely basis, we may in the future decide to retain some or all of our net capital gain, and may designate the retained amount as a “deemed dividend.” In that case, among other consequences: we will pay U.S. federal corporate income tax on the retained amount; each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been actually distributed to them; and the U.S. stockholder will be entitled to claim a credit equal to their pro rata share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis in our preferred stock or common stock.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, a U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by a U.S. stockholders on December 31 of the year in which the dividend was declared.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a U.S. stockholder will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend, even if most of the dividend was paid in shares of our stock. If stockholders purchase shares of our preferred stock or common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and such U.S. stockholder will be subject to tax on the distribution even though it economically represents a return of his, her or its investment.

Distributions out of our current and accumulated earnings and profits will not be eligible for the 20% pass through deduction under Section 199A of the Code, although qualified REIT dividends earned by us may qualify for the 20% pass through deduction under Section 199A deduction.

Sale or Other Disposition of Our Preferred Stock or Common Stock

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of such stockholder’s shares of our preferred stock or common stock. The amount of gain or loss will be measured by the difference between a U.S. stockholder’s adjusted tax basis in our preferred stock or common stock sold or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or other disposition generally will be treated as long-term capital gain or loss if a U.S. stockholder has held our preferred stock or common stock for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our preferred stock or common stock in which a U.S. stockholder has a holding period of six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our preferred stock or common stock may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. stockholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum rate that also applies to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Information Reporting and Backup Withholding

We will send to each of our U.S. stockholders, after the end of each calendar year, a notice providing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all taxable distributions to a U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder is subject to backup withholding. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

Medicare Tax on Net Investment Income

Non-corporate U.S. stockholders generally are subject to a 3.8% Medicare surtax on their “net investment income,” the calculation of which includes interest income and OID, any taxable gain from the disposition of our preferred stock or common stock and any distributions on our preferred stock or common stock (including the amount of any deemed distribution) to the extent such distribution is treated as a dividend or as capital gain (as described above under “Taxation of U.S. Stockholders—Distributions on Our Preferred Stock or Common Stock”). Non-corporate U.S. stockholders should consult their own tax advisors on the effect of acquiring, holding and disposing of our preferred stock or common stock, on the computation of “net investment income” in their individual circumstances.

Disclosure of Certain Recognized Losses.

Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to either our preferred stock or common stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year, such stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of certain “portfolio securities” in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

The following discussion applies only to persons that are non-U.S. stockholders. If you are not a non-U.S. stockholder, this discussion does not apply to you.

Whether an investment in our preferred stock or common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in our preferred stock or common stock by a non-U.S. stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisors as to the tax consequences of acquiring, holding and disposing of our preferred stock or common stock before investing.

Distributions on, and Sale or Other Disposition of, Our Preferred Stock or Common Stock

Distributions of our investment company taxable income to non-U.S. stockholders will be subject to U.S. withholding tax at a rate of 30% (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from our current and accumulated earnings and profits unless an exception applies.

Actual or deemed distributions of our net capital gain to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of our preferred stock or common stock, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless the non-U.S. stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. Non-U.S. stockholders of our preferred stock or common stock are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

In general, no U.S. source withholding taxes will be imposed on dividends paid by RICs to non- U.S. stockholders to the extent the dividends are designated as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. stockholder, and that satisfy certain other requirements. We expect that a portion of our dividends will qualify as interest-related dividends, although we cannot assure you the exact proportion that will so qualify.

If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

We have the ability to declare a large portion of a dividend in shares of our common stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our non-U.S. stockholders will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend (including the application of withholding tax rules described above), even if most of the dividend is paid in shares of our common stock. In such a circumstance, we may be required to withhold all or substantially all of the cash we would otherwise distribute to a non-U.S. stockholder.

Information Reporting and Backup Withholding

A non-U.S. stockholder who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

WITHHOLDING AND INFORMATION REPORTING ON FINANCIAL ACCOUNTS

Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on our preferred stock or common stock to: (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or is subject to an applicable “intergovernmental agreement.” If payment of this withholding tax is made, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules. Non-U.S. stockholders should consult their own tax advisers regarding the particular consequences to them of this legislation and guidance. We will not pay any additional amounts in respect of any amounts withheld.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, subscription rights, debt securities, warrants and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

STOCK

Our authorized stock consists of 600,000,000 shares of stock, par value $0.001 per share, all of which are currently designated as common stock. Our common stock trades on The NASDAQ Global Select Market under the symbol “ARCC.” On May 28, 2021, the last reported sales price of our common stock on The NASDAQ Global Select Market was $19.47 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our indebtedness or obligations.

Under our charter, our board of directors is authorized to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock into one or more classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that a majority of the entire board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay off all indebtedness and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time.

Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of our directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors.

The following are our outstanding classes of capital stock as of May 28, 2021:

		(3)	(4)
		Amount Held by	Amount Outstanding
	(2)	Registrant	Exclusive of Amount
(1)	Amount	or for its	Shown Under
Title of Class	Authorized	Account	Column(3)
Common Stock	600,000,000	—	439,751,766

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of our preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

You should note, however, that any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other indebtedness and senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock may provide us with increased flexibility in structuring future financings and acquisitions.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION AND ADVANCE OF EXPENSES

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final adjudication as being material to the cause of action. Our charter contains such a provision, which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the Investment Company Act.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the Investment Company Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in that capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

In addition to the indemnification provided for in our bylaws, we have entered into indemnification agreements with each of our current directors and certain of our officers and with members of our investment adviser’s investment committee and we intend to enter into indemnification agreements with each of our future directors, members of our investment committee and certain of our officers. The indemnification agreements attempt to provide these directors, officers and other persons the maximum indemnification permitted under Maryland law and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of his or her status as a present or former director or officer or member of our investment adviser’s investment committee in any action or proceeding arising out of the performance of such person’s services as a present or former director or officer or member of our investment adviser’s investment committee.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Election of Directors

Our bylaws provide that the affirmative vote of the majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect each director; provided, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast. Pursuant to the charter, our board of directors may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four or more than eleven. Our charter sets forth our election, subject to certain requirements, to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the Investment Company Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law and our charter, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written or electronically transmitted consent instead of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the board of directors or (c) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any adjournment or postponement thereof), is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (a) by or at the direction of the board of directors or (b) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders must be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse effect on the price of our common stock” in our most recent Annual Report on Form 10-K. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (as defined below) (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the board of directors.

Our charter and bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the Investment Company Act, which will prohibit any such redemption other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock and, as a result, any control shares of the Company will have the same voting rights as all of the other shares of the Company’s common stock. The SEC previously took the position that, if a BDC failed to opt out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the Investment Company Act. However, the SEC recently withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the corporation and its stockholders generally. Such provision could be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests and we determine (after consultation with the SEC staff) that our being subject to the Control Share Acquisition Act does not conflict with the Investment Company Act.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the independent directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the Investment Company Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, including, without limitation, (a) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders or (b) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iii) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented and waived any objection to this exclusive forum provision of our bylaws, as the same may be amended from time to time.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the Investment Company Act, Maryland law and any other limitations imposed by law.

The Investment Company Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.

For any class or series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:

●	the designation and number of shares of such class or series;
●	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;
●	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
●	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
●	the voting powers, if any, of the holders of shares of such class or series;
●	any provisions relating to the redemption of the shares of such class or series;
●	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
●	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. You should read the accompanying prospectus supplement, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

GENERAL

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. You should read the prospectus supplement related to any such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
●	the title of such subscription rights;
●	the exercise price for such subscription rights (or method of calculation thereof);
●	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
●	the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
●	any termination right we may have in connection with such subscription rights offering; and
●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

We will not offer any subscription rights to purchase shares of our common stock under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

EXERCISE OF SUBSCRIPTION RIGHTS

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. You should read the prospectus supplement related to any warrants offering.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the Investment Company Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of Ares Capital and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The Investment Company Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and U.S. Bank National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See “Available Information” below for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

●	the designation or title of the series of debt securities;
●	the total principal amount of the series of debt securities;
●	the percentage of the principal amount at which the series of debt securities will be offered;
●	the date or dates on which principal will be payable;
●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
●	the terms for redemption, extension or early repayment, if any;
●	the currencies in which the series of debt securities are issued and payable;
●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
●	the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
●	the denominations in which the offered debt securities will be issued;
●	the provision for any sinking fund;
●	any restrictive covenants;
●	any Events of Default;

●	whether the series of debt securities is issuable in certificated form;
●	any provisions for defeasance or covenant defeasance;
●	if applicable, U.S. federal income tax considerations relating to original issue discount;
●	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
●	whether the debt securities are subject to subordination and the terms of such subordination;
●	the listing, if any, on a securities exchange; and
●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are currently permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

GENERAL

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book entry only form represented by global securities.

CONVERSION AND EXCHANGE

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

PAYMENT AND PAYING AGENTS

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the accompanying prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

EVENTS OF DEFAULT

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within 5 days.
●	We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.
●	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within 5 days.
●	We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
●	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days.
●	On the last business day of each of twenty-four consecutive calendar months, we have an asset coverage of less than 100%.
●	Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”) (Section 315 of the Trust Indenture Act of 1939). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

●	The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
●	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
●	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; or
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

●	Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.
●	Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.
●	Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (a) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (b) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.
●	We must deliver certain certificates and documents to the trustee.
●	We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

MODIFICATION OR WAIVER

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on a debt security;
●	reduce any amounts due on a debt security;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	adversely affect any right of repayment at the holder’s option;
●	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
●	modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

●	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
●	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
●	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
●	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

DEFEASANCE

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

●	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
●	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
●	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
●	We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions—Subordination.”

FORM, EXCHANGE AND TRANSFER OF CERTIFICATED REGISTERED SECURITIES

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

RESIGNATION OF TRUSTEE

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

INDENTURE PROVISIONS—SUBORDINATION

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture. “Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

THE TRUSTEE UNDER THE INDENTURE

U.S. Bank National Association will serve as the trustee under the indenture.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OUR UNITS

The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read this prospectus and the prospectus supplement relating to those particular units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
●	whether the units will be issued in fully registered or global form.

We will not offer any units under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit.

If we sell shares of common stock under the net asset value per share pursuant to a prior authorization by our stockholders, a majority of our directors who have no financial interest in the sale and a majority of our independent directors must (a) find that the sale is in our best interests and in the best interests of our stockholders and (b) in consultation with any underwriter or underwriters of the offering, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares of common stock, or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price that closely approximates the market value of those shares of common stock, less any distributing commission or discount.

In making a determination that an offering of common stock below its net asset value per share is in our and our stockholders’ best interests, our board of directors will consider a variety of factors including:

●	the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution to the net asset value per share of our common stock our stockholders would experience as a result of the offering;
●	the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;
●	the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;
●	whether the estimated offering price would closely approximate the market value of shares of our common stock;
●	the potential market impact of being able to raise capital during the current financial market difficulties;
●	the nature of any new investors anticipated to acquire shares of our common stock in the offering;
●	the anticipated rate of return on and quality, type and availability of investments; and
●	the leverage available to us.

Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as our investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other of our securities or from the offering of common stock at premium to net asset value per share.

We will not sell shares of our common stock pursuant to stockholder approval (or any rights, warrants or units to purchase shares of our common stock) under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to our net asset value per share from offerings under the registration statement, as amended by such post-effective amendment, exceeds 15%. This would be measured separately for each offering pursuant to the registration statement, as amended by this post-effective amendment, by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined net asset value per share at the time of the first offering is $15.00 and we have 30 million shares of common stock outstanding, the sale of 6 million shares of common stock at net proceeds to us of $7.50 per share (a 50% discount) would produce dilution of 8.33%. If we subsequently determined that our net asset value per share increased to $15.75 on the then 36 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 7.2 million shares of common stock at net proceeds to us of $9.45 per share, which would produce dilution of 6.67%, before we would reach the aggregate 15% limit.

Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—The net asset value per share of our common stock may be diluted if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock” in our most recent Annual Report on Form 10-K.

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

●	existing stockholders who do not purchase any shares in the offering;
●	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
●	new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders Who Do Not Participate in the Offering

Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

The following chart illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share. It is not possible to predict the level of market price decline that may occur.

The examples assume that the issuer has 30 million shares outstanding, $600 million in total assets and $150 million in total liabilities. The current net asset value and net asset value per share are thus $450 million and $15.00. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 1.5 million shares of common stock (5% of the outstanding shares) at $14.25 per share after offering expenses and commissions (a 5% discount from net asset value), (b) an offering of 3 million shares of common stock (10% of the outstanding shares) at $13.50 per share after offering expenses and commissions (a 10% discount from net asset value), (c) an offering of 6 million shares of common stock (20% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 20% discount from net asset value) and (d) an offering of 7.5 million shares of common stock (25% of the outstanding shares) at $11.25 per share after offering expenses and commissions (a 25% discount from net asset value). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined net asset value. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at		10% Offering at		20% Offering at		25% Offering at
		5% Discount		10% Discount		20% Discount		25% Discount
	Prior to Sale	Following	%	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$15.00	—	$14.21	—	$12.63	—	$11.84	—
Net Proceeds per Share to Issuer		$14.25	—	$13.50	—	$12.00	—	$11.25	—
Decrease to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5.00%	33,000,000	10.00%	36,000,000	20.00%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%	0.08%	(20.00)%
Total Net Asset Value Held by Stockholder A	$450,000	$448,929	(0.24)%	$445,909	(0.91)%	$435,000	(3.33)%	$427,500	(5.00)%
Total Investment by Stockholder A (Assumed to Be $15.00 per Share)	$450,000	$450,000		$450,000		$450,000		$450,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,071)		$(4,091)		$(15,000)		$(22,500)
Investment per Share Held by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$15.00	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%
Net Asset Value per Share Held by Stockholder A		$14.96		$14.86		$14.50		$14.25
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.14)		$(0.50)		$(0.75)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%		(5.00)%

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of our common stock immediately prior to the offering. The level of net asset value dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 9,000 shares, which is 0.15% of an offering of 6 million shares rather than its 0.10% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$12.63		$12.63
Net Proceeds per Share to Issuer		$12.00		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	36,000,000	20%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.50	(3.33)%	$14.50	(3.33)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A	30,000	33,000	10%	39,000	30%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$450,000	$478,500	6.33%	$565,500	25.67%
Total Investment by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$450,000	$487,895		$563,684
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(9,395)		$1,816
Investment per Share Held by Stockholder A (Assumed to Be $15.00 on Shares Held Prior to Sale)	$15.00	$14.78	(1.44)%	$14.45	(3.64)%
Net Asset Value per Share Held by Stockholder A		$14.50		$14.50
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.28)		$0.05
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.90)%		0.31%

Impact on New Investors

Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value, but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us, will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by us being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at		10% Offering at		20% Offering at		25% Offering at
		5% Discount		10% Discount		20% Discount		25% Discount
	Prior to Sale	Following	%	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$15.00		$14.21		$12.63		$11.84
Net Proceeds per Share to Issuer		$14.25		$13.50		$12.00		$11.25
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5%	33,000,000	10%	36,000,000	20%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	1,500		3,000		6,000	7,500
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%	0.02%
Total Net Asset Value Held by Investor A	$0	$22,446		$44,591		$87,000		$106,875
Total Investment by Investor A (At Price to Public)	$0	$22,500		$42,632		$75,789		$88,816
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(54)		$1,959		$11,211		$18,059
Investment per Share Held by Investor A	$0	$15.00		$14.21		$12.63		$11.84
Net Asset Value per Share Held by Investor A		$14.96		$14.86		$14.50		$14.25
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.65		$1.87		$2.41
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%		20.33%

ISSUANCE OF WARRANTS OR SECURITIES TO SUBSCRIBE FOR
OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK

At our 2008 annual stockholders meeting, our stockholders approved our ability to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock, not exceeding 25% of our then outstanding common stock, at an exercise or conversion price that, at the date of issuance, will not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock. The authorization granted to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock has no expiration. Any exercise of warrants or securities to subscribe for or convertible into shares of our common stock at an exercise or conversion price that is below net asset value at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in net asset value as a result of the proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest than the increase in our assets resulting from such offering.

As a result of obtaining this authorization, in order to sell or otherwise issue such securities, (a) the exercise, conversion or subscription rights in such securities must expire by their terms within 10 years, (b) with respect to any warrants, options or rights to subscribe or convert to our common stock that are issued along with other securities, such warrants, options or rights must not be separately transferable, (c) the exercise or conversion price of such securities must not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock at the date of issuance of such securities, (d) the issuance of such securities must be approved by a majority of the board of directors who have no financial interest in the transaction and a majority of the independent directors on the basis that such issuance is in the best interests of the Company and its stockholders and (e) the number of shares of our common stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such securities must not exceed 25% of our outstanding common stock at such time.

We could also sell shares of common stock below net asset value per share in certain other circumstances, including through subscription rights issued in rights offerings. See “Description of Our Subscription Rights” above and “Risk Factors—Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares” above.

REGULATION

We have elected to be regulated as a BDC under the Investment Company Act and have elected to be treated as a RIC under the Code. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to certain transactions between BDCs and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we generally cannot co-invest in any portfolio company in which a fund managed by Ares or any of its downstream affiliates (other than us and our downstream affiliates) is also co-investing. On January 18, 2017, we received an order from the SEC that permits us and other business development companies and registered closed-end management investment companies managed by Ares to co-invest in portfolio companies with each other and with affiliated investment funds. Co-investments made under the Co-investment Exemptive Order are subject to compliance with certain conditions and other requirements contained in the Co-investment Exemptive Order, which could limit our ability to participate in a co-investment transaction. On April 8, 2020, the SEC issued a conditional exemptive order that provided BDCs with temporary flexibility to engage in certain types of co-investment transactions (“Subject Transactions”). Although this relief expired on December 31, 2020, on March 2, 2021, the SEC stated that until March 31, 2022 it will not recommend enforcement action against any BDC with an existing co-investment order that engages in Subject Transactions. We may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures.

The Investment Company Act contains certain restrictions on certain types of investments we may make. Specifically, we may only invest up to 30% of our portfolio in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

The Investment Company Act also requires that a majority of our directors be persons other than “interested persons,” as that term is defined in Section 2(a)(19) of the Investment Company Act, referred to herein as “independent directors.” In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by holders of at least a majority of our outstanding voting securities. Under the Investment Company Act, the vote of holders of at least a “majority of outstanding voting securities” means the vote of the holders of the lesser of: (a) 67% or more of the outstanding shares of our common stock present at a meeting or represented by proxy if holders of more than 50% of the shares of our common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of our common stock.

Under the Investment Company Act, we are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the current net asset value per share of our common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. Pursuant to approval granted at a special meeting of stockholders held on August 13, 2020, we currently are permitted to sell or otherwise issue shares of our common stock at a price below net asset value, subject to certain limitations and determinations that must be made by our board of directors. Such stockholder approval expires on August 13, 2021.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. We may purchase or otherwise receive warrants or options to purchase the common stock of our portfolio companies in connection with acquisition financings or other investments. In connection with such an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.

We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the Investment Company Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate unless certain conditions are met. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses.

We are currently allowed to borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

QUALIFYING ASSETS

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

(1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):
(a)	is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:
(i)	is organized under the laws of, and has its principal place of business in, the United States;
(ii)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(iii)	does not have any class of securities listed on a national securities exchange;
(b)	is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:
(i)	at the time of the purchase, we own at least 50% of the (x) greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (y) the greatest amount of debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company; and
(ii)	we are one of the 20 largest holders of record of such issuer’s outstanding voting securities; or
(c)

is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if the aggregate market value of such company’s outstanding voting and non-voting common equity is less than $250 million.

(2)	Securities of any eligible portfolio company that we control.
(3)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
(4)	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
(6)	Cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

MANAGERIAL ASSISTANCE TO PORTFOLIO COMPANIES

BDCs generally must offer to make available to the issuer of portfolio securities significant managerial assistance, by either offering, and providing if accepted, significant guidance and counsel concerning the management operations or business objectives of the portfolio company or by exercising a controlling influence over the management or policies of a portfolio company, except in circumstances where either (i) the BDC does not treat such issuer of securities as an eligible portfolio company, or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance.

TEMPORARY INVESTMENTS

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we may not meet the Diversification Tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

INDEBTEDNESS AND SENIOR SECURITIES

We are currently permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

CODE OF ETHICS

We and Ares Capital Management have each adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is filed as an exhibit to our registration statement of which this prospectus is a part. For information on how to obtain a copy of the code of ethics, see “Available Information” below.

PROXY VOTING POLICIES AND PROCEDURES

SEC-registered advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Registered advisers also must maintain certain records on proxy voting. In most cases, we invest in securities that do not generally entitle us to voting rights in our portfolio companies. When we do have voting rights, we delegate the exercise of such rights to Ares Capital Management. Ares Capital Management’s proxy voting policies and procedures are summarized below:

In determining how to vote, officers of our investment adviser consult with each other and other investment professionals of Ares, taking into account our and our investors’ interests as well as any potential conflicts of interest. Our investment adviser consults with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, our investment adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of our independent directors or, in extreme cases, by abstaining from voting. While our investment adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, our investment adviser will not delegate its voting authority to any third party.

An officer of Ares Capital Management keeps a written record of how all such proxies are voted. Our investment adviser retains records of (a) proxy voting policies and procedures, (b) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (c) all votes cast, (d) investor requests for voting information and (e) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, our investment adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

Our investment adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, our investment adviser votes our proxies in accordance with these guidelines unless: (a) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (b) the subject matter of the vote is not covered by these guidelines, (c) a material conflict of interest is present or (d) our investment adviser finds it necessary to vote contrary to its general guidelines to maximize stockholder value or the best interests of Ares Capital. In reviewing proxy issues, our investment adviser generally uses the following guidelines:

Elections of Directors: In general, our investment adviser will vote proxies in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or our investment adviser determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. Our investment adviser may withhold votes for directors when it (a) believes a direct conflict of interest exists between the interests of the director and the stockholders, (b) concludes that the actions of the director are unlawful, unethical or negligent or (c) believes the board is entrenched in or dealing inadequately with performance problems, and/or acting with insufficient independence between the board and management. Finally, our investment adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

Appointment of Auditors: We believe that a portfolio company remains in the best position to choose its independent auditors and our investment adviser will generally support management’s recommendation in this regard.

Changes in Capital Structure: Changes in a portfolio company’s charter or bylaws may be required by state or federal regulation. In general, our investment adviser will cast our votes in accordance with the management on such proposals. However, our investment adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: We believe proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, our investment adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of our interests.

Proposals Affecting Stockholder Rights: We will generally vote in favor of proposals that give stockholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, our investment adviser will balance the financial impact of the proposal against any impairment of stockholder rights as well as of our investment in the portfolio company.

Corporate Governance: We recognize the importance of good corporate governance. Accordingly, our investment adviser will generally favor proposals that promote transparency and accountability within a portfolio company.

Anti-Takeover Measures: Our investment adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on stockholder value dilution.

Stock Splits: Our investment adviser will generally vote with management on stock split matters.

Limited Liability of Directors: Our investment adviser will generally vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: Our investment adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect stockholder value. Our investment adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on stockholder value.

Stockholders may obtain information regarding how we voted proxies with respect to our portfolio securities during the twelve-month period ended December 31, 2020 free of charge by making a written request for proxy voting information to our Investor Relations Department at Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167, by calling us at (888) 818-5298 or on the SEC’s website at www.sec.gov.

PRIVACY PRINCIPLES

We endeavor to maintain the privacy of our recordholders and to safeguard their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we will not receive any non-public personal information about recordholders of our common stock, although certain of our recordholders’ non-public information may become available to us. The non-public personal information that we may receive falls into the following categories:

●	information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders’ communications to us concerning their investment;
●	information about recordholders’ transactions and history with us; and
●	other general information that we may obtain about recordholders, such as demographic and contact information such as address.

We disclose non-public personal information about recordholders:

●	to our affiliates (such as our investment adviser and administrator) and their employees for everyday business purposes;
●	to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriters and proxy solicitors) and their employees, as is necessary to service recordholder accounts or otherwise provide the applicable service;
●	to comply with court orders, subpoenas, lawful discovery requests or other legal or regulatory requirements; or
●	as allowed or required by applicable law or regulation.

When we share non-public recordholder personal information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders’ privacy. We do not permit use of recordholder information for any non-business or marketing purpose, nor do we permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.

Our service providers, such as our investment adviser, administrator and transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect recordholder non-public personal information, to prevent unauthorized access or use and to dispose of such information when it is no longer required.

Personnel of affiliates may access recordholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a recordholder’s account or comply with legal requirements.

If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.

In the event of a corporate change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer non-public personal information of holders of our securities to the new party in control or the party acquiring assets.

OTHER

We have designated a chief compliance officer and established a compliance program pursuant to the requirements of the Investment Company Act. We are periodically examined by the SEC for compliance with the Investment Company Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Compliance with the Sarbanes-Oxley Act of 2002 and The NASDAQ Global Select Market Corporate Governance Regulations

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. The Sarbanes-Oxley Act has required us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

In addition, The NASDAQ Global Select Market has adopted various corporate governance requirements as part of its listing standards. We believe we are in compliance with such corporate governance listing standards. We will continue to monitor our compliance with all future listing standards and will take actions necessary to ensure that we are in compliance therewith.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. Computershare acts as the transfer agent, dividend paying agent and registrar for our common stock. The principal business address of Computershare is 150 Royall Street, Canton, MA 02021.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of business.

Subject to policies established by our board of directors, our investment adviser, Ares Capital Management, is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our investment adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities.

While our investment adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our investment adviser may select a broker based partly upon brokerage or research services provided to our investment adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our investment adviser determines in good faith that such commission is reasonable in relation to the services provided.

We also pay brokerage commissions incurred in connection with open-market purchases pursuant to our dividend reinvestment plan.

The aggregate amount of brokerage commissions paid by us during the three most recent fiscal years is $0.2 million

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options to purchase additional securities under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our common stockholders or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for the Company by Kirkland & Ellis LLP, Los Angeles, California and New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, located at 550 South Hope Street, Suite 1500, Los Angeles, California 90071, is the independent registered public accounting firm of the Company.

The audited financial statements and the senior securities table of the Company included in this prospectus have been so included in reliance on the reports of KPMG LLP, an independent registered public accounting firm whose reports thereon are included elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this document. You also may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, after paying a duplicating fee, by sending a request by e-mail to publicinfo@sec.gov or by writing the SEC’s Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K and Amendment on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on February 10, 2021 and March 5, 2021, respectively;
●	those portions of our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders, filed with the SEC on April 13, 2021, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 28, 2021; and
●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 13, 2021, February 16, 2021, February 23, 2021, March 2, 2021, March 5, 2021, April 1, 2021, April 29, 2021, and May 28, 2021.

See “Available Information” below for information on how to obtain a copy of these filings.

$1,000,000,000

Common Stock

PROSPECTUS SUPPLEMENT

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Mizuho

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February 7, 2024